   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             STAR BANC CORPORATION
             (Exact name of registrant as specified in its charter)

                  OHIO                                      6711                                   31-0838189
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                               425 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                 (513) 632-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 JENNIE CARLSON
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             STAR BANC CORPORATION
                               425 WALNUT STREET
                             CINCINNATI, OHIO 45202
                                 (513) 632-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

       EDWARD D. HERLIHY                                       DONALD COX
 WACHTELL, LIPTON, ROSEN & KATZ         AND            LYNCH, COX, GILMAN & MAHAN
      51 WEST 52ND STREET                                 500 MEIDINGER TOWER
    NEW YORK, NEW YORK 10019                           LOUISVILLE, KENTUCKY 40202

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
           SECURITIES TO BE REGISTERED               REGISTERED(1)          SHARE(3)            PRICE(3)           FEE(2)(3)
Common Stock.....................................      11,100,000            $47.88           $531,468,000         $36,465.85

(1) Based upon the maximum number of shares that may be issued upon consummation of the merger described herein, and upon exercise of securities exercisable for shares of common stock of Star Banc.

(2) In accordance with Rule 457(b), the filing fee of $124,585.06 paid pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11 thereunder at the time of the filing of the Proxy Statement-Prospectus contained in this Registration Statement as preliminary proxy materials of Star Banc Corporation and Great Financial Corporation has been credited to offset the $161,050.90 registration fee that would otherwise be payable.

(3) Pursuant to Rule 457(f), and solely for the purpose of calculating the registration fee, the proposed maximum offering price is based upon the average of the high and the low sale prices of the common stock, par value $0.01 per share, of Great Financial Corporation on Nasdaq National Market on December 9, 1997 and the number of shares of Star Banc Corporation Common Stock being registered.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          GREAT FINANCIAL CORPORATION
                               329 W. MAIN STREET
                           LOUISVILLE, KENTUCKY 40202

                                 December 11, 1997

Dear Stockholder:

    On behalf of the Board of Directors and management, I cordially invite you to attend the Special Meeting of Stockholders of Great Financial Corporation ("Great Financial") to be held at 10:00 a.m., Eastern Time, on January 13, 1998, at the Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky (the "Special Meeting").

    At this important meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Merger, dated September 15, 1997 (the "Merger Agreement"), providing for the merger (the "Merger") of Great Financial with and into Star Banc Corporation ("Star"). Upon consummation of the Merger, each share of Great Financial common stock, other than shares held by stockholders of Great Financial who exercise their appraisal rights under the General Corporation Law of the State of Delaware, will be converted at your election into either (i) 0.949 of a share of Star common stock, or (ii) $44.00 in cash, PROVIDED that the aggregate number of shares of Great Financial common stock that will be converted in the Merger into the right to receive Star common stock will equal 70% of the issued and outstanding shares of Great Financial common stock immediately prior to the time the Merger becomes effective.

    You will have the opportunity to elect to receive a combination of shares of Star Common Stock and cash as consideration in the Merger. AN ELECTION FORM WILL BE SENT ON WHICH GREAT FINANCIAL STOCKHOLDERS CAN ELECT THE COMBINATION OF STAR COMMON STOCK AND CASH YOU WOULD LIKE. In certain circumstances, as set forth in the Merger Agreement and more fully described in the accompanying Proxy Statement/Prospectus, you may receive cash and/or Star Common Stock in different amounts than elected. A copy of the Merger Agreement is attached as ANNEX A to the accompanying Proxy Statement/Prospectus and is incorporated by reference herein.

    I have enclosed the following items relating to the Special Meeting and the
Merger:

    1.  Proxy Statement/Prospectus;

    2.  Proxy card; and

    3. A pre-addressed return envelope to Harris Bank, the Transfer Agent, for the proxy card

    The Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Great Financial and Star and describe the terms and conditions of the proposed Merger. The Board of Directors urges you to carefully review these materials before completing the enclosed proxy card or attending the Special Meeting.

    Sandler O'Neill & Partners, LP, an investment banking firm, has issued its opinion, dated December 11, 1997, to your Board of Directors regarding the fairness, from a financial point of view, of the consideration to be paid by Star pursuant to the Merger Agreement. A copy of the opinion is attached as Annex D to the accompanying Proxy Statement/Prospectus.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF GREAT FINANCIAL AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF GREAT FINANCIAL UNANIMOUSLY RECOMMENDS THAT GREAT FINANCIAL STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

    It is important that your shares be represented at the Special Meeting, whether or not you plan to attend the Special Meeting in person. Please complete, sign and date the enclosed proxy card and return it to Harris Bank in the enclosed pre-addressed envelope which requires no postage if mailed within the United States. If you later decide to attend the Special Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Special Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to Harris Bank a written notice of revocation bearing a later date than the proxy, or any later dated proxy relating to the same shares, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

    The Board of Directors and management of Great Financial appreciate your continued support. If you need assistance in completing your proxy card or if you have any questions about the accompanying Proxy Statement/Prospectus, please feel free to contact Kissel-Blake, Inc. at (212) 344-6733.

                                          Sincerely,

                                          /s/ Paul M. Baker

                                          Paul M. Baker
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                          GREAT FINANCIAL CORPORATION
                               329 W. MAIN STREET
                           LOUISVILLE, KENTUCKY 40202

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                JANUARY 13, 1998

To the Stockholders of Great Financial Corporation:

    Notice is hereby given that the Special Meeting of Stockholders of Great Financial Corporation, a Delaware corporation ("Great Financial"), will be held at the Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky, on January 13, 1998, at 10:00 a.m., Eastern Time (the "Special Meeting"), for the following purposes:

    (1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated September 15, 1997, by and between Star Banc Corporation, an Ohio corporation ("Star"), and Great Financial (the "Merger Agreement"), pursuant to which, among other things, (i) Great Financial will be merged with and into Star (the "Merger"), with the result that the business and operations of Great Financial will be continued through Star, and (ii) upon consummation of the Merger, each outstanding share of Great Financial common stock, par value $.01 per share ("Great Financial Common Stock"), other than shares held by stockholders of Great Financial who exercise their appraisal rights under the General Corporation Law of the State of Delaware (the "Delaware Law"), will be converted into either (i) 0.949 of a share of Star common stock ("Star Common Stock"), or (ii) $44.00 in cash, PROVIDED that the aggregate number of shares of Great Financial Common Stock that shall be converted in the Merger into the right to receive Star Common Stock shall equal 70% of the issued and outstanding shares of Great Financial Common Stock immediately prior to the time the Merger becomes effective. Each Great Financial stockholder will have the opportunity to elect to receive a combination of shares of Star Common Stock and cash as consideration in the Merger. However, in certain circumstances, as set forth in the Merger Agreement and more fully described in the accompanying Proxy Statement/Prospectus, stockholders of Great Financial may receive cash and/or Star Common Stock in different amounts than elected. The Merger Agreement is attached as Annex A to the accompanying Proxy Statement/Prospectus and is incorporated by reference herein.

    (2) To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    The record date for determining the holders of Great Financial Common Stock entitled to receive notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof has been fixed as of the close of business on November 28, 1997. Approval by the Great Financial stockholders of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Great Financial Common Stock entitled to vote at the Special Meeting.

    Each holder of Great Financial Common Stock may have the right to dissent from the Merger and to demand payment of the fair value of such stockholder's shares in the event the Merger is approved and consummated. Any right of any such stockholder to receive such payment would be contingent upon strict compliance with the requirements set forth in Section 262 of the Delaware Law, the full text of which is attached as Annex C to the accompanying Proxy Statement/Prospectus. For a summary of these requirements, see "APPRAISAL RIGHTS OF STOCKHOLDERS OF GREAT FINANCIAL" in the accompanying Proxy Statement/Prospectus.

    Information regarding the Merger and related matters is contained in the accompanying Proxy Statement/Prospectus and the annexes thereto, which are incorporated by reference herein and form a part of this Notice.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/ PROSPECTUS.

    THE BOARD OF DIRECTORS OF GREAT FINANCIAL HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF GREAT FINANCIAL AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF GREAT FINANCIAL UNANIMOUSLY RECOMMENDS THAT GREAT FINANCIAL STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard M. Klapheke

                                          Richard M. Klapheke
                                          SECRETARY

Louisville, Kentucky
December 11, 1997

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                             STAR BANC CORPORATION
                                   PROSPECTUS
                            ------------------------

                          GREAT FINANCIAL CORPORATION
                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 13, 1998
                            ------------------------

    This Prospectus of Star Banc Corporation, an Ohio corporation ("Star"), relates to 9,379,985 shares of common stock, par value $5.00 per share, and attached preferred share purchase rights (the "Rights"), of Star (such common stock and Rights, collectively, in this Proxy Statement/Prospectus, the "Star Common Stock") to be issued to the stockholders of Great Financial Corporation, a Delaware corporation ("Great Financial"), upon consummation of the proposed merger of Great Financial with and into Star (the "Merger"). The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated September 15, 1997, by and between Star and Great Financial (the "Merger Agreement"), upon the terms and subject to the conditions thereof. This Prospectus also serves as the Proxy Statement of Great Financial for use in connection with the solicitation of proxies by the Board of Directors of Great Financial (the "Great Financial Board") to be used at the Special Meeting of Stockholders of Great Financial (the "Special Meeting") to, among other things, approve and adopt the Merger Agreement. The Merger Agreement is attached as Annex A to this Proxy Statement/Prospectus, and is incorporated herein by reference.

    Pursuant to the Merger Agreement, Star will issue an aggregate of up to 9,379,985 shares of Star Common Stock. Upon consummation of the Merger, among other things, each outstanding share of Great Financial common stock, par value $.01 per share ("Great Financial Common Stock"), other than shares held by stockholders of Great Financial who exercise their appraisal rights under the General Corporation Law of the State of Delaware (the "Delaware Law"), will be converted, at the election of each Great Financial Stockholder, into either (i)
0.949 of a share of Star Common Stock (the "Exchange Ratio"), or (ii) $44.00 in cash. Each Great Financial stockholder will have the opportunity to elect to receive a combination of shares of Star Common Stock and cash as consideration in the Merger. However, in certain circumstances, as set forth in the Merger Agreement and more fully described below, stockholders of Great Financial may receive cash and/or Star Common Stock in different amounts than elected. See "THE MERGER AGREEMENT--Allocation" and "THE MERGER--Appraisal Rights of Stockholders of Great Financial." Great Financial Stockholders will not know when they vote on the Merger what form of consideration that each such Great Financial Stockholder will receive in the Merger. No fractional shares of Star Common Stock will be issued in the Merger, but cash will be paid in lieu of such fractional shares. See "THE MERGER AGREEMENT--Fractional Shares."

    Star Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "STB." On September 12, 1997, the last full trading day before public announcement of the Merger, the last sale price of Star Common Stock as reported on the NYSE Composite Tape was $46.38. On December 9, 1997, the last sale price of Star Common Stock as reported on the NYSE Composite Tape was $56.75. Great Financial Common Stock is quoted on The Nasdaq National Market ("NASDAQ") under the symbol "GTFN." On September 12, 1997, the last sale price of Great Financial Common Stock as reported by NASDAQ was $42.75. On December 9, 1997, the last sale price for Great Financial Common Stock as reported by NASDAQ was $50.63.

    This Proxy Statement/Prospectus, the letter to Great Financial stockholders, the Notice of Special Meeting of Stockholders, and the form of proxy are first being mailed to the stockholders of Great Financial on or about December 12, 1997.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE
   "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
        OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF STAR COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT
     INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC"),
       THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND
                      OR ANY OTHER GOVERNMENTAL AGENCY.

                           --------------------------

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS DECEMBER 11, 1997.

                             AVAILABLE INFORMATION

    Each of Star and Great Financial is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information concerning either Star or Great Financial can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet world wide web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the world wide web site is http://www.sec.gov. Star Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning Star are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Great Financial Common Stock is quoted on NASDAQ National Market System ("NASDAQ NMS"), and such reports, proxy statements and other information concerning Great Financial are available for inspection and copying at the Public Reference section of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006.

    This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and exhibits thereto (together with any amendments thereto, the "Registration Statement") covering the securities offered hereby which has been filed by Star with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Reference is hereby made to the Registration Statement for further information with respect to Star and the securities offered hereby. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus provide a fair summary of the contents of any contract or other document referenced herein or therein but are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED BY REFERENCE HEREIN OR IN SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE FOLLOWING:

STAR DOCUMENTS                                                           GREAT FINANCIAL DOCUMENTS
--------------------------------------------------------  --------------------------------------------------------
Nancy Kelly                                               Richard M. Klapheke
425 Walnut Street                                         329 W. Main Street
Cincinnati, Ohio 45202                                    Louisville, Kentucky 40202

    IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, A REQUEST MUST BE RECEIVED NO LATER THAN JANUARY 2, 1998.

    The following documents filed with the Commission by Star under the Exchange Act are incorporated herein by reference (Commission File No. 0-7601):

        (i) Star's Annual Report on Form 10-K for the year ended December 31, 1996, as amended (the "1996 Star Form 10-K").

        (ii) The information contained in Star's Proxy Statement, dated February 28, 1997, for its Annual Meeting of Shareholders held on April 8, 1997 that has been incorporated by reference in the 1996 Star Form 10-K.

       (iii) Star's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 June 30, 1997, and September 30, 1997.

        (iv) The description of Star Common Stock set forth in Item 1 of Star's Registration Statement on Form 8-A, dated April 15, 1994, and any amendment or report filed for the purpose of updating such description.

        (v) The description of the Rights set forth in Item 1 of Star's Registration Statement on Form 8-A, dated May 5, 1994, and any amendment or report filed for the purpose of updating such description.

        (vi) Star's Current Reports on Form 8-K filed September 25, 1997 and March 12, 1997 and on Form 8-K/A filed September 26, 1997.

    The following documents filed with the Commission by Great Financial under the Exchange Act are incorporated herein by reference (Commission File No. 0-23122):

        (i) Great Financial's Annual Report on Form 10-K for the year ended December 31, 1996, as amended (the "1996 Great Financial Form 10-K").

        (ii) The information contained in Great Financial's Proxy Statement, dated March 24, 1997, for its Annual Meeting of Shareholders held on April 23, 1997 that has been incorporated by reference in the 1996 Great Financial Form 10-K.

       (iii) Great Financial's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 June 30, 1997, and September 30, 1997.

    All documents filed with the Commission by Star and/or Great Financial pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to Star and Great Financial contained in this Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY STAR OR GREAT FINANCIAL. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH IT RELATES SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF STAR OR GREAT FINANCIAL OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.

    THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF STAR FOLLOWING THE CONSUMMATION OF THE MERGER, INCLUDING STATEMENTS RELATING TO THE COST SAVINGS, REVENUE ENHANCEMENTS AND FUNDING ADVANTAGES THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE EXPECTED IMPACT OF THE MERGER ON STAR'S FINANCIAL PERFORMANCE AND EARNINGS ESTIMATES FOR THE COMBINED COMPANY. SEE "THE MERGER--BACKGROUND OF THE MERGER," "--REASONS FOR THE MERGER; GREAT FINANCIAL BOARD RECOMMENDATION" AND "--OPINION OF GREAT FINANCIAL'S FINANCIAL ADVISOR" AND "PRO FORMA FINANCIAL INFORMATION." THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF STAR AND GREAT FINANCIAL ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS MORE THAN PLANNED; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) THE IMPACT OF REGULATORY CHANGES IS OTHER THAN EXPECTED; (8) CHANGES IN BUSINESS CONDITIONS AND INFLATION; AND (9) CHANGES IN THE SECURITIES MARKETS.

    THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS PROXY STATEMENT-PROSPECTUS HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF STAR OR GREAT FINANCIAL NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION......................................................................................           i

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................          ii

SUMMARY INFORMATION........................................................................................           1
  Business of Star.........................................................................................           1
  Business of Great Financial..............................................................................           1
  Special Meeting of Great Financial Stockholders..........................................................           2
  The Proposed Merger......................................................................................           2
  Fractional Shares........................................................................................           5
  Stock Option Agreement...................................................................................           5
  Recommendation of the Great Financial Board..............................................................           5
  Opinion of Great Financial's Financial Advisor...........................................................           6
  Interests of Certain Persons in the Merger...............................................................           6
  Regulatory Approval......................................................................................           6
  Waiver and Amendment.....................................................................................           6
  Accounting Treatment.....................................................................................           7
  Great Financial Stock Options............................................................................           7
  Federal Income Tax Consequences in General...............................................................           7
  Appraisal Rights.........................................................................................           8
  Certain Differences in the Rights of Shareholders........................................................           8
  Markets and Market Prices................................................................................           8
  Comparative Unaudited Per Share Data.....................................................................           9
  Summary Financial Data...................................................................................          11

STAR BANC CORPORATION FIVE-YEAR SUMMARY FINANCIAL INFORMATION..............................................          12

GREAT FINANCIAL CORPORATION FIVE-YEAR SUMMARY FINANCIAL DATA...............................................          13

THE COMPANIES..............................................................................................          14
  Star.....................................................................................................          14
  Great Financial..........................................................................................          14
  Operations after the Merger..............................................................................          15

INFORMATION REGARDING SPECIAL MEETING......................................................................          16
  General..................................................................................................          16
  Date, Time and Place.....................................................................................          16
  Great Financial Record Date; Vote Required...............................................................          16
  Voting Securities and Certain Holders Thereof............................................................          16
  Voting and Revocation of Proxies.........................................................................          16
  Solicitation of Proxies..................................................................................          17

THE MERGER.................................................................................................          18
  Background of the Merger.................................................................................          18
  Reasons for the Merger; Great Financial Board Recommendation.............................................          19
  Opinion of Great Financial's Financial Advisor...........................................................          19
  Interests of Certain Persons in the Merger...............................................................          25
  Regulatory Approval......................................................................................          26
  Accounting Treatment.....................................................................................          27
  Certain Federal Income Tax Consequences of the Merger....................................................          27
  Appraisal Rights of Stockholders of Great Financial......................................................          30

                                                                                                                PAGE
                                                                                                                -----
THE MERGER AGREEMENT.......................................................................................          33
  General Description of the Merger........................................................................          33
  Closing and Effective Time...............................................................................          33
  Election Procedures......................................................................................          33
  Allocation...............................................................................................          35
  Surrender of Great Financial Stock Certificates and Receipt of Star Common Stock and/or Cash.............          36
  Fractional Shares........................................................................................          37
  Conditions of the Merger.................................................................................          37
  Termination of the Merger Agreement......................................................................          39
  Business Pending the Merger..............................................................................          39
  Waiver and Amendment.....................................................................................          41
  Employee Benefits........................................................................................          41
  Stock Option Agreement...................................................................................          43

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION........................................................          48

COMPARISON OF SHAREHOLDER RIGHTS...........................................................................          56
  Description of Star Common Stock and Attached Preferred Share Purchase Rights............................          56
  Restrictions on Resale of Star Capital Stock by Affiliates; Affiliate Agreements.........................          57
  Comparison of Rights of Shareholders of Star and Stockholders of Great Financial.........................          58

SUPERVISION AND REGULATION.................................................................................          66
  General..................................................................................................          66
  Certain Transactions with Affiliates.....................................................................          66
  Payment of Dividends.....................................................................................          66
  Capital Adequacy.........................................................................................          67
  Support of Subsidiary Bank...............................................................................          67

FIRREA and FDICIA..........................................................................................          68
  Depositor Preference Statute.............................................................................          69
  FDIC Insurance Assessments...............................................................................          69
  Interstate Banking and Other Recent Legislation..........................................................          70

LEGAL MATTERS..............................................................................................          71

EXPERTS....................................................................................................          71

OTHER MATTERS..............................................................................................          71

SHAREHOLDER PROPOSALS......................................................................................          71

ANNEXES
Annex A--Merger Agreement..................................................................................         A-1
Annex B--Stock Option Agreement or Section 262 of the DGCL.................................................         B-1
Annex C--Appraisal Rights Provisions under the DGCL........................................................         C-1
Annex D--Fairness Opinion of Sandler O'Neill & Partners, LP................................................         D-1

                              SUMMARY INFORMATION

    THE FOLLOWING IS A SUMMARY OF CERTAIN TERMS OF THE MERGER AND RELATED INFORMATION DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND IS NOT INTENDED TO BE COMPLETE. IT IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, THE ACCOMPANYING ANNEXES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "STAR" AND "GREAT FINANCIAL" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND, WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES ON A CONSOLIDATED BASIS. STOCKHOLDERS OF GREAT FINANCIAL ARE URGED TO READ AND CONSIDER CAREFULLY ALL OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS. ALL INFORMATION CONCERNING STAR INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY STAR AND ALL INFORMATION CONCERNING GREAT FINANCIAL INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY GREAT FINANCIAL.

BUSINESS OF STAR

    Star is a bank holding company as defined by the Bank Holding Company Act of 1956, as amended (the "BHCA"), and is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Through its banking subsidiary, Star Bank, N.A., Star is engaged in the commercial banking and trust business, providing a full range of consumer, commercial and trust financial products and investment services throughout Ohio, Kentucky and Indiana. As of June 30, 1997, Star had assets of $10.8 billion and deposits of $8.3 billion.

    Star was organized as a Delaware corporation in 1973 under the name "First National Cincinnati Corporation." In 1988, it was reincorporated under the laws of the State of Ohio, and, in 1989, changed its name to "Star Banc Corporation." The executive offices of Star are maintained in Cincinnati, Ohio.

    For additional information, see "--Summary Financial Data," "THE MERGER AGREEMENT," "COMPARISON OF SHAREHOLDER RIGHTS--DESCRIPTION OF STAR COMMON STOCK AND ATTACHED PREFERRED SHARE PURCHASE RIGHTS," "SUPERVISION AND REGULATION," "UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

BUSINESS OF GREAT FINANCIAL

    Great Financial was incorporated under the laws of Delaware in December 1993 for the purpose of becoming a savings and loan holding company, with Great Financial Bank, FSB ("GFB"), a federally chartered stock savings bank, as its sole, first tier subsidiary. In March 1994, Great Financial acquired all of the capital stock of GFB issued upon GFB's conversion from mutual to stock form. In July 1995, Great Financial acquired First Federal Savings Bank of Richmond ("FFSB"). FFSB merged with GFB in July 1996. In June 1996 Great Financial acquired Lexington Federal Savings Bank ("LFSB"). LFSB merged with GFB upon acquisition. Great Financial currently engages in no significant business activities other than those conducted through GFB and GFB's subsidiaries.

    GFB's principal business is attracting retail deposits from the general public in the areas surrounding its branch offices and investing those deposits, together with funds generated from operations, loan and investment principal repayments, and borrowings, in one-to-four family, owner-occupied, residential mortgage loans, multi-family, commercial real estate, construction and land loans, commercial business loans, and consumer loans. As of June 30, 1997, Great Financial had assets of $3.0 billion and deposits of $1.9 billion.

    For additional information, see "THE MERGER AGREEMENT," "DESCRIPTION OF GREAT FINANCIAL," "PRO FORMA FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

SPECIAL MEETING OF GREAT FINANCIAL STOCKHOLDERS

    The Special Meeting will be held at the Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky, on Tuesday, January 13, 1998, at 10:00 a.m., Eastern Standard Time, at which Special Meeting the stockholders of Great Financial will consider and vote on a proposal to approve and adopt the Merger Agreement and will transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Approval by the Great Financial stockholders of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Great Financial Common Stock entitled to vote at the Special Meeting ("Stockholder Approval"). Only holders of record of Great Financial Common Stock at the close of business on November 28, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. At such date, there were 14,120,104 shares of Great Financial Common Stock outstanding held by approximately 3,239 holders of record. See "INFORMATION REGARDING THE SPECIAL MEETING."

    As of the Record Date, directors and executive officers of Great Financial and certain of their affiliates owned beneficially an aggregate of 1,093,079 shares of Great Financial Common Stock, or approximately 7.7% of the shares entitled to vote at the Special Meeting. See "INFORMATION REGARDING THE SPECIAL MEETING."

    Any stockholder of Great Financial giving a proxy may revoke it at any time prior to the vote at the Special Meeting. Stockholders of Great Financial wishing to revoke a proxy prior to the vote may do so by delivering to the Transfer Agent, Harris Bank, at P.O. Box 755, Chicago, Illinois 60690-9312 by mail, or 311 West Monroe Street, 11th Floor, Chicago, Illinois 60690-3504 by courier or hand delivery, a written notice of revocation bearing a later date than the proxy or any later dated proxy relating to the same shares, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

THE PROPOSED MERGER

    GENERAL. Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement, which are described below, Great Financial will merge with and into Star. Upon consummation of the Merger, Great Financial's corporate existence will terminate, with Star continuing as the surviving corporation.

    Simultaneously with the effectiveness of the Merger, and subject to the election and allocation procedures set forth in the Merger Agreement and described below, each outstanding share of Great Financial Common Stock, other than shares held by stockholders of Great Financial who exercise their appraisal rights under the Delaware Law, will be converted at the election of stockholders of Great Financial into (i) 0.949 of a share of Star Common Stock (the "Per Share Stock Consideration"), or (ii) $44.00 in cash (the "Per Share Cash Consideration") (together, the "Merger Consideration"). See "THE MERGER AGREEMENT" and "THE MERGER--Appraisal Rights of Stockholders of Great Financial."

    ELECTION AND ALLOCATION PROCEDURES. Each Great Financial stockholder may elect to receive shares of Star Common Stock with respect to some or all of such holder's Great Financial Common Stock ("Stock Election Shares"), to elect to receive cash with respect to some or all of such holder's Great Financial Common Stock ("Cash Election Shares") or to indicate that such holder makes no election with respect to such holder's Great Financial Common Stock ("No Election Shares").

    Star Bank, N.A., which has been appointed the exchange agent (the "Exchange Agent"), will send to each Great Financial stockholder who is a stockholder of record, an election form (the "Election Form") to be used by each such stockholder to indicate Stock Election Shares, Cash Election Shares or No Election Shares. In order for an Election Form to be deemed to be effective, such Election Form must be properly completed and duly executed by the Great Financial stockholder and returned to the Exchange Agent by 5:00 p.m., Eastern Time, on January 16, 1998 or the date of the Effective Time (or such other time and date as Star and Great Financial may mutually agree) (the "Election Deadline"). Star and Great Financial currently anticipate that the Effective Time will occur on January 16, 1998.

    The actual Merger Consideration that will be paid to each Great Financial stockholder upon consummation of the Merger may differ from the form of Merger Consideration elected by such stockholder pursuant to his or her Election Form in the event that the aggregate number of shares of Star Common Stock to be issued pursuant to the Merger would not equal (i) 70%, times (ii) 0.949 (the "Exchange Ratio"), times (iii) the number of shares of Great Financial Common Stock outstanding as of the Effective Time (the "Stock Amount"). In the event the Stock Amount times the closing price of a share of Star Common Stock on the NYSE composite tape on the last trading day prior to the Effective Time ("Star Closing Price") is less than 50% of the number of shares of Great Financial Common Stock outstanding as of the Effective Time times the closing price of a share of Great Financial Common Stock on the Nasdaq National Market on the last trading day prior to the Effective Time, then the Stock Amount will be adjusted so that the Merger will qualify as a reorganization under Section 368 of the Internal Revenue Code. In this case, the Stock Amount will be revised to equal 50% of the number of shares of Great Financial Common Stock outstanding as of the Effective Time times the closing price of a share of Great Financial Common Stock on the Nasdaq National Market on the last trading day prior to the Effective Time, divided by the Star Closing Price.

    Any shares of Great Financial Common Stock with respect to which an effective, properly completed Election Form has not been submitted to the Exchange Agent by the Election Deadline will be deemed to be No Election Shares. An Election Form will be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Great Financial Common Stock covered by such Election Form, together with duly executed transmittal materials included with the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked, the shares of Great Financial Common Stock represented by such Election Form shall become No Election Shares and Star will cause the certificates representing Great Financial Common Stock ("Certificates") to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Such Great Financial stockholder may then submit a new Election Form.

    In the event that the number of shares of Star Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, (i) all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration, (ii) the Exchange Agent will select first PRO RATA from among the holders of No Election Shares and then (if necessary) PRO RATA from among the Cash Election Shares (excluding dissenting shares) a sufficient number of shares ("Stock Designated Shares") such that the number of shares of Star Common Stock that will be issued in the Merger equals as nearly as practicable the Stock Amount, and all Stock Designated Shares will be converted into the right to receive the Per Share Stock Consideration, and
(iii) the remaining Cash Election Shares and the No Election Shares which are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

    In the event that the number of shares of Star Common Stock that would be issued upon the conversion of the Stock Election Shares is greater than the Stock Amount, (i) all Cash Election Shares and No Election Shares will be converted into the right to receive the Per Share Cash Consideration, (ii) the

Exchange Agent will select PRO RATA from among the Stock Election Shares a sufficient number of shares ("Cash Designated Shares") such that the number of shares of Star Common Stock that will be issued in the Merger equals as nearly as practicable the Stock Amount, and all Cash Designated Shares will be converted into the right to receive the Per Share Cash Consideration, and (iii) the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

    In the event that the number of shares of Star Common Stock that would be issued upon conversion of the Stock Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Stock Amount, then all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares and No Election Shares will be converted into the right to receive the Per Share Cash Consideration. In the event that the number of shares of Star Common Stock that would be issued upon the conversion of the Stock Election Shares and No Election Shares would equal or nearly equal (as determined by the Exchange Agent) the Stock Amount, then all Cash Election Shares will be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares will be converted into the right to receive the Per Share Stock Consideration.

    BECAUSE THE MAXIMUM PERCENTAGE OF SHARES OF STAR COMMON STOCK TO BE ISSUED IN THE MERGER IS FIXED, NO ASSURANCE CAN BE GIVEN THAT AN ELECTION BY ANY GIVEN GREAT FINANCIAL STOCKHOLDER WILL BE HONORED. THEREFORE, GREAT FINANCIAL STOCKHOLDERS MAY NOT RECEIVE PRECISELY THE FORM OF CONSIDERATION REQUESTED. SEE "THE MERGER AGREEMENT--ELECTION PROCEDURES" AND "--ALLOCATION." IN THE EVENT A HOLDER OF GREAT FINANCIAL COMMON STOCK RECEIVES BOTH STAR COMMON STOCK AND CASH, THE RECEIPT OF CASH COULD BE SUBJECT TO TAX. SEE "THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

    Great Financial Stockholders should be aware that there are advantages and disadvantages to receiving Star Common Stock as opposed to cash in the Merger. Based on the closing price of Star Common Stock on the NYSE on December 9, 1997, the value of the Star Common Stock to be received in the Merger with respect to each share of Great Financial Common Stock would be $53.86 which is higher than the $44.00 of cash to be received in the Merger with respect to each share of Great Financial Common Stock. The value of Star Common Stock to be received in the Merger with respect to each share of Great Financial Common Stock is subject to change due to changes in value of Star Common Stock, while the value of cash to be received in the Merger with respect to each share of Great Financial Common Stock is fixed at $44.00. The receipt of Star Common Stock and cash by Great Financial Stockholders in the Merger will result in different tax consequences as described in "THE MERGER--Certain Federal Income Tax Consequences."

    CONDITIONS. Consummation of the Merger is subject to certain terms and conditions, including, among other things, Stockholder Approval and receipt of all requisite regulatory approvals. See "THE MERGER AGREEMENT--Conditions of the Merger" and "THE MERGER--Regulatory Approval."

    CLOSING AND EFFECTIVE TIME. Unless the parties otherwise agree, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on the date on which the Effective Time of the Merger occurs (the "Closing Date"), which shall be any such date on or after January 2, 1998 as Star shall notify Great Financial in writing but (i) not earlier than the receipt of Stockholder Approval and all requisite regulatory approvals (the "Approval Date"), and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. The Merger will be consummated and become effective on the date and at the time on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Delaware and Ohio (the

"Effective Time"). Star and Great Financial currently anticipate that the Effective Time will occur on January 16, 1998. See "THE MERGER
AGREEMENT--Closing and Effective Time."

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties or by either party upon the occurrence of certain events or if the Merger is not consummated by September 15, 1998. See "THE MERGER AGREEMENT--Termination of the Merger Agreement."

FRACTIONAL SHARES

    No fractional shares of Star Common Stock will be issued to Great Financial stockholders in connection with the Merger. Upon consummation of the Merger, each former holder of Great Financial Common Stock who otherwise would have been entitled to receive a fraction of a share of Star Common Stock shall be entitled to receive in lieu thereof cash, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of Star Common Stock on the last business day preceding the Effective Time. Cash received by Great Financial stockholders in lieu of fractional shares may give rise to taxable income. See "THE MERGER--Certain Federal Income Tax Consequences of The Merger."

STOCK OPTION AGREEMENT

    In connection with the execution of the Merger Agreement, Star and Great Financial entered into the Stock Option Agreement, dated September 15, 1997 (the "Stock Option Agreement"), pursuant to which Great Financial has issued Star an option (the "Option") to purchase up to 2,747,083 shares of Great Financial Common Stock (or 19.9% of the outstanding shares of Great Financial Common Stock as of the Record Date, without including any shares subject to or issued pursuant to the Option) at an exercise price of $36.00 per share. The Option is exercisable only upon the occurrence of certain events and provides Star the right, under certain circumstances, to require Great Financial to purchase for cash the unexercised portion of the Option and all shares of Great Financial Common Stock purchased by Star pursuant thereto. The Option, which Star required that Great Financial grant as a condition to Star's entering into the Merger Agreement, may increase the likelihood of consummation of the Merger by discouraging competing offers for Great Financial. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in Great Financial from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to stockholders of Great Financial which had a higher current market price than the Per Share Stock Consideration or Per Share Cash Consideration to be received for each share of Great Financial Common Stock pursuant to the Merger Agreement.

    The Stock Option Agreement is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. See "THE MERGER AGREEMENT--Stock Option Agreement."

RECOMMENDATION OF THE GREAT FINANCIAL BOARD

    THE GREAT FINANCIAL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE GREAT FINANCIAL BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GREAT FINANCIAL AND ITS STOCKHOLDERS AND RECOMMENDS THAT SUCH STOCKHOLDERS VOTE "FOR" THE MATTERS TO BE VOTED UPON BY SUCH STOCKHOLDERS IN CONNECTION WITH THE MERGER.

    For a discussion of the factors considered by the Great Financial Board in reaching its conclusion, see "THE MERGER--Background of the Merger" and "--Reasons for the Merger; Great Financial Board Recommendation."

OPINION OF GREAT FINANCIAL'S FINANCIAL ADVISOR

    Sandler O'Neill & Partners, L.P. ("Sandler O'Neill"), Great Financial's financial advisor, has delivered to the Great Financial Board a written opinion dated December 11, 1997, to the effect that, as of such date and based upon the procedures and subject to the assumptions made, matters considered and limitations and qualifications described therein, the Merger Consideration is fair from a financial point of view to the holders of Great Financial Common Stock. The full text of the written opinion of Sandler O'Neill dated December 11, 1997 is attached as Annex D to this Proxy Statement/Prospectus and holders of Great Financial Common Stock are urged to read carefully the opinion in its entirety. See "THE MERGER--Opinion of Great Financial's Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of Great Financial's management and Board of Directors have interests in the Merger in addition to their interests as stockholders of Great Financial. Those interests relate to, among other things, severance arrangements, equity-based benefit plan arrangements affected by the change-in-control of Great Financial effected by the Merger, and post-merger insurance coverage.

    Assuming the Effective Time were January 16, 1998, the payments to the GFB Officers pursuant to certain employment agreements would be as follows: Paul Baker--$927,903; Jack Shipman--$498,336; Richard Klapheke--$492,213; James Statler--$492,213; and Arthur Harreld--$603,844. Each GFB Officer and the members of the Board of Directors (as a whole) will enjoy acceleration of exercise rights as to the following numbers of options: Paul Baker--132,250; Jack Shipman--38,000; Richard Klapheke-- 37,470; James Statler--36,859; Arthur Harreld--77,146; Board of Directors--132,257. The number of shares of Great Financial Common Stock which will vest in each GFB Officer and the Great Financial directors (as a whole) due to the accelerated vesting due to the Merger will be as follows: Paul Baker-- 34,387; Jack Shipman--3,094; Richard Klapheke--12,894; James Statler--10,580; Arthur Harreld-- 18,517; Board of Directors--78,674.

    The Great Financial Board was aware of these interests and considered them, among other interests and other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER--Interests of Certain Persons in the Merger."

REGULATORY APPROVAL

    The Merger is subject to the prior approval of the Federal Reserve Board under the BHCA. In reviewing the Merger, the Federal Reserve Board will consider various factors, including possible anticompetitive effects of the Merger, and will examine the financial and managerial resources and future prospects of the combined organization. The Merger may not be consummated until expiration of all applicable waiting periods.

    Application for such approvals has been filed. There can be no assurance that any necessary regulatory approvals or actions will be received or taken or as to the timing of such approvals or actions.

    See "THE MERGER AGREEMENT--Conditions of the Merger" and "THE
MERGER--Regulatory Approval."

WAIVER AND AMENDMENT

    Any term, condition or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The Merger Agreement may be amended by action taken by or on behalf of the Board of Directors of Star (the "Star Board") and the Great Financial Board at any time before or after Stockholder Approval, including an amendment to change one or more of the termination provisions set forth therein, by an instrument in writing signed on behalf of each party; PROVIDED that, after Stockholder Approval, no such modification may alter or change the amount or kind of consideration to be received by holders of Great Financial Common Stock in the Merger.

ACCOUNTING TREATMENT

    It is intended that the Merger will be accounted for under the purchase method of accounting. See "THE MERGER--Accounting Treatment."

GREAT FINANCIAL STOCK OPTIONS

    At the Effective Time, all rights with respect to Great Financial Common Stock pursuant to options ("Great Financial Stock Options") which immediately prior to the Effective Time, constitute incentive stock options ("Great Financial Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become rights with respect to Star Common Stock, and Star will assume each Great Financial Incentive Stock Option in accordance with the terms of the Great Financial Stock Plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Great Financial Incentive Stock Option assumed by Star will be exercisable solely for shares of Star Common Stock, (ii) the number of shares of Star Common Stock subject to each Great Financial Incentive Stock Option will be equal to the number of shares of Great Financial Common Stock subject to such Great Financial Incentive Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of Star Common Stock and
(iii) the per share exercise price under each Great Financial Incentive Stock Option shall be adjusted by dividing the per share exercise price under such Great Financial Incentive Stock Option by the Exchange Ratio and rounding up to the nearest cent; PROVIDED, HOWEVER, that the terms of each Great Financial Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. The foregoing assumption shall be undertaken by Star in a manner that will comply with Section 424(a) of the Internal Revenue Code, as to any Great Financial Stock Option that is an "incentive stock option." The holder of a Great Financial Incentive Stock Option which is converted into an option with respect to Star Common Stock will not recognize gain or loss solely as a result of such conversion. See "THE MERGER--Certain Federal Income Tax Consequences of The Merger."

    Prior to the Effective Time, Great Financial intends to cancel each Great Financial Stock Option which (i) is not a Great Financial Incentive Stock Option and (ii) is not exercised prior to the Effective Time by paying to the holder thereof an amount of cash equal to the product of (a) the amount by which the Per Share Cash Consideration exceeds the exercise price of the Great Financial Stock Option and (b) the number of shares of Great Financial Common Stock subject to the Great Financial Stock Option.

    Certain executive officers, including certain executive officers who are directors, of Great Financial currently hold both Great Financial Incentive Stock Options, which will be converted into rights with respect to Star Common Stock as described above, and other Great Financial Stock Options, which will be canceled and paid cash as described above.

FEDERAL INCOME TAX CONSEQUENCES IN GENERAL

    The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. In the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Star, assuming that the Merger occurs in accordance with the Merger Agreement, and that certain representations made by Star, Great Financial and others are accurate, for United States federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code, and no gain or loss will be recognized by the stockholders of Great Financial to the extent they receive solely Star Common Stock in exchange for shares of Great Financial Common Stock. Great Financial stockholders who receive cash in exchange for

Great Financial Common Stock, including in lieu of fractional shares, may recognize taxable income, but not in excess of the amount of cash received. EACH GREAT FINANCIAL STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER. See "THE MERGER-- Certain Federal Income Tax Consequences of the Merger."

APPRAISAL RIGHTS

    Under the Delaware Law, a holder of shares of Great Financial Common Stock may, in lieu of the consideration such stockholder would otherwise receive in the Merger, seek payment of the "fair value" of such shares and receive payment of such fair value in cash if the Merger is consummated by following certain procedures set forth in Section 262 of the Delaware Law, the text of which is attached as Annex C to this Proxy Statement/Prospectus. A holder of shares of Great Financial Common Stock who receives such a payment may recognize taxable income.

    Failure to follow such procedures may result in a loss of such stockholder's appraisal rights. Any Great Financial stockholder returning a blank executed proxy card will be deemed to have approved the Merger Agreement, thereby waiving any such appraisal rights. See "The Merger--Appraisal Rights of Stockholders of Great Financial."

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

    The rights of stockholders of Great Financial are currently governed by the Delaware Law and Great Financial's Certificate of Incorporation and By-Laws. Upon consummation of the Merger, Great Financial stockholders who receive Star Common Stock in the Merger will become shareholders of Star, and their rights will be governed by the Ohio Business Corporation Law (the "Ohio Law") and Star's Articles of Incorporation and Regulations. See "COMPARISON OF SHAREHOLDER RIGHTS--Comparison of the Rights of Shareholders of Star and Stockholders of Great Financial."

MARKETS AND MARKET PRICES

    Star Common Stock is currently listed on the NYSE under the symbol "STB." On September 12, 1997, the last full trading day preceding public announcement of the Merger, the last sale price of Star Common Stock was $46.38 per share as reported on the NYSE Composite Tape. The last sale price of Star Common Stock on December 9, 1997, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus, was $56.75 per share as reported on the NYSE Composite Tape.

    Great Financial Common Stock is currently quoted on NASDAQ NMS under the symbol "GTFN." On September 12, 1997, the last full trading day preceding public announcement of the Merger, the last sale price of Great Financial Common Stock was $42.75 per share as reported on NASDAQ. The value of Great Financial Common Stock at September 12, 1997, on an equivalent per share basis, was $44.00 (based upon the Exchange Ratio). The last sale price of Great Financial Common Stock on December 9, 1997, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus, was $50.63 per share as reported on NASDAQ.

    Stockholders are advised to obtain current market quotations for Star Common Stock and Great Financial Common Stock. There can be no assurance as to the market price of Star Common Stock or Great Financial Common Stock before, at, or, in the case of Star Common Stock, after, the Effective Time. The following table sets forth for the periods indicated the high and low last sale prices (as reported on the

NYSE Composite Tape or on NASDAQ, as the case may be) and per share cash dividend declared with respect to Star Common Stock and Great Financial Common Stock.

                                                                                                         GREAT FINANCIAL
                                                                          STAR
                                                                    COMMON STOCK (1)                       COMMON STOCK
                                                                                            CASH
                                                                  --------------------    DIVIDEND     --------------------
                                                                    HIGH        LOW     DECLARED (1)     HIGH        LOW
                                                                  ---------  ---------  -------------  ---------  ---------
1995
First Quarter...................................................      14.20      12.08        .1333        17.50      14.88
Second Quarter..................................................      15.33      13.70        .1333        19.13      16.38
Third Quarter...................................................      18.13      15.25        .1333        24.00      19.00
Fourth Quarter..................................................      20.75      17.80        .1333        24.13      20.13

1996
First Quarter...................................................      22.20      18.70        .1567        24.75      22.50
Second Quarter..................................................      23.38      21.08        .1567        27.63      24.50
Third Quarter...................................................      28.80      21.92        .1567        29.25      25.25
Fourth Quarter..................................................      31.38      27.95        .1567        30.00      28.13

1997
First Quarter...................................................      45.25      29.70          .20        35.00      29.00
Second Quarter..................................................      45.00      38.50          .20        35.50      29.25
Third Quarter...................................................      47.44      41.88          .20        44.00      32.88
Fourth Quarter (through December 9, 1997).......................      57.25      46.13          .20        50.81      42.50


                                                                      CASH
                                                                    DIVIDEND
                                                                    DECLARED
                                                                  -------------
1995
First Quarter...................................................          .08
Second Quarter..................................................          .10
Third Quarter...................................................          .10
Fourth Quarter..................................................          .10
1996
First Quarter...................................................          .10
Second Quarter..................................................          .12
Third Quarter...................................................          .12
Fourth Quarter..................................................          .12
1997
First Quarter...................................................          .12
Second Quarter..................................................          .15
Third Quarter...................................................          .15
Fourth Quarter (through December 9, 1997).......................          .15

------------------------

(1) Reflects a 3-for-1 stock split declared December 10, 1996.

    Star will apply for the listing on the NYSE of the shares of Star Common Stock to be issued in the Merger.

    The Star Board intends to maintain its present policy of paying quarterly cash dividends on the Star Common Stock when justified by the financial condition of Star and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including Star's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Star Board may deem relevant. See "COMPARISON OF SHAREHOLDER RIGHTS -- Description of Star Common Stock and Attached Preferred Share Purchase Rights -- DIVIDENDS."

    Pursuant to the Merger Agreement, Great Financial has agreed that, during the period from the date of the Merger Agreement to the Effective Time, Great Financial will not declare, set aside or pay any dividends or other distributions on the Great Financial Common Stock, except that Great Financial may declare and pay regular quarterly cash dividends of not more than $.15 per share on the Great Financial Common Stock; PROVIDED that Great Financial may not declare any dividends during any quarter in which its stockholders will be entitled to receive any regular quarterly dividend on shares of Star Common Stock.

COMPARATIVE UNAUDITED PER SHARE DATA

    The following table sets forth for the periods indicated selected historical per share data of Star and Great Financial and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the Merger. The data presented is based upon the consolidated financial statements and related notes of Star and the consolidated financial statements and related notes of Great Financial included or incorporated by reference in this Proxy Statement/Prospectus, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

    The unaudited pro forma per share data reflect the Merger based upon preliminary purchase accounting adjustments. Actual adjustments, which may include adjustments to additional assets, liabilities and other items, will be made on the basis of appraisals and evaluations as of the Effective Date and, therefore, are likely to differ from those reflected in the unaudited pro forma per share data.

    Star and Great Financial expect that the combined company will achieve substantial benefits from the Merger, including operating cost savings and revenue enhancements. However, the unaudited pro forma comparative per share data does not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of Star and Great Financial, and, therefore, does not purport to be indicative of the results of future operations.

    The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Great Financial, both of which are incorporated by reference herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION--Pro Forma Combined Consolidated Financial Statements (Unaudited)." Pro forma amounts are not necessarily indicative of results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated. All adjustments consisting of only normal recurring adjustments necessary for a fair statement of results of interim periods have been included.

                                                                                     FOR THE            FOR THE
                                                                                   NINE MONTHS        YEAR ENDED
                                                                                      ENDED          DECEMBER 31,
                                                                               SEPTEMBER 30, 1997        1996
                                                                               -------------------  ---------------
Earnings per common share (primary)--
  Star:
    Historical...............................................................       $    1.66          $    1.79
    Pro forma combined for the Merger........................................            1.57               1.59
  Great Financial:
    Historical...............................................................            1.69               1.36
    Pro forma equivalent for the Merger(1)...................................            1.49               1.51
Cash dividends declared per common share--
  Star:
    Historical...............................................................            0.60               0.63
    Pro forma combined for the Merger(2).....................................            0.60               0.63
  Great Financial:
    Historical...............................................................            0.42               0.46
    Pro forma equivalent for the Merger(1)...................................            0.57               0.60

                                                                                AT SEPTEMBER 30,    AT DECEMBER 31,
                                                                                      1997               1996
                                                                               -------------------  ---------------
Shareholders' equity per common share (end of period)--
  Star:
    Historical...............................................................       $   10.36          $    9.86
    Pro forma combined for the Merger........................................           14.00              13.38
  Great Financial:
    Historical...............................................................           21.08              19.87
    Pro forma equivalent for the Merger(1)...................................           13.29              12.89

------------------------
(1) Pro forma equivalent amounts for the Merger are calculated by multiplying the pro forma combined amounts by the Exchange Ratio of .949.

(2) Pro forma combined dividends per share represent historical dividends per share paid by Star.

SUMMARY FINANCIAL DATA

    The following tables set forth for the periods indicated certain summary historical consolidated financial information for Star and Great Financial.

    The historical balance sheet data and income statement data included in the summary financial data for the periods indicated are derived from financial statements of Star and Great Financial as of and for such periods. These data include all adjustments which are, in the opinion of the respective managements of Star and Great Financial, necessary to present a fair statement of the results of these periods and all such adjustments are of a normal recurring nature. Results for interim periods are not necessarily indicative of results for the entire year.

    The following information should be read in conjunction with the consolidated financial statements of Star and Great Financial, and the related notes thereto, included in documents incorporated herein by reference and in conjunction with the unaudited pro forma combined consolidated financial information, including notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

                             STAR BANC CORPORATION
                        FIVE-YEAR SUMMARY FINANCIAL DATA
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                              NINE MONTHS         NINE MONTHS                     YEAR ENDED DECEMBER 31,
                                 ENDED               ENDED         -----------------------------------------------------
                           SEPTEMBER 30, 1997  SEPTEMBER 30, 1996    1996       1995       1994       1993       1992
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
RESULTS OF OPERATIONS
  Interest income........     $    596,075         $  545,473      $ 735,525  $ 710,404  $ 569,724  $ 518,167  $ 541,421
  Interest expense.......          252,904            237,835        317,326    332,196    223,618    194,691    233,038
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Net interest income....          343,171            307,638        418,199    378,208    346,106    323,476    308,383
  Taxable equivalent
    adjustment(a)........            2,551              2,442          3,300      3,356      3,069      3,283      4,479
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Taxable equivalent net
    interest income......          345,722            310,080        421,499    381,564    349,175    326,759    312,862
  Noninterest income.....          149,413            126,648        170,522    138,124    117,015    112,890     99,644
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Net revenue............          495,135            436,728        592,021    519,688    466,190    439,649    412,506
  Noninterest expense....          236,871            228,974        308,211    286,214    260,311    250,849    253,011
  Provision for loan
    losses...............           41,614             29,623         40,773     25,101     24,372     33,008     40,898
  Net income.............          143,031            116,115        158,359    136,603    116,591    100,273     76,119

PER SHARE(B)
  Primary earnings.......     $       1.66         $     1.31      $    1.79  $    1.52  $    1.30  $    1.13  $    0.87
  Fully diluted
    earnings.............             1.66               1.31           1.79       1.51       1.29       1.10       0.84
  Common stock cash
    dividends declared...             0.60               0.47           0.63       0.53       0.47       0.39       0.35
  Period-end book
    value................            10.36               9.62           9.86       9.16       8.01       7.44       6.70
  Period-end market
    value................            45.94              28.38          30.63      19.83      12.13      11.67      12.00

AVERAGE BALANCES
  Loans, net of unearned
    interest.............     $  7,902,509         $7,162,514      $7,255,113 $6,669,806 $5,721,667 $5,146,341 $4,926,900
  Investment
    securities...........        1,365,758          1,564,683      1,531,349  1,901,722  1,900,290  1,592,210  1,341,917
  Money market
    instruments..........           61,333             18,598         31,097     17,059     43,080    264,502    383,255
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Total interest-earning
    assets...............        9,329,600          8,745,795      8,817,559  8,588,587  7,665,037  7,003,053  6,652,072
  Total assets...........       10,251,727          9,642,508      9,705,620  9,439,626  8,252,244  7,542,798  7,171,898
  Noninterest-bearing
    deposits.............        1,459,701          1,325,644      1,345,296  1,188,364  1,065,933  1,036,141    925,338
  Interest-bearing
    deposits.............        6,387,696          6,295,538      6,298,664  6,155,334  5,212,946  5,085,718  4,955,133
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Total deposits.........        7,847,397          7,621,182      7,643,960  7,343,698  6,278,879  6,121,859  5,880,471
  Short-term
    borrowings...........        1,009,505            885,787        898,025  1,014,552    995,901    621,482    498,014
  Long-term debt.........          340,425            158,257        162,840    163,788    155,172     54,308     59,906
  Shareholders' equity...          850,166            838,924        835,566    777,674    702,605    640,868    579,486

RATIOS
  Return on average
    assets...............             1.87%              1.61%          1.63%      1.45%      1.41%      1.33%      1.06%
  Return on average
    equity...............            22.49              18.71          18.95      17.57      16.59      15.65      13.14
  Net interest margin....             4.95               4.73           4.78       4.44       4.55       4.67       4.70
  Noninterest expense to
    net revenue..........            47.84              52.43          52.06      55.07      55.84      57.06      61.34
  Dividend payout
    ratio................            35.83              35.59          34.69      35.00      35.89      34.41      40.35
  Tier 1 risk-based
    capital..............             8.74               7.66           7.64       7.97       8.66      11.10      10.64
  Total risk-based
    capital..............            12.67              10.74          11.88      11.23      12.16      12.41      11.99
  Leverage (c)...........             7.90               6.57           6.53       6.23       6.27       8.24       7.51
  Average shareholders'
    equity to average
    total assets.........             8.29               8.60           8.61       8.24       8.51       8.50       8.08

------------------------------
(a) Taxable equivalent adjustment was calculated utilizing a marginal federal income tax rate of 35 percent for 1993-1997 and 34 percent for 1992.
(b) Share amounts have been restated to reflect a 3-for-1 stock split in December 1996.
(c) Defined as tier 1 equity as a percent of average assets.

                          GREAT FINANCIAL CORPORATION
                        FIVE-YEAR SUMMARY FINANCIAL DATA
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                              NINE MONTHS         NINE MONTHS                     YEAR-ENDED DECEMBER 31,
                                 ENDED               ENDED         -----------------------------------------------------
                           SEPTEMBER 30, 1997  SEPTEMBER 30, 1996    1996       1995       1994       1993       1992
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
RESULTS OF OPERATIONS
  Interest income........      $  162,415          $  145,874      $ 199,255  $ 160,632  $ 119,466  $ 110,912  $ 106,693
  Interest expense.......         100,660              89,530        123,417     98,088     61,120     57,927     64,628
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Net interest income....          61,755              56,344         75,838     62,544     58,346     52,985     42,065
  Noninterest income.....          29,120              27,085         35,838     29,433     33,984      3,972     22,098
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Net revenue............          90,875              83,429        111,676     91,977     92,330     56,957     64,163
  Noninterest expense....          52,545              61,820         78,626     55,793     59,049     56,960     46,402
  Provision for loan
    losses...............           2,323               1,911          2,586      2,283      1,786      4,659      1,702
  Net income (loss)......          23,522              12,605         19,507     21,690     20,091     (2,922)    10,365

PER SHARE
  Primary earnings.......      $     1.69          $     0.88      $    1.36  $    1.46  $    1.05(a)       N/A       N/A
  Fully diluted
    earnings.............            1.67                0.88           1.36       1.44       1.05(a)       N/A       N/A
  Common stock cash
    dividends declared...            0.42                0.34           0.46       0.38       0.08        N/A        N/A
  Period-end book
    value................           21.08               19.27          19.87      19.24      17.22        N/A        N/A
  Period-end market
    value................           42.63               28.38          29.13      23.50      15.13        N/A        N/A

AVERAGE BALANCES
  Loans, net of unearned
    interest.............      $1,979,913          $1,903,579      $1,920,801 $1,662,707 $1,308,704 $1,251,981 $1,061,999
  Investment
    securities...........         760,832             536,770        565,646    360,838    279,139    176,495    191,786
  Money market
    instruments..........           9,740              17,472         20,061     14,882     40,524     18,485     29,509
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Total interest-earning
    assets...............       2,750,485           2,457,821      2,506,508  2,038,427  1,628,367  1,446,961  1,283,294
  Total assets...........       2,924,464           2,609,265      2,673,142  2,164,270  1,726,789  1,555,885  1,389,475

  Noninterest bearing
    deposits.............         130,644             134,870        132,209    123,831    100,415    131,463     98,675
  Interest-bearing
    deposits.............       1,727,857           1,489,224      1,533,566  1,220,370  1,132,065  1,127,140  1,029,514
                           ------------------  ------------------  ---------  ---------  ---------  ---------  ---------
  Total deposits.........       1,858,501           1,624,094      1,665,775  1,344,201  1,232,480  1,258,603  1,128,189
  Short-term
    borrowings...........         231,125             201,862        216,783    268,303    123,156    103,708     76,174
  Long-term debt.........         499,507             457,316        464,088    244,036     96,030     57,293     37,241
  Shareholders' equity...         281,224             278,176        278,595    278,946    233,725    131,773    126,400

RATIOS
  Return on average
    assets...............            1.08%               0.65%          0.73%      1.00%      1.16%     (0.19)%      0.75%
  Return on average
    equity...............           11.18                6.05           7.00       7.78       8.60      (2.22)      8.20
  Net interest margin....            3.02                3.08           3.03       3.07       3.58       3.66       3.28
  Noninterest expense to
    net revenue..........           57.82               74.10          70.41      60.66      63.95     100.01      72.32
  Dividend payout
    ratio................           25.15               38.64          33.82      26.39       7.62        N/A        N/A
  Tier 1 risk-based
    capital (b)..........           17.78               17.08          17.57      19.58      20.40      13.78      18.06
  Total risk-based
    capital (b)..........           18.82               18.06          18.55      20.34      20.98      14.36      18.59
  Average shareholders'
    equity to average
    total assets.........            9.62               10.66          10.42      12.89      13.54       8.47       9.10

------------------------------

(a) Earnings per share since conversion (and initial public offering) on March 30, 1994.

(b) Regulatory capital ratios are presented for Great Financial Bank, FSB only.

                                 THE COMPANIES

STAR

    Star is a bank holding company as defined by the BHCA, and is registered with the Federal Reserve Board. Through Star Bank, N.A., its banking subsidiary, Star is engaged in the commercial banking and trust business, providing a full range of consumer, commercial and trust financial products and investment services throughout Ohio, Kentucky and Indiana. As of June 30, 1997, Star had assets of $10.8 billion and deposits of $8.3 billion.

    Star was organized as a Delaware corporation in 1973 under the name "First National Cincinnati Corporation." In 1988, it was reincorporated under the laws of the State of Ohio, and, in 1989, changed its name to "Star Banc Corporation." The executive offices of Star are maintained in Cincinnati, Ohio.

    Types of loans offered through its banking subsidiary include commercial loans, commercial leasing, commercial and residential mortgages, real estate construction, and a variety of consumer loan products, including installment loans, credit cards and retail leasing. Star's loan portfolio is well diversified between wholesale and consumer loans, with none of the above-mentioned loan types exceeding 30% of the total portfolio. Star invests in United States Treasury and a variety of mortgage or backed securities in order to (i) facilitate the management of interest rate risk, (ii) provide liquidity,
(iii) provide a degree of credit diversification and flexibility in the balance sheet, and (iv) provide collateral as necessary for public deposits.

    In the past five years, Star has continued to expand through the acquisition of branch offices or other smaller banking institutions throughout its market area of Ohio, Kentucky and Indiana. Most recently Star purchased seven branches offices in southwestern Ohio from AmeriFirst Bank, N.A. and five offices in Indiana from National City Bank. This followed the 1995 purchase of 24 Columbus, Ohio area branch offices from Household Bank, Federal Savings Bank, the 1994 purchase of 47 former TransOhio Federal Savings Bank branch offices in the Cleveland and Akron, Ohio areas from the Resolution Trust Corporation and the 1992 purchase of 28 branches in the Cleveland area from Ameritrust, N.A. Star continues to explore other acquisition opportunities in its tri-state market area.

    In 1996, Star merged its Kentucky and Indiana banks into Star Bank, N.A., resulting in Star wholly owning one subsidiary bank with over 260 offices in Ohio, Kentucky and Indiana. This followed a comprehensive restructuring program in 1993 in which Star merged its six Ohio banks in Columbus, Eaton, Hillsboro, Ironton, Sidney and Troy with Star Bank, N.A. In addition, Star merged its two Indiana banks in Lawrenceburg and Richmond to form Star Bank, N.A., Indiana. Star Bank, N.A. is a national bank. See "SUPERVISION AND REGULATION"

    The Miami Valley Insurance Company, a wholly-owned subsidiary of Star, is incorporated under the laws of the State of Arizona and is engaged solely in the business of issuing credit life and accident and health insurance in connection with the lending activities of Star's Ohio and Indiana bank offices. In 1995, Star formed a wholly-owned consumer finance company, Star Banc Finance, Inc. Star Banc Finance, Inc. offers consumers a broad mix of credit products and services, such as indirect and direct auto loans, second mortgages and personal loans.

    Star and its subsidiaries had a total of 3,988 full-time equivalent employees at December 31, 1996. Star Bank, N.A. operated a total of 263 full service offices at December 31, 1996.

GREAT FINANCIAL

    Great Financial was incorporated under the laws of Delaware in December 1993 for the purpose of becoming a savings and loan holding company, with GFB as its sole, first tier subsidiary. In March, 1994, Great Financial acquired all of the capital stock of GFB issued upon GFB's conversion from mutual to stock form. In July 1995, Great Financial acquired FFSB. FFSB merged with GFB in July 1996. In June 1996, Great Financial acquired LFSB. LFSB merged with GFB upon acquisition. Great Financial currently engages in no significant business activities other than those conducted through GFB and GFB's subsidiaries.

    GFB's principal business is attracting retail deposits from the general public in the areas surrounding its branch offices and investing those deposits, together with funds generated from operations, loan and investment principal repayments, and borrowings, in one-to-four family, owner-occupied, residential mortgage loans, multi-family, commercial real estate, construction and land loans, commercial business loans, and consumer loans. As of June 30, 1997, Great Financial had assets of $3.0 billion and deposits of $1.9 billion.

    GFB's deposit gathering, consumer lending, and a major portion of its retail lending markets are concentrated in the communities surrounding its 45 full service offices. GFB's retail lending activities primarily are concentrated in three of the major markets of Kentucky--Louisville metropolitan area, Owensboro metropolitan area and Central Kentucky. GFB also markets retail lending products nationwide through telemarketing. GFB conducts retail mortgage lending activities under the names "Great Financial Mortgage" and "Lincoln Service Mortgage" through retail production offices located in Louisville, Owensboro, Paducah and Lexington, Kentucky.

    Approximately 67% of GFB's deposits are in branches located in the Louisville metropolitan area (including a new office in New Albany, Indiana) while 21% are located in the Owensboro metropolitan area and Western Kentucky and 12% in Central Kentucky. With the acquisition of LFSB in June 1996, GFB's presence in Central Kentucky increased to 11 branch locations and approximately $400 million in deposits.

OPERATIONS AFTER THE MERGER

    Following the Merger and subject to regulatory approval and necessary preparations for systems integration, Star intends to combine the operations, and, subject to required regulatory approvals, to merge Star Bank, N.A. with GFB and to consolidate their operations. Receipt of the necessary regulatory approvals for the merger of GFB and Star Bank, N.A. is not a condition to the Merger.

    While no assurance can be given, Star believes that, approximately $25 million of potential pre-tax cost savings can be achieved on an unaudited basis by 1999. Cost savings are expected to be realized primarily through the consolidation of certain offices and branches, staff functions, data processing and other redundant back-office operations. Star currently estimates that no branches will be closed in connection with the proposed transaction. The extent of which cost savings will be achieved is dependent upon various factors beyond the control of Star and Great Financial, including the regulatory environment, economic conditions, unanticipated changes in business conditions and inflation. Therefore, no assurance can be given with respect to the ultimate level or composition of cost savings to be realized, or that such savings will be realized in the time frame currently anticipated.

    Star also anticipates that, in order to achieve these savings within the desired time frame, Star and Great Financial will incur one-time Merger expenses and direct charges in connection with the Merger, estimated to be approximately $15 million (pre-tax) in the aggregate, principally as a result of expenses to be incurred in connection with transaction costs and anticipated elimination of duplicate headquarters and operational facilities. These one-time charges are expected to be paid in the first quarter of 1998. The exact level of the merger related charges that will be taken in connection with the Merger has not yet been determined and could vary, potentially significantly, from the current estimate based upon a further refinement of anticipated organizational changes to occur following the Merger.

    While no assurances can be given, Star and Great Financial also expect to achieve revenue opportunities, which they expect will come principally from an expansion of Great Financial's line of banking products, including growth. The precise level of revenue opportunities which result from the Merger will be dependent upon a variety of financial, economic and other factors, many of which are beyond the ability of Star to control, and no assurance can be provided as to the level of future revenues or earnings that will be achieved by the combined company. Although no assurances can be given, based on earnings estimates as of the date of the Merger Agreement, the Merger is also expected to be accretive to earnings beginning in 1998.

                     INFORMATION REGARDING SPECIAL MEETING

GENERAL

    This Proxy Statement/Prospectus is being furnished to holders of Great Financial Common Stock in connection with the solicitation of proxies by the Great Financial Board for use at the Special Meeting and any adjournment or postponement thereof at which the stockholders of Great Financial will consider and vote on a proposal to approve and adopt the Merger Agreement and will transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof. Each copy of this Proxy Statement/Prospectus is accompanied by a letter to Great Financial stockholders, the Notice of Special Meeting of Stockholders, a proxy card and a self-addressed return envelope to the Transfer Agent for the proxy card.

    This Proxy Statement/Prospectus is also furnished by Star to each holder of Great Financial Common Stock as a Prospectus in connection with the issuance by Star of shares of Star Common Stock to Great Financial stockholders upon the consummation of the Merger. This Proxy Statement/Prospectus, the letter to Great Financial stockholders, the Notice of Special Meeting of Stockholders, and the form of proxy are first being mailed to stockholders of Great Financial on or about December 12, 1997.

    THE GREAT FINANCIAL BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

DATE, TIME AND PLACE

    The Special Meeting will be held at the Commonwealth Convention Center, Room 207, 221 Fourth Avenue, Louisville, Kentucky, on Tuesday, January 13, 1998, at 10:00 a.m., Eastern Time.

GREAT FINANCIAL RECORD DATE; VOTE REQUIRED

    The Great Financial Board has fixed November 28, 1997 as the Record Date for determination of stockholders of Great Financial entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Great Financial Common Stock at the close of business on November 28, 1997 will be entitled to notice of, and to vote at, the Special Meeting. At the Record Date, there were 14,120,104 shares of Great Financial Common Stock outstanding and entitled to vote which were held by approximately 3,239 holders of record. Each such share is entitled to one vote on each matter properly brought before the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Great Financial Common Stock entitled to vote at the Special Meeting is required to approve the Merger Agreement.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

    Stockholders of record as of the close of business on November 28, 1997 will be entitled to one vote for each share then held on all matters brought before the Special Meeting. As of November 28, 1997, Great Financial had 14,120,104 shares of Great Financial Common Stock issued and outstanding.

    As of the Record Date, directors and executive officers of Great Financial and certain of their affiliates beneficially owned an aggregate of 1,093,079 shares of Great Financial Common Stock, or approximately 7.7% of the shares entitled to vote at the Special Meeting.

VOTING AND REVOCATION OF PROXIES

    Shares of Great Financial Common Stock entitled to vote and which are represented at the Special Meeting by a properly executed proxy received prior to the vote at the Special Meeting will be voted at the Special Meeting in the manner directed on the proxy card, unless such proxy is revoked in the manner set forth herein in advance of such vote. ANY GREAT FINANCIAL STOCKHOLDER RETURNING A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. Failure to return a properly executed proxy card or to vote in person at the Special Meeting will have the practical effect of a vote against the Merger Agreement.

    Shares subject to abstentions will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares it holds of record on the proposal, those shares will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum but will not be considered as voted for purposes of determining the approval of shareholders on a particular proposal. Since the approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Great Financial Common Stock entitled to vote at the Special Meeting, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement.

    Any stockholder of Great Financial giving a proxy may revoke it at any time prior to the vote at the Special Meeting. Stockholders of Great Financial wishing to revoke a proxy prior to the vote may do so by delivering to Harris Bank, at P.O. Box 755, Chicago, Illinois 60690-9312 by mail, or 311 West Monroe Street, 11th Floor, Chicago, Illinois 60690-3504 by courier or hand delivery, a written notice of revocation bearing a later date than the proxy or any later dated proxy relating to the same shares, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

    The Great Financial Board is not currently aware of any business to be brought before the Special Meeting other than that described herein. If, however, other matters are properly brought before such Special Meeting, or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of Great Financial.

SOLICITATION OF PROXIES

    Great Financial will bear its own costs of soliciting proxies. Proxies will initially be solicited by mail, but directors, officers and selected other employees of Great Financial may also solicit proxies in person or by telephone, telegram or other means of communication. Directors, officers and any other employees of Great Financial who solicit proxies will not be specially compensated for such services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Great Financial has retained Kissel-Blake Inc. at an estimated cost of $6,500, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward proxy materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in connection therewith.

    HOLDERS OF GREAT FINANCIAL COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                   THE MERGER

BACKGROUND OF THE MERGER

    From time to time Great Financial has reviewed various alternatives to enhance shareholder value, including a strategic combination. In July 1997, the Executive Committee of the Great Financial Board determined to investigate whether there was any interest of other financial institutions in a potential strategic combination. In this regard, Great Financial, through Sandler O'Neill, contacted several bank holding companies, including Star, to determine their interest in engaging in a business combination. During late August and early September Great Financial senior management, with the advice and assistance of Sandler O'Neill, pursued discussions relating to a possible combination with certain of these bank holding companies which had expressed interest in such a combination, including Star.

    On Tuesday, September 9, the Star Board and certain members of Star senior management reviewed the terms of a potential offer by Star to enter into a business combination with Great Financial. At the meeting, Star senior management discussed the strategic and business issues in such a potential combination and the financial aspects of the Star proposal regarding a possible combination with Great Financial. At the conclusion of the meeting, the Star Board authorized senior management of Star to make a proposal to Great Financial, to negotiate with Great Financial in connection with a potential business combination, and, subject to certain parameters, to execute a definitive agreement. Star and its representatives also conducted a due diligence review of Great Financial based on publicly available information.

    On Thursday, September 11, 1997, Jerry Grundhofer and David Moffett met with Paul Baker, Richard Klapheke and Don Cox and together with the respective financial advisors discussed numerous issues concerning Star, its performance and the goals for Star, as well as the expression of interest.

    After meetings with Star personnel and considering Star's proposed plan for the future of the combined companies, executive management concluded that further discussions with Star were appropriate. In deciding to commence negotiations of definitive agreements with Star on the basis of Star's expression of interest, Great Financial management considered the issues referred to in "THE MERGER--Reasons for the Merger; Great Financial Board Recommendation." In particular, Great Financial management noted that Star's expression of interest provided protection for the merger price between the date of the execution of the Merger Agreement and the Effective Time by virtue of the fact that 30% of the merger consideration was payable in cash and Great Financial would have the right to terminate the transaction if the market price of Star Common Stock significantly declined prior to the closing. In addition, Great Financial management believed that in a combination with Star, a significant percentage of Great Financial's personnel would be retained. Great Financial decided not to negotiate definitive agreements with any other party.

    Early in the evening of Friday, September 12, 1997, Great Financial informed Star that its expression of interest would be considered by Great Financial's Board that weekend. The parties commenced further discussions with respect to the specifics of the Star expression of interest, due diligence investigations, and the drafting of documentation for the proposed merger.

    On Saturday, September 13, while due diligence continued, senior management of Star and Great Financial and their legal representatives negotiated the terms of a proposed merger agreement. Further negotiations continued on Sunday, September 14.

    At a meeting of the Great Financial Board on September 14, senior management of Great Financial, together with its legal and financial advisors, reviewed for the Great Financial Board the strategic investigation they had conducted, the discussions and contacts with Star to date, the historical performance and strategies of the companies, the financial terms of the Merger with Star and the other terms of the draft Merger Agreement. Great Financial's financial advisor reviewed the financial anaylsis set forth in "-- Opinion of Great Financial's Financial Advisor." Following discussions of and questions by the Great Financial Board to Great Financial senior management and its financial and legal representatives, the members of the Great Financial Board voted unanimously to approve the Merger Agreement and the transactions contemplated thereby, including without limitation the Stock Option Agreement.

REASONS FOR THE MERGER; GREAT FINANCIAL BOARD RECOMMENDATION

    In the course of reaching its determination to approve the Merger Agreement and recommend it to the stockholders of Great Financial, the Great Financial Board, without assigning any relative or specific weights, considered a number of factors. The material factors considered were: (i) the fairness opinion rendered by Sandler O'Neill, (ii) the terms of the Merger Agreement as negotiated (including the transaction structure, the form and amount of the Merger Consideration, and the potential impact of the proposed Merger Agreement and the Stock Option Agreement on other institutions that might have an interest in a business combination with Great Financial), and the negotiation process,
(iii) the financial condition, operations and prospects of Star and the anticipated effect thereon of the proposed transaction, (iv) industry and economic factors, (v) the nature and compatibility of Star's management and business philosophy, (vi) the benefits available to the combined company's shareholders resulting from anticipated growth and expanded products and services, and other anticipated impact on depositors, employees, customers and communities serviced by Great Financial, (vii) the financial and valuation analyses prepared by Sandler O'Neill, and (viii) regulatory and other factors.

    The Great Financial Board unanimously recommends that the holders of Great Financial Common Stock vote "FOR" approval of the Merger Agreement and the Merger.

OPINION OF GREAT FINANCIAL'S FINANCIAL ADVISOR

    Pursuant to a letter agreement dated as of July 21, 1997 (the "Sandler O'Neill Agreement"), Great Financial retained Sandler O'Neill as an independent financial advisor in connection with Great Financial's consideration of possible business combinations with a second party. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is banks and savings institutions and is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

    Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to Great Financial in connection with the Merger. In connection therewith, the Board of Directors of Great Financial requested Sandler O'Neill to render its opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of Great Financial Common Stock in the Merger. At the September 14, 1997 meeting at which Great Financial's Board approved and adopted the Merger Agreement, Sandler O'Neill delivered to Great Financial's Board its oral opinion, subsequently confirmed in writing, that, as of such date, the consideration to be received by the holders of shares of Great Financial's Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such shareholders. Sandler O'Neill has also delivered to Great Financial's Board a written opinion dated the date of this Proxy Statement/Prospectus (the "Fairness Opinion") which is substantially identical to the September 14, 1997 opinion. THE FULL TEXT OF THE FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX
D. HOLDERS OF SHARES OF GREAT FINANCIAL COMMON STOCK ARE URGED TO READ THE FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED MERGER.

    THE FAIRNESS OPINION WAS PROVIDED TO GREAT FINANCIAL'S BOARD FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO HOLDERS OF GREAT FINANCIAL'S COMMON STOCK. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION OF GREAT FINANCIAL TO ENGAGE IN THE MERGER OR ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES

OF GREAT FINANCIAL COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

    In connection with rendering its September 14, 1997 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of all material analyses, but does not purport to be a complete description of the analyses underlying Sandler O'Neill's opinion. The preparation of a fairness opinion is a complex process involving subjective judgements and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Great Financial, Star and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither Great Financial nor Sandler O'Neill assumes responsibility for their accuracy.

    STOCK TRADING HISTORY. Sandler O'Neill reviewed the history of the reported trading prices and volume of the Great Financial Common Stock and the Star Common Stock, and the relationship between the movements in the prices of Great Financial Common Stock and Star Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the NASDAQ Banking Index and composite groups of publicly traded savings institutions (in the case of Great Financial) and publicly traded commercial banks (in the case of Star) in geographic proximity and of similar asset size to Great Financial and Star, respectively.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. Sandler O'Neill used publicly available information to compare selected financial and market trading information, including balance sheet composition, asset quality ratios, loan loss reserve levels, profitability, capital adequacy, dividends and trading multiples for Great Financial and two different groups of savings institutions. The first group consisted of Great Financial and the following 10 publicly-traded regional savings institutions (the "Regional Group"): Charter One Financial, Commercial Federal Corp., St. Paul Bancorp Inc., MAF Bancorp Inc., CitFed Bancorp Inc., Anchor BanCorp Wisconsin, St. Francis Capital Corp., D&N Financial Corp., Flagstar Bancorp Inc. and First Federal Capital Corp. Sandler O'Neill also compared Great Financial to a group of 9 publicly-traded savings institutions which had a return on average equity (based on last quarter annualized earnings) of greater than 15.5% and a price to tangible book value of greater than 205% (the "Highly Valued Group"). The Highly Valued Group included the following institutions: Charter One Financial, Commercial Federal Corp., Washington Federal Inc., Peoples Heritage Financial Group, New York Bancorp Inc., InterWest Bancorp Inc., WSFS Financial Corporation, Dime Financial Corp. and North American Savings Bank. The analysis compared publicly available year-end financial information for Great Financial and each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months ended June 30, 1997. The following comparisons are based upon the June 30, 1997 financial information and the data with respect to the Regional Group and the Highly Valued Group consists of the median data for such groups.

    The total assets of Great Financial were $3.0 billion, compared to $3.0 billion for the Regional Group and $3.3 billion for the Highly Valued Group. The annual growth rate of assets for Great Financial was 8.5%, compared to a growth rate of 7.6% for the Regional Group and 13.3% for the Highly Valued Group. The total equity of Great Financial was $281 million, compared to $197 million for the Regional Group and $166 million for the Highly Valued Group. The tangible equity to total assets ratio was 8.84% for Great Financial, compared to 6.10% for the Regional Group and 6.51% for the Highly Valued Group. The net loans to total assets ratio for Great Financial was 66.0%, compared to 72.9% for the Regional Group and 61.9% for the Highly Valued Group. The cash and securities to total assets ratio was 29.4% for Great Financial, compared to 25.2% for the Regional Group and 35.8% for the Highly Valued Group. Total deposits were $1.9 billion for Great Financial, compared to $1.7 billion for the Regional Group and $1.5 billion for the Highly Valued Group. Great Financial had a gross loans to total deposits ratio of 107.0%, compared to 111.9% for the Regional Group and 119.7% for the Highly Valued Group. The total borrowings to total assets ratio for Great Financial was 27.4%, compared to 26.9% for the Regional Group and 29.9% for the Highly Valued Group. The ratio of non-performing loans to gross loans was 0.45% for Great Financial, compared to 0.41% for the Regional Group and 0.88% for the Highly Valued Group. The ratio of non-performing loans to total assets for Great Financial was 0.30%, compared to 0.25% for the Regional Group and 0.65% for the Highly Valued Group. The ratio of non-performing assets to total assets for Great Financial was 0.36%, compared to 0.38% for the Regional Group and 0.83% for the Highly Valued Group. The ratio of loan loss reserves to non-performing loans was 161.3% for Great Financial, compared to 231.0% for the Regional Group and 109.7% for the Highly Valued Group. The ratio of loan loss reserves to gross loans for Great Financial was 0.72%, compared to 0.80% for the Regional Group and 0.97% for the Highly Valued Group. The net interest margin of Great Financial was 2.95%, compared to 2.97% for the Regional Group and 3.55% for the Highly Valued Group. The ratio of non-interest income to average assets for Great Financial was 1.29%, compared to 0.85% for the Regional Group and 0.83% for the Highly Valued Group. The ratio of non-interest expense to average assets was 2.46% for Great Financial, compared to 2.16% for the Regional Group and 2.03% for the Highly Valued Group. The efficiency ratio of Great Financial was 65.9%, compared to 59.7% for the Regional Group and 49.6% for the Highly Valued Group. The return on average assets for the quarter ended June 30, 1997 (annualized) was 1.05% for Great Financial, compared to 1.05% for the Regional Group and 1.30% for the Highly Valued Group. The return on average equity for the quarter ended June 30, 1997 (annualized) was 11.40% for Great Financial, compared to 15.83% for the Regional Group and 18.85% for the Highly Valued Group. Based upon closing stock prices on September 12, 1997, the price to tangible book value per share for Great Financial was 219%, compared to 215% for the Regional Group and 253% for the Highly Valued Group. Based upon closing stock prices on September 12, 1997, the price to earnings per share multiple based upon the quarter ended June 30, 1997 (annualized) was 18.8x for Great Financial, compared to 14.4x for the Regional Group and 13.0x for the Highly Valued Group. The dividend payout ratio was 32.7% for Great Financial (25.5% based on earnings adjusted for the effect of the one-time SAIF charge), compared to 22.4% for the Regional Group and 25.5% for the Highly Valued Group.

    Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Star and two different groups of commercial banks. The first group consisted of Star and the following 9 publicly-traded commercial banks (the "Peer Group"):
Marshall & Ilsley Corp., Old Kent Financial Corp., Commerce Bancshares Inc., TCF Financial Corp., Provident Financial Group Inc., Magna Group Inc., UMB Financial Corp., Old National Bancorp and FirstMerit Corp. Sandler O'Neill also compared Star Banc to a group of 9 publicly-traded commercial banks which had a return on average equity (based on last twelve months' earnings) of greater than 15% and a price to tangible book value of greater than 280% (the "Commercial Highly Valued Group"). The Commercial Highly Valued Group institutions were: First Security Corp., Marshall & Ilsley Corp., First Tennessee National Corp., Old Kent Financial Corp., First American Corp., First Commerce Corp., Synovus Financial Corp., Zions Bancorp and TCF Financial Corp. The analysis compared publicly available year-end financial information for Star and each of the groups as of and for each of the years ended December 31, 1992 through December 31, 1996 and as of and for the twelve months ended June 30, 1997. The following comparisons are based upon the June 30, 1997 financial information and the data with respect to the Peer Group and the Commercial Highly Valued Group consists of the median data for such groups.

    The total assets of Star were $10.8 billion, compared to $7.1 billion for the Peer Group and $10.5 billion for the Commercial Highly Valued Group. The annual growth rate of assets for Star was 11.9%, compared to a growth rate of 8.2% for the Peer Group and 10.3% for the Commercial Highly Valued

Group. The total equity of Star was $848 million, compared to $654 million for the Peer Group and $860 million for the Commercial Highly Valued Group. The tangible equity to total assets ratio was 5.87% for Star, compared to 8.16% for the Peer Group and 7.18% for the Commercial Highly Valued Group. The intangible assets to total equity ratio for Star was 25.49%, compared to 8.93% for the Peer Group and 12.50% for the Commercial Highly Valued Group. The net loans to total assets ratio for Star was 73.3%, compared to 64.6% for the Peer Group and 65.0% for the Commercial Highly Valued Group. The cash and securities to total assets ratio for Star was 20.4%, compared to 29.1% for the Peer Group and 27.0% for the Commercial Highly Valued Group. Total deposits were $8.3 billion for Star, compared to $5.2 billion for the Peer Group and $8.0 billion for the Commercial Highly Valued Group. Star had a gross loans to total deposits ratio of 97.0%, compared to 87.3% for the Peer Group and 88.5% for the Commercial Highly Valued Group. The total borrowings to total assets ratio for Star was 12.0%, compared to 13.8% for the Peer Group and 15.6% for the Commercial Highly Valued Group. The ratio of non-performing loans to gross loans was 0.41% for Star, compared to 0.44% for the Peer Group and 0.44% for the Commercial Highly Valued Group. The total non-performing loans to total assets ratio for Star was 0.31%, compared to 0.33% for the Peer Group and 0.29% for the Commercial Highly Valued Group. The non-performing assets to total assets ratio for Star was 0.32%, compared to 0.39% for the Peer Group and 0.39% for the Commercial Highly Valued Group. The ratio of loan loss reserves to non-performing loans was 379.2% for Star, compared to 336.2% for the Peer Group and 368.5% for the Commercial Highly Valued Group. The ratio of loan loss reserves to gross loans for Star was 1.57%, compared to 1.43% for the Peer Group and 1.57% for the Commercial Highly Valued Group. The net interest margin of Star was 4.93%, compared to 4.46% for the Peer Group and 4.44% for the Commercial Highly Valued Group. The ratio of non-interest income to average assets for Star was 1.89%, compared to 1.86% for the Peer Group and 2.31% for the Commercial Highly Valued Group. The ratio of non-interest expense to average assets was 3.13% for Star, compared to 3.52% for the Peer Group and 3.79% for the Commercial Highly Valued Group. The efficiency ratio of Star was 46.87%, compared to 58.03% for the Peer Group and 59.97% for the Commercial Highly Valued Group. The return on average assets for the twelve months ended June 30, 1997 was 1.74% for Star, compared to 1.39% for the Peer Group and 1.44% for the Commercial Highly Valued Group. The return on average equity for the twelve months ended June 30, 1997 was 20.53% for Star, compared to 15.55% for the Peer Group and 17.55% for the Commercial Highly Valued Group. The price to tangible book value per share for Star was 609%, compared to 328% for the Peer Group and 362% for the Commercial Highly Valued Group. Based upon closing stock prices on September 12, 1997, the price to earnings per share multiple for the last twelve months period ended June 30, 1997 was 22.8x for Star, compared to 20.2x for the Peer Group and 20.4x for the Commercial Highly Valued Group. The dividend payout ratio for Star was 36.0%, compared to 34.6% for the Peer Group and 35.5% for the Commercial Highly Valued Group.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 37 transactions announced from January 1, 1997 to September 12, 1997 involving public savings institutions nationwide as targets with transaction values over $15 million ("Nationwide Transactions"), 10 transactions announced from January 1, 1997 to September 12, 1997 involving public savings institutions in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin) as targets with transaction values over $15 million ("Midwest Transactions"), 22 large transactions announced from January 1, 1996 to September 12, 1997 involving public savings institutions as targets with transaction values greater than $200 million ("Large Nationwide Deals") and 5 large transactions announced from January 1, 1996 to September 12, 1997 involving public savings institutions in the Midwest as targets with transaction values greater than $200 million ("Large Midwestern Deals"). Sandler O'Neill reviewed the ratios of price to last twelve months' earnings, price to book value, price to tangible book value, price to deposits, price to assets and deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. These multiples were applied to Great Financial's financial information as of and for the twelve months ended June 30, 1997 (adjusted for the effect of the one-time SAIF charge). Based upon the median multiples for Nationwide Transactions , Sandler O'Neill derived an imputed range of values per share of Great Financial's Common Stock of $32.91 to $38.08. Based upon the median multiples for Midwest Transactions, Sandler O'Neill derived an imputed range of values per share of Great Financial's Common Stock of $30.96 to $41.74. Based upon the median multiples for Large Nationwide Transactions, Sandler O'Neill derived an imputed range of values per share of Great Financial's Common Stock of $27.95 to $33.81. Based upon the median multiples for Large Midwestern Transactions, Sandler O'Neill derived an imputed range of values per share of Great Financial's Common Stock of $30.96 to $42.82.

    DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of Great Financial through 2001 under various circumstances, assuming Great Financial performed in accordance with information regarding potential future earnings provided by its management and certain variations thereof (including variations with respect to the levels of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of Great Financial's Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 6x to 30x and applied multiples of tangible book value ranging from 75% to 325%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 6% to 22%) chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Great Financial's Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of Great Financial's Common Stock of between $10.55 and $81.35 when applying the price to earnings multiples, and an imputed range of values per share of Great Financial's Common Stock of between $11.18 and $76.11 when applying multiples of tangible book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with Great Financial's Board.

    PRO FORMA MERGER ANALYSIS. Sandler O'Neill analyzed certain potential pro forma effects of the Merger on Star, assuming (i) the operations of the combined company attributable to Great Financial performed in accordance with the earnings forecasts of Great Financial's management and certain variations thereof, as described in the previous paragraph; (ii) the operations of the combined company attributable to Star performed in accordance with the earnings forecasts of Star's management and certain variations thereof (including variations with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio); and (iii) the combined company realized cost savings equal to approximately 34.10% of Great Financial's projected non-interest expenses, other than the expense of deposit insurance. This analysis indicated that the Merger would be neutral to projected GAAP earnings per share, accretive to cash earnings per share, and accretive to tangible book value per share of Star Common Stock for all periods analyzed. The actual results achieved by Star may vary from projected results and the variations may be material.

    In connection with rendering its September 14, 1997 opinion, Sandler O'Neill reviewed, among other things: (i) the Merger Agreement and exhibits thereto;
(ii) the Stock Option Agreement; (iii) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of Star contained in its annual report to shareholders for the year ended December 31, 1996, and the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of Star for the quarters ended March 31 and June 30, 1997; (iv) the audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of Great Financial contained in its annual report to shareholders for the year ended December 31, 1996 and the unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations of Great Financial for the quarters ended March 31 and June 30, 1997;
(v) certain financial analyses and other information regarding Great Financial provided by management of Great Financial and comments of senior management of Great Financial regarding Great Financial's past and current business operations, results thereof, financial condition and future prospects, including the potential future limitations on growth and profitability of Great Financial;
(vi) the views of senior management of Star regarding Star's past and current business operations, results thereof, financial condition and future prospects;
(vii) the pro forma impact of the Merger on Star; (viii) the historical reported price and trading activity for Star's and Great Financial's common stock, including a comparison of certain financial and stock market information for Star and Great Financial with similar information for certain other companies the securities of which are publicly traded; (ix) the financial terms of recent business combinations in the savings institution industry; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

    In connection with rendering the Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its September 14, 1997 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

    In performing its reviews and analyses, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with it, and Sandler O'Neill does not assume any responsibility or liability therefor. Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Great Financial or Star or any of their subsidiaries, or the collectibility of any such assets, nor was it furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Great Financial and Star). With respect to the information regarding potential future financial performance provided by each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Great Financial and Star and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Great Financial's or Star's assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above, that Great Financial and Star will remain as going concerns for all periods relevant to its analyses and that the conditions precedent in the Agreement are not waived.

    Under the Sandler O'Neill Agreement, Great Financial has agreed to pay Sandler O'Neill a transaction fee in connection with the Merger, a substantial portion of which is contingent upon the consummation of the Merger. Under the terms of the Sandler O'Neill Agreement, Great Financial has agreed to pay Sandler O'Neill a transaction fee equal to 0.5% of the aggregate transaction price, of which $200,000 has been paid and the remainder is payable upon closing of the transaction. Sandler O'Neill has also received a fee of $125,000 for rendering its fairness opinion. Based on the Closing Price of Star Common Stock on December 9, 1998, the aggregate fee payable to Sandler O'Neill would be approximately $3,400,000. Great Financial has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

    Sandler O'Neill has in the past provided other financial advisory services to Great Financial and has received its customary compensation for such services. In the ordinary course of its business, Sandler O'Neill may actively trade the debt and/or equity securities of Great Financial and Star and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Great Financial's executive officers and members of its Board of Directors have interests in the Merger in addition to their interests as stockholders of Great Financial. Those interests relate to, among other things, severance arrangements, equity-based benefit plan arrangements affected by a change-in-control of Great Financial, and post-merger insurance coverage.

    GFB is party to employment agreements (the "Employment Agreements") with five executive officers (the "GFB Officers"). Pursuant to the Employment Agreements, each GFB Officer is entitled to receive certain payments in the event of termination of his employment in connection with a "change-in-control" of GFB and a continuation of fringe benefits for a period of two years. Great Financial and Star have agreed in the Merger Agreement that on the day prior to the Effective Time the Employment Agreements will be terminated and the termination payments made. Assuming the Effective Time were January 16, 1998, the payments to the GFB Officers would be as follows: Paul Baker--$927,903; Jack Shipman-- $498,336; Richard Klapheke--$492,213; James Statler--$492,213; and Arthur Harreld--$603,844.

    The GFB Officers and Great Financial directors hold options to purchase Great Financial Common Stock under the Great Financial Stock Option Plans. As described in "THE MERGER AGREEMENT-- Employee Benefits--Great Financial Stock Options," all such non-incentive stock options outstanding at the Effective Time, whether or not exercisable before the Effective Time, will be cancelled and cashed out and all such incentive stock options will be, at the election of the option holder, exercised or converted into incentive stock options for Star Common Stock. As a result of the acceleration provisions of the terms of such options and the Merger Agreement, each GFB Officer and the members of the Board of Directors (as a whole) will enjoy acceleration of exercise rights as to the following numbers of options: Paul Baker-- 132,250; Jack Shipman--38,000; Richard Klapheke--37,470; James Statler--36,859; Arthur Harreld-- 77,146; Board of Directors--132,257.

    The GFB Officers and Great Financial directors also hold rights to Great Financial Common Stock granted under the Great Financial Bank, FSB Recognition and Retention Plan for Officers and Employees (the "Officers' RRP Plan") and the Great Financial Bank, FSB Recognition and Retention Plan for Outside Directors (the "Directors' RRP Plan") (collectively, the "RRP Plans"). The shares granted under the RRP Plans are subject to vesting periods, some of which will not have expired prior to the Effective Time. As a result of the Merger, all unvested shares granted under the RRP Plans will immediately vest and become the unrestricted property of the grantee. The number of shares of Great Financial Common Stock which will vest in each GFB Officer and the Great Financial directors (as a whole) due to the accelerated vesting due to the Merger will be as follows: Paul Baker--34,387; Jack Shipman--3,094; Richard Klapheke--12,894; James Statler--10,580; Arthur Harreld--18,517; Board of Directors--78,764.

    Star has agreed to provide for a period of not less than two years after the Effective Time directors and officers "tail" liability insurance coverage no less favorable than that provided by Star to its officers and directors.

    In connection with the proposed Merger, Paul Baker has entered into a consulting agreement with Star, pursuant to which Mr. Baker will provide Star with consulting services for a period of three years following the Effective Time. Mr. Baker's compensation for such services and for refraining from competing with Star in the banking business will be $150,000 per annum. In addition, Star has agreed to appoint Mr. Baker to the Board of Directors of Star subsequent to the Merger. As a Star director Mr. Baker will be entitled to receive standard directors' fees and an indeterminate amount of options for Star Common Stock.

REGULATORY APPROVAL

    The obligations of the parties to effect the Merger are subject to prior approval of the Federal Reserve Board and any other necessary Regulatory Authority (as defined herein).

    The Merger is subject to the prior approval of the Federal Reserve Board under the BHCA. Under the BHCA, the Federal Reserve Board is required, in approving transactions such as the Merger, to take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of Star and its bank subsidiary following the Merger.

    The BHCA prohibits the Federal Reserve Board from approving the Merger if the Merger would result in a monopoly, or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize, the business of banking in any part of the United States, if the effect of the Merger in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if the Merger would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of transactions in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

    Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval (or, if the United States Department of Justice (the "DOJ") has not submitted adverse comments with respect to competitive factors, the 15th day), during which time the DOJ may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise.

    The BHCA provides for the publication of notice and public comment on the applications and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

    Star and Great Financial have filed (or will promptly file) all applications and notices, and have taken (or will promptly take) other appropriate action with respect to any requisite approvals or other action of any Regulatory Authority. Star and Great Financial are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought.

    THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT ANY NECESSARY APPROVALS OR ACTIONS WILL BE RECEIVED OR TAKEN, AS TO THE TIMING OF SUCH APPROVALS OR ACTIONS, OR THAT ANY APPROVALS OR ACTIONS WILL NOT BE CONDITIONED IN A MANNER THAT WOULD CAUSE THE PARTIES TO ABANDON THE MERGER. IN ADDITION, THERE CAN BE NO ASSURANCE THAT ACTION WILL NOT BE BROUGHT CHALLENGING SUCH APPROVALS OR ACTIONS, OR, IF SUCH A CHALLENGE IS BROUGHT, AS TO THE RESULT THEREOF.

    See "THE MERGER AGREEMENT--Closing and Effective Time," "THE MERGER AGREEMENT--Conditions of the Merger," "--Waiver and Amendment" and "--Termination of the Merger Agreement," and "SUPERVISION AND REGULATION."

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method of accounting. Accordingly, data regarding the financial condition and results of operations of Great Financial will be included in Star's consolidated financial statements on and after the Closing Date. See "SUMMARY INFORMATION --

Comparative Unaudited Per Share Data" and "--Summary Financial Data," and "PRO FORMA FINANCIAL INFORMATION."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion summarizes the material United States federal income tax consequences of the Merger. The discussion does not address all aspects of United States federal taxation that may be relevant to particular Great Financial stockholders, and it may not be applicable to Great Financial stockholders who, for United States federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, or who acquired their Great Financial Common Stock pursuant to the exercise of Great Financial Stock Options or otherwise as compensation. The discussion does not address the effect of any applicable state, local or foreign tax laws or any United States federal tax laws other than those pertaining to the income tax, or to persons who exercise Appraisal Rights. EACH GREAT FINANCIAL STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE MERGER.

    This discussion is based on the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Great Financial stockholders discussed herein. This discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time, including (i) including the Merger being qualified as a statutory merger under the applicable laws of the States of Ohio and Delaware and (ii) certain representations made or to be made by Star, Great Financial and others. Counsel is unable to render an opinion as to the qualification of the Merger as a statutory merger under the laws of the states of Ohio and Delaware at this time because such qualification is itself contingent on future factors on which counsel cannot presently render a meaningful opinion. Pursuant to
Section 1.03 of the Merger Agreement, there will be no Effective Time if the Merger does not qualify as a statutory merger and thus there will be no Closing. This discussion assumes that Great Financial stockholders hold their Great Financial Common Stock as a capital asset within the meaning of Section 1221 of the Code.

    In the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Star, assuming the Merger occurs in accordance with the Merger Agreement, and conditioned on the accuracy of certain representations made by Star, Great Financial and others, the material United States federal income tax consequences expected to result from the Merger, under currently applicable law, are as follows:

        (i) The Merger will constitute a reorganization within the meaning of
    Section 368(a) of the Code.

        (ii) No gain or loss will be recognized by Great Financial or Star as a result of the Merger under Section 361(a) of the Code.

       (iii) Great Financial stockholders who receive solely shares of Star Common Stock in exchange for their Great Financial Common Stock pursuant to the Merger will recognize no gain or loss, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

        (iv) A Great Financial stockholder who receives only cash in exchange for shares of Great Financial Common Stock pursuant to the Merger will realize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash received by such stockholder, and (2) such stockholder's tax basis for the shares of Great Financial Common Stock surrendered in exchange therefor. Any such gain or loss will be recognized for United States federal income tax purposes and will generally be treated as capital gain or loss.

        (v) A Great Financial stockholder who receives shares of Star Common Stock and cash in exchange for shares of Great Financial Common Stock in the Merger will realize gain (determined separately as to each block of Great Financial Common Stock exchanged) if the sum of the amount of cash and the fair market value of any block of the shares of Star Common Stock received by such stockholder exceeds such stockholder's tax basis for the shares of Great Financial Common Stock surrendered in exchange therefor. The amount of such gain that is recognized for United States federal income tax purposes will be limited to the amount of cash received. If the amount of cash received exceeds the amount of gain realized, only the amount of gain realized will be recognized for United States federal income tax purposes. Any such gain recognized will be taxable as capital gain, PROVIDED that the cash payment does not have the effect of the distribution of a dividend. Any loss realized will not be recognized for United States federal income tax purposes. Under Section 356 of the Code, the determination of whether a cash payment has the effect of the distribution of a dividend generally will be made in accordance with the provisions and limitations of Section 302 of the Code, taking into account the constructive stock ownership rules of Section 318 of the Code. See "--Impact of Section 302 of the Code."

        (vi) The aggregate adjusted tax basis of the shares of Star Common Stock received by each Great Financial stockholder in the Merger (including any fractional share of Star Common Stock deemed to be received, as described in paragraph (viii) below), will be equal to the aggregate adjusted tax basis of the shares of Great Financial Common Stock surrendered therefor, decreased by the amount of any cash received and increased by the amount of any gain (or dividend) recognized.

       (vii) The holding period of the shares of Star Common Stock (including any fractional share of Star Common Stock deemed to be received, as described in paragraph (viii) below) will include the holding period of the shares of Great Financial Common Stock exchanged therefor.

      (viii) A Great Financial stockholder who receives cash in the Merger in lieu of a fractional share of Star Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by Star in return for the cash. The receipt of such cash will generally cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Star Common Stock allocable to the fractional share.

    IMPACT OF SECTION 302 OF THE CODE. A Great Financial stockholder who receives only cash in exchange for its Great Financial Common Stock or a Great Financial stockholder who receives a combination of stock and cash (other than with respect to a fractional share) will receive capital gains or dividend treatment based upon the tests defined below under Section 302 of the Code.

    The determination of whether a cash payment has the effect of the distribution of a dividend generally will be made in accordance with the provisions of Section 302 of the Code. A cash payment to a Great Financial stockholder will be considered not to have the effect of the distribution of a dividend under Section 302 of the Code and such stockholder will recognize capital gain or loss if the cash payment (i) results in a "complete redemption" of such stockholder's actual and constructive stock interest, (ii) results in a "substantially disproportionate" reduction in such stockholder's actual and constructive stock interest or (iii) is "not essentially equivalent to a dividend."

    A cash payment will result in a "complete redemption" of a stockholder's stock interest and such stockholder will recognize capital gain or loss if such stockholder does not actually or constructively own any stock after the receipt of the cash payment. A reduction in a stockholder's stock interest will be "substantially disproportionate" and such stockholder will recognize capital gain or loss if the percentage of outstanding shares actually and constructively owned by such stockholder after the receipt of the cash payment is less than 80% of the percentage of outstanding shares actually and constructively owned by such stockholder immediately prior to the receipt of the cash payment. A cash payment will qualify as "not essentially equivalent to a dividend" and a stockholder will recognize capital gain or loss if it results in a meaningful reduction in the percentage of outstanding shares actually and constructively owned by such stockholder. No specific tests apply to determine whether a reduction in a stockholder's ownership interest is meaningful; rather, such determination will be made based on all the facts and circumstances applicable to such Great Financial stockholder. No general guidelines dictating the appropriate interpretation of facts and circumstances have been announced by the courts or issued by the Internal Revenue Service (the "Service"). However, the Service has indicated that a minority stockholder (I.E., a holder who exercises no control over corporate affairs and whose proportionate stock interest is minimal in relation to the number of shares outstanding) generally is treated as having had a "meaningful reduction" in interest if a cash payment reduces such holder's actual and constructive stock ownership to any extent.

    With regard to Great Financial stockholders who receive Star Common Stock and cash in the Merger, the determination of whether a cash payment has the effect of a distribution of a dividend will be made as if the Great Financial Common Stock exchanged for cash in the Merger had instead been exchanged in the Merger for shares of Star Common Stock followed immediately by a redemption of such shares by Star for the cash payment (a "deemed Star redemption"). Under this analysis, the determination of whether a cash payment qualifies as a substantially disproportionate reduction of interest or is not essentially equivalent to a dividend will be made by comparing (i) the stockholder's actual and constructive stock interest in Star before the deemed Star redemption (determined as if such stockholder had received solely Star Common Stock in the Merger) with (ii) such stockholder's actual and constructive stock interest in Star after the deemed Star redemption.

    The determination of ownership for purposes of the three foregoing tests will be made by taking into account both shares owned actually by such stockholder and shares owned constructively by such stockholder pursuant to
Section 318 of the Code. Under Section 318 of the Code, a stockholder will be deemed to own stock that is actually or constructively owned by certain members of his or her family (spouse, children, grandchildren and parents) and other related parties including, for example, certain entities in which such stockholder has a direct or indirect interest (including partnerships, estates, trusts and corporations), as well as shares of stock that such stockholder (or a related person) has the right to acquire upon exercise of an option or conversion right.

    BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND WILL GENERALLY DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH GREAT FINANCIAL STOCKHOLDER, GREAT FINANCIAL STOCKHOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER.

    THE FOREGOING IS A GENERAL DISCUSSION OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH STOCKHOLDER. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, EACH STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL AND OTHER TAX LAWS.

APPRAISAL RIGHTS OF STOCKHOLDERS OF GREAT FINANCIAL

    Each stockholder of Great Financial has the right to demand the appraised value of such stockholder's shares of Great Financial Common Stock in cash if the stockholder follows the procedures set forth under Section 262 of the Delaware Law, a copy of which is attached as Annex C to this Proxy Statement/Prospectus.

    Under the Delaware Law, a stockholder of Great Financial may demand an appraisal of the fair value (as determined pursuant to Section 262 of the Delaware Law) of such stockholder's shares of Great Financial Common Stock and payment of such fair value to the stockholder in cash if the Merger is consummated. Star, as the surviving corporation, will pay to such stockholder the fair value of such stockholder's shares of Great Financial Common Stock if such Great Financial stockholder (i) files with Great Financial, prior to the vote at the Special Meeting, a written demand for an appraisal of the fair value of shares; (ii) does not vote in favor of the Merger; (iii) continues to hold shares through the Effective Time; and (iv) does not withdraw the demand for appraisal within a period of 60 days after the Closing Date. Such demand shall be sufficient if it reasonably informs Great Financial of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder's shares. A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING APPRAISAL RIGHTS. A VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT WILL CONSTITUTE A WAIVER OF A STOCKHOLDER'S APPRAISAL RIGHTS.

    All written demands for appraisal should be addressed to and received by:
Richard M. Klepheke, Great Financial Corporation, 329 W. Main Street, 19th Floor, Louisville, Kentucky 40202, before the taking of the vote concerning the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the holder of record.

    To be effective, a demand for appraisal must be executed by or for the stockholder of record who held such shares on the date of making such demand, and who continuously holds such shares through the Effective Time, fully and correctly, as such stockholder's name appears on such stockholder's Certificates and cannot be made by the beneficial owner if such stockholder does not also hold the shares of record. The beneficial holder must, in such case, have the registered owner submit the required demand in respect of such shares.

    If Great Financial Common Stock is owned of record in a fiduciary capacity, as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Great Financial Common Stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds Great Financial Common Stock may exercise such record owner's right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Great Financial Common Stock in the name of such record owner.

    If, at any time within the 60-day period after the Effective Time, a stockholder of Great Financial withdraws such stockholder demand for appraisal, then such stockholder will be deemed to have accepted the terms offered pursuant to the Merger. After the 60-day withdrawal period, a Great Financial stockholder may withdraw only with the consent of Star and the approval of the Delaware Court of Chancery. Within 10 days after the Effective Time, Star (as the surviving corporation in the Merger) must give written notice that the Merger has become effective to each stockholder who so filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. Within 120 days after the Effective Time, any stockholder of Great Financial who has validly perfected appraisal rights shall be entitled, upon written request, to receive from Star a statement setting forth the aggregate number of shares of Great Financial Common Stock not voted in favor of the Merger with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Star shall respond to such request within 10 days after receipt or within 10 days after the date of the Special Meeting, whichever is later. Within 120 days after the Effective Time, Star or any such stockholder seeking appraisal may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Great Financial Common Stock held by all stockholders seeking appraisal. The Delaware Law contemplates a single proceeding in the Delaware Court of Chancery that will apply to all stockholders of Great Financial who have perfected their appraisal rights, whether or not such stockholders have individually filed a petition seeking appraisal with the Delaware Court of Chancery. If neither Star nor any of the stockholders of Great Financial who have perfected their appraisal rights have filed a petition in the Delaware Court of Chancery within the 120-day period following the Effective Time, such appraisal rights will be waived, and the stockholders will be entitled to receive, upon surrender of the Certificates, the amount of cash equal to that paid to holders of the Cash Election Shares in the Merger (I.E., $44.00 per share of Great Financial Common Stock), subject to the adjustments as provided in the Merger Agreement. Star has no present intention to file such a petition with the Delaware Court of Chancery.

    If a petition for appraisal is filed by a stockholder, a copy of the petition shall be served on Star, which then will have 20 days after such service to file with the Register of the Delaware Court of Chancery (the "Register") a verified list of Great Financial stockholders who have perfected appraisal rights but have not yet reached agreement as to value with Star. If the petition is filed by Star, such verified list must accompany the filing. The Register, if so ordered by the Delaware Court of Chancery, will give notice of the time and place fixed for hearing of the petition, by registered or certified mail, to Star and each stockholder named on the verified list. Such notice shall also be published at least one week prior to the hearing in one or more newspapers of general circulation in Wilmington, Delaware and in such other publications as directed by the Delaware Court of Chancery.

    The Delaware Court of Chancery shall conduct a hearing on the petition for appraisal at which the Delaware Court of Chancery will determine the stockholders of Great Financial who have properly perfected appraisal rights with respect to their shares and may require such stockholders to submit the Certificates to the Register for notation of the pendency of the appraisal proceeding thereon. Failure to comply with such direction may result in dismissal of the proceeding as to such non-complying stockholder. After determining the stockholders entitled to appraisal, the Delaware Court of Chancery, after taking into account all relevant factors, will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Upon application of either Star or any of the stockholders entitled to appraisal, the Delaware Court of Chancery may permit discovery or other pretrial proceedings and may proceed to trial prior to a final determination of the stockholders entitled to appraisal. Any stockholder whose name appears on the verified list submitted by Star may participate in the appraisal proceedings until it is finally determined by the Delaware Court of Chancery that such stockholder is not entitled to appraisal rights. The judgment shall be payable only upon and simultaneously with the surrender to Star of the Certificates. Upon payment of the judgment, the stockholder who sought appraisal shall cease to have any interest in such shares or in Great Financial and will have no right to receive dividends in such stock or exercise other rights of stock ownership.

    Section 262 of the Delaware Law provides fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." The Delaware Supreme Court has construed Section 262 of the Delaware Law to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and are not the product of speculation, may be considered." Stockholders who are considering seeking an appraisal should bear in mind that the fair value of their shares of Great Financial Common Stock determined under Section 262 of the Delaware Law could be more than, the same as or less than the consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of Great Financial Common Stock, and that an opinion of an investment banking firm as to fairness is not an opinion as to fair value under
Section 262 of the Delaware Law.

    Costs of the appraisal proceeding may be assessed against the parties thereto (I.E., Star and the stockholders participating in the appraisal proceeding) by the Delaware Court of Chancery as the

Delaware Court of Chancery deems equitable in the circumstances. Upon the application of any stockholder, the Delaware Court of Chancery may determine the amount of interest, if any, to be paid upon the value of the stock of stockholders entitled thereto. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged PRO RATA against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the Effective Time, be entitled to vote the stock subject to such demand for any purpose or to receive payment of dividends or any other distribution with respect to such shares (other than dividends or distributions, if any, payable to holders of record as of a record date prior to the Effective Time) or to receive the payment of the consideration provided for in the Merger Agreement. However, if no petition for an appraisal is filed within 120 days after the Effective Time or if such stockholder delivers to Star a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of Star, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

    FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE THE STOCKHOLDER TO LOSE SUCH STOCKHOLDER'S APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WHO DESIRES TO EXERCISE HIS OR HER APPRAISAL RIGHTS IS URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

    THE PRECEDING DISCUSSION IS A SUMMARY OF THE PROVISIONS REGARDING APPRAISAL RIGHTS UNDER THE DELAWARE LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE TEXT OF
SECTION 262 OF THE DELAWARE LAW WHICH IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS.

    GREAT FINANCIAL STOCKHOLDERS WHO ARE INTERESTED IN PERFECTING APPRAISAL RIGHTS PURSUANT TO THE DELAWARE LAW IN CONNECTION WITH THE MERGER SHOULD CONSULT WITH THEIR COUNSEL FOR ADVICE AS TO THE PROCEDURES REQUIRED TO BE FOLLOWED.

                              THE MERGER AGREEMENT

    THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT/ PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE.

GENERAL DESCRIPTION OF THE MERGER

    The Merger Agreement provides that Great Financial will merge at the Effective Time with and into Star, subject to Stockholder Approval and the satisfaction or waiver of the other conditions to the Merger. Upon consummation of the Merger, Great Financial's corporate existence will terminate, with Star continuing as the surviving corporation or a combination thereof.

    Simultaneously with the effectiveness of the Merger, and subject to the election and allocation procedures set forth in the Merger Agreement and described below, each outstanding share of Great Financial Common Stock, other than shares held by stockholders of Great Financial who exercise their appraisal rights under the Delaware Law, will be converted into, at the election of the holder thereof as provided in the Merger Agreement, either the Per Share Stock Consideration or the Per Share Cash Consideration. A stockholder may elect to receive Per Share Stock Consideration for a portion of his or her shares and Per Share Cash Consideration for the remaining portion of his or her shares.

    The shares of Star Common Stock to be issued pursuant to the Merger will be freely transferable except by certain stockholders of Great Financial who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Great Financial. The shares of Star Common Stock issued to such affiliates will be restricted in their transferability in accordance with the rules and regulations promulgated by the Commission and pursuant to agreements entered into with Star. See "COMPARISON OF SHAREHOLDER RIGHTS--Restrictions on Resale of Star Capital Stock by Affiliates; Affiliate Agreements."

CLOSING AND EFFECTIVE TIME

    Unless the parties otherwise agree, the Closing of the Merger will take place at 10:00 a.m., local time, on the date on which the Effective Time occurs, which shall be any such date on or after January 2, 1997 as Star notifies Great Financial in writing but not earlier than the Approval Date, and not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. The Effective Time will occur upon the filing of the appropriate documents in respect of the Merger with the Secretaries of State of the States of Delaware and Ohio. Star and Great Financial currently anticipate that the Effective Time will occur on January 16, 1998.

ELECTION PROCEDURES

    The Exchange Agent is mailing to each Great Financial Stockholder an Election Form to be used by each such stockholder to indicate such stockholder's desired combination of Stock Election Shares, Cash Election Shares or No Election Shares. In order for an Election Form to be deemed to be effective, such Election Form must be properly completed and duly executed by the Great Financial Stockholder and returned to the Exchange Agent by the Election Deadline, together with a duly executed letter of transmittal and the certificates representing the stockholder's shares of Great Financial Common Stock. See "--Surrender of Great Financial Stock Certificates and Receipt of Star Common Stock and/or Cash." Star and Great Financial currently anticipate that the Effective Time will occur on January 16, 1998. The parties have determined that the Election Deadline will be 5:00 p.m., Eastern Time, on January 16, 1998 or the date of the Effective Time.

    Persons who become Great Financial stockholders after the record date for the initial mailing of Election Forms will be able to request Election Forms from the Exchange Agent and make an election prior to the Election Deadline.

    Each Great Financial stockholder may elect to receive shares of Star Common Stock, to elect to receive cash, a combination of Star Common Stock and cash or to indicate that such holder makes no election, in each case, with respect to such holder's Great Financial Common Stock. ANY SHARES OF GREAT FINANCIAL COMMON STOCK WITH RESPECT TO WHICH AN EFFECTIVE, PROPERLY COMPLETED ELECTION FORM HAS NOT BEEN SUBMITTED TO THE EXCHANGE AGENT BY THE ELECTION DEADLINE WILL BE DEEMED TO BE NO ELECTION SHARES. For purposes of the election procedures, dissenting shares will be treated as Cash Election Shares, PROVIDED, HOWEVER, that holders of dissenting shares will receive payment for such shares in accordance with the provisions of the Delaware Law. See "THE MERGER--Appraisal Rights of Stockholders of Great Financial." Subject to compliance with the applicable provisions of the Delaware Law, holders of dissenting shares will receive the fair value of their shares of Great Financial Common Stock. Holders of Cash Election Shares will receive the Per Share Cash Consideration, subject to the allocation procedures described below. As a result, the value of the Merger Consideration received by holders of dissenting shares may not be the same as the value of the consideration received by holders of Cash Election Shares. Additionally, as a result of the allocation procedures, holders of Cash Election Shares may not receive precisely the type of consideration requested. See "--Allocation."

    The actual Merger Consideration that will be paid to each Great Financial stockholder upon consummation of the Merger may differ from the form of Merger Consideration elected by such stockholder pursuant to such shareholder's Election Form in the event that the aggregate number of shares of Star Common Stock to be issued pursuant to the Merger would not equal the Stock Amount. Because the aggregate number of shares of Star Common Stock that will be issued in the Merger is fixed at the Stock Amount, the extent to which elections by Great Financial stockholders will be accommodated will depend upon the respective numbers of shares for which Great Financial stockholders elect to receive cash, Star Common Stock or make no election. In the event that one type of consideration is oversubscribed, the Exchange Agent will follow the allocation procedures set forth in the Merger Agreement and described below. See "--Allocation."

    NO ASSURANCE CAN BE GIVEN THAT THE CURRENT FAIR MARKET VALUE OF STAR COMMON STOCK WILL BE EQUIVALENT TO THE FAIR MARKET VALUE OF STAR COMMON STOCK ON THE DATE SUCH STOCK IS RECEIVED BY A GREAT FINANCIAL STOCKHOLDER OR AT ANY OTHER TIME. THE FAIR MARKET VALUE OF STAR COMMON STOCK RECEIVED BY A GREAT FINANCIAL STOCKHOLDER MAY BE GREATER OR LESS THAN THE CURRENT FAIR MARKET VALUE OF STAR COMMON STOCK DUE TO NUMEROUS MARKET FACTORS.

    In addition to a properly completed Election Form, each stockholder of Great Financial will be required to submit to the Exchange Agent a properly executed letter of transmittal and surrender to the Exchange Agent the stock certificate(s) representing shares of Great Financial Common Stock (the "Certificates"). No new stock certificate evidencing the shares of Star Common Stock and/or cash to which such stockholder is entitled in the Merger will be issued or paid, and no dividends or other distributions will be paid to a former Great Financial stockholder with respect to shares of Star Common Stock until such person surrenders the Certificates, or documentation acceptable to the Exchange Agent in lieu of lost or destroyed Certificates, at which time the Merger Consideration and such dividends will be remitted to such person, without interest and less any taxes that may have been imposed thereon. See "--Surrender of Great Financial Stock Certificates and Receipt of Star Common Stock and/or Cash."

    TO MAKE AN EFFECTIVE ELECTION, A GREAT FINANCIAL COMMON STOCKHOLDER MUST SUBMIT A PROPERLY COMPLETED ELECTION FORM SO THAT IT IS ACTUALLY

RECEIVED BY THE EXCHANGE AGENT AT OR PRIOR TO THE ELECTION DEADLINE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ELECTION FORM. AN ELECTION FORM WILL BE PROPERLY COMPLETED ONLY IF ACCOMPANIED BY A PROPERLY COMPLETED LETTER OF TRANSMITTAL AND CERTIFICATE(S) REPRESENTING ALL SHARES OF GREAT FINANCIAL COMMON STOCK COVERED THEREBY. THE ELECTION DEADLINE IS 5:00 P.M. FRIDAY, JANUARY 9, 1998 OR SUCH OTHER DATE UPON WHICH STAR AND GREAT FINANCIAL MUTUALLY AGREE. STAR AND GREAT FINANCIAL CURRENTLY ANTICIPATE THAT THE EFFECTIVE TIME WILL OCCUR ON JANUARY 16, 1998.

    Star will make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Great Financial Common Stock between the Record Date and close of business on the business day prior to the Election Deadline, and Great Financial will provide to the Exchange Agent all information reasonably necessary for it to perform as specified in the Merger Agreement.

    Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In addition, Election Forms will become revocable if the Merger is not consummated within 45 days of the date Election Forms are mailed to Great Financial stockholders, until the Merger is effective. In the event an Election Form is revoked, the shares of Great Financial Common Stock represented by such Election Form shall become No Election Shares and Star will cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of the Merger Agreement and of the Election Form, the Exchange Agent will have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters will be binding and conclusive. Neither Star nor the Exchange Agent will be under any obligation to notify any person of any defect in an Election Form.

ALLOCATION

    In the event that the number of shares of Star Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, (i) all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration, (ii) the Exchange Agent will select first PRO RATA from among the holders of No Election Shares and then (if necessary) PRO RATA from among the Cash Election Shares (excluding dissenting shares), a sufficient number of shares such that the number of shares of Star Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Stock Designated Shares will be converted into the right to receive the Per Share Stock Consideration, and (iii) the Cash Election Shares and the No Election Shares which are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

    In the event that the number of shares of Star Common Stock that would be issued upon the conversion of the Stock Election Shares is greater than the Stock Amount, (i) all Cash Election Shares and No Election Shares will be converted into the right to receive the Per Share Cash Consideration, (ii) the Exchange Agent will select PRO RATA from among the Stock Election Shares, a sufficient number of shares such that the number of shares of Star Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated Shares will be converted into the right to receive the Per Share Cash Consideration, and (iii) the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

    In the event that the number of shares of Star Common Stock that would be issued upon conversion of the Stock Election Shares is equal or nearly equal (as determined by the Exchange Agent) to the Stock Amount, then all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares and No Election Shares will be converted into the right to receive the Per Share Cash Consideration. In the event that the number of shares of Star Common Stock that would be issued upon the conversion of the Stock Election Shares and No Election Shares would equal or nearly equal (as determined by the Exchange Agent) the Stock Amount, then all Cash Election Shares will be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and No Election Shares will be converted into the right to receive the Per Share Stock Consideration.

    The value of Star Common Stock to be issued pursuant to the Merger may fluctuate prior to and following the Effective Time. It is currently anticipated that the Effective Time will occur on January 16, 1998.

    BECAUSE THE TAX CONSEQUENCES OF RECEIVING CASH OR STAR COMMON STOCK WILL DIFFER, GREAT FINANCIAL STOCKHOLDERS ARE URGED TO READ CAREFULLY THE INFORMATION SET FORTH UNDER "THE MERGER--CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

SURRENDER OF GREAT FINANCIAL STOCK CERTIFICATES AND RECEIPT OF STAR COMMON STOCK
  AND/OR CASH

    Concurrently with the mailing of the Election Forms, holders of record of Certificates will be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Star will deliver or cause to be delivered to such holders. The letter of transmittal will specify that risk of loss and title to Certificates will pass only upon delivery of such Certificates to the Exchange Agent.

    Each holder of a Certificate that surrenders such Certificate together with duly executed transmittal materials and the Election Form to the Exchange Agent will, after the Effective Time and upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Star Common Stock and/or cash, as the case may be, into which the Certificate so surrendered will have been converted pursuant to the Merger Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Star Common Stock, without interest.

    The Exchange Agent will accept Certificates upon compliance with such reasonable terms and conditions as Star or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Star or the Exchange Agent may require. See "THE MERGER AGREEMENT--General Description of the Merger."

    Each outstanding Certificate will, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the Merger Consideration into which the Great Financial Common Stock previously represented such Certificate will have been converted in the Merger. After the Effective Time, holders of Certificates will cease to have rights with respect to the Great Financial Common Stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration provided for in the Merger Agreement. After the Effective Time, there will be no further transfer on the records of Great Financial of Certificates, and, if such Certificates are presented to Great Financial for transfer, they will be cancelled against delivery of the Merger Consideration.

    Star will not be obligated to deliver the Merger Consideration to which any former holder of Great Financial Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided in the Merger Agreement. No dividends declared will be remitted to any person entitled to receive Star Common Stock under the Merger Agreement until such person surrenders the Certificate representing the right to receive such Star Common Stock, at which time such dividends will be remitted to such person, without interest and less any taxes that may have been imposed thereon.

    The shares of Star Common Stock to be issued pursuant to the Merger will be freely transferable except by certain stockholders of Great Financial who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Great Financial. The shares of Star Common Stock issued to such affiliates will be restricted in their transferability in accordance with the rules and regulations promulgated by the Commission and pursuant to agreements entered into thereby and delivered to Star. See "COMPARISON OF SHAREHOLDER RIGHTS --Restrictions on Resale of Star Capital Stock by Affiliates; Affiliate Agreements."

    Neither the Exchange Agent nor any party to the Merger Agreement nor any affiliate thereof will be liable to any holder of Great Financial Common Stock represented by any Certificate for any Merger Consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Star and the Exchange Agent will be entitled to rely upon the stock transfer books of Great Financial to establish the identity of those persons entitled to receive Merger Consideration, which books will be conclusive with respect thereto. In the event of a dispute with respect to ownership of Great Financial Common Stock represented by any Certificate, Star and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    At or prior to the Effective Time of the Merger, Star will deposit the Merger Consideration with the Exchange Agent. Any portion of the Merger Consideration which remains undistributed six months following the Effective Time of the Merger will be returned to Star, and thereafter holders of Certificates shall look only to Star for payment of the Merger Consideration (and any related dividends) to which they may be entitled.

    A FIXED NUMBER OF SHARES OF STAR COMMON STOCK WILL BE ISSUED IN THE MERGER. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT EACH GREAT FINANCIAL STOCKHOLDER WILL RECEIVE THE FORM OF CONSIDERATION THAT SUCH HOLDER ELECTS WITH RESPECT TO ANY OR ALL SHARES OF GREAT FINANCIAL COMMON STOCK HELD BY SUCH HOLDER. IF THE ELECTIONS RESULT IN AN OVERSUBSCRIPTION IN RESPECT OF SHARES OF GREAT FINANCIAL COMMON STOCK WHICH WOULD OTHERWISE RECEIVE EITHER THE PER SHARE STOCK CONSIDERATION OR THE PER SHARE CASH CONSIDERATION, THE PROCEDURES FOR ALLOCATING STAR COMMON STOCK AND CASH, DESCRIBED UNDER "--ALLOCATION," WILL BE FOLLOWED BY THE EXCHANGE AGENT.

FRACTIONAL SHARES

    No fractional shares of Star Common Stock will be issued to the former stockholders of Great Financial in connection with the Merger. Each former holder of Great Financial Common Stock who otherwise would have been entitled to receive a fraction of a share of Star Common Stock will receive cash in lieu thereof, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of Star Common Stock on the NYSE Composite Tape on the last business day preceding the Effective Time. No shareholder of Great Financial entitled to receive cash in lieu of fractional shares will be entitled to dividends, voting rights or any other rights in respect of such fractional shares. Cash received by Great Financial shareholders in lieu of fractional shares may give rise to taxable income. See "THE MERGER--Certain Federal Income Tax Consequences of The Merger."

CONDITIONS OF THE MERGER

    The respective obligations of Star and Great Financial to consummate the Merger are subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

        (i) The Merger Agreement shall have received the requisite approval of stockholders of Great Financial.

        (ii) All requisite approvals of the Merger Agreement and the transactions contemplated thereby shall have been received from the Federal Reserve Board, and any other necessary governmental or regulatory authority or agency (collectively, the "Regulatory Authorities").

       (iii) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

        (iv) Neither Star nor Great Financial shall be subject to any order, decree or injunction, and there shall be no pending or threatened order, decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

        (v) There shall be no legislative, statutory or regulatory action (whether United States federal or state) pending which prohibits or threatens to prohibit consummation of the Merger or which otherwise materially adversely affects the Merger.

        (vi) Each of Star and Great Financial shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the stockholders of Great Financial to the extent they receive Star Common Stock solely in exchange for shares of Great Financial Common Stock.

       (vii) The shares of Star Common Stock which shall be issued to the holders of Great Financial Common Stock (and where applicable, Great Financial Stock Options) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    Great Financial's obligation to effect the Merger is subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

        (i) The representations and warranties of Star set forth in Article III of the Merger Agreement shall be true and correct in all material respects as of September 15, 1997 and as of the Effective Time (as though made on and as of the Effective Time except (a) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (b) for the effect of transactions contemplated by the Merger Agreement).

        (ii) Star shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement prior to the Effective Time.

       (iii) Great Financial shall have received a certificate of the Chief Financial Officer of Star as to the satisfaction of the conditions set forth in clauses (i) and (ii).

    Star's obligation to effect the Merger is subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

        (i) The representations and warranties of Great Financial set forth in
    Article II of the Merger Agreement shall be true and correct in all material respects as of September 15, 1997 and as of the Effective Time (as though made on and as of the Effective Time except (a) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (b) for the effect of transactions contemplated by the Merger Agreement).

        (ii) Great Financial shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement prior to the Effective Time.

       (iii) Star shall have received certificates of the Vice Chairman of Great Financial as to the satisfaction of the conditions set forth in clauses (i) and (ii).

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any Stockholder Approval: (i) by mutual consent of the Executive Committee of the Star Board (the "Star Executive Committee") and the Great Financial Board; (ii) by the Star Executive Committee or the Great Financial Board (a) at any time after September 15, 1998 if the Merger shall not theretofore have been consummated (PROVIDED that the terminating party is not then in material breach of the Merger Agreement), (b) if the Federal Reserve Board has denied approval of the Merger and such denial has become final and nonappealable or (c) if stockholders of Great Financial shall not have approved the Merger Agreement at the Special Meeting, PROVIDED that Great Financial has not breached its obligation, subject to certain exceptions, to recommend the proposal; (iv) by the Great Financial Board in the event of a material breach by Star of the Merger Agreement, which breach is not cured within 30 days after written notice thereof is given to Star by Great Financial; (v) by the Executive Committee of the Star Board in the event of a material breach by Great Financial of the Merger Agreement, which breach is not cured within 30 days after written notice thereof is given to Great Financial by Star; or (vi) by the Great Financial Board, if the average closing price of a share of Star Common Stock on the Composite Tape on the Determination Date (as defined herein) for the 10 NYSE trading days preceding the Determination Date shall be less $37.00; PROVIDED that, if Great Financial gives notice of its intent to exercise its termination right, (i) Great Financial may not negotiate any Acquisition Transaction (as defined herein) for a period of 10 business days after receipt of such notice and during such 10-business-day period shall negotiate exclusively with Star for a mutually acceptable amendment to certain parts of the Merger Agreement, and
(ii) the termination pursuant to this provision will not be effective until the end of such 10-business-day period or if Great Financial breaches its obligation to conduct such negotiations. "Determination Date" means the date five days before the scheduled Closing Date. Star and Great Financial currently anticipate the Closing Date to be January 16, 1998.

    No assurance can be given that the Merger will be consummated, that Star and Great Financial will not mutually agree to terminate the Merger Agreement, or that Star or Great Financial will not elect to terminate the Merger Agreement if the Merger has not been consummated on or before September 15, 1998.

BUSINESS PENDING THE MERGER

    From September 15, 1997 to the Effective Time, each of Star and Great Financial agreed to, and agreed to cause each of their respective subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices, and agreed to, and agreed to cause each such subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

    From September 15, 1997 to the Effective Time, the Merger Agreement provides that, except as provided in the Merger Agreement, Great Financial has agreed not to, and to cause each of its subsidiaries not to, without the prior written consent of Star:

        (i) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a subsidiary of Great Financial to Great Financial or another subsidiary of Great Financial), except that Great Financial may declare and pay cash dividends on the Great Financial Common Stock of not more than $.15 per share per quarterly period; PROVIDED that Great Financial shall not declare any dividends on Great Financial Common Stock during any quarter in which its stockholders will be entitled to receive any regular quarterly dividend on the shares of Star Common Stock to be issued in the Merger;

        (ii) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of Great Financial's employee benefit plans specified in the Merger Agreement or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract;

       (iii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets (except in the usual course of business consistent with past practices) including mortgage servicing rights, loans or securities as well as any release or relinquishment of any material contract rights;

        (iv) propose or adopt any amendments to its certificate or articles of incorporation, association or other charter document or by-laws;

        (v) issue, sell, grant, confer or award any of its Equity Securities (as defined in the Merger Agreement) (except shares of Great Financial Common Stock issued upon exercise of Great Financial Stock Options outstanding on September 15, 1997) effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on September 15, 1997;

        (vi) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

       (vii) without first consulting with Star, (a) enter into, renew or increase any loan or credit commitment (including standby letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "lend to") in an amount in excess of $1,000,000 or in an amount which, or when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $1,000,000; (b) lend to any person other than in accordance with lending policies as in effect on the date of the Merger Agreement; PROVIDED that, in the case of subclause (a) Great Financial or any Great Financial subsidiary may make any such loan in the event (1) Great Financial or any Great Financial subsidiary has delivered to Star or its designated representative a notice of its intention to make such loan and such information as Star or its designated representative may reasonably require in respect thereof and (2) Star or its designated representative will not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Star of the notice of intention and information as aforesaid; or (c) lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Great Financial or any Great Financial subsidiary (except those denoted "pass" thereon) in an amount in excess of $100,000; PROVIDED, HOWEVER, that nothing in this paragraph will prohibit Great Financial or any Great Financial subsidiary from honoring any contractual obligation in existence on the date of the Merger Agreement. Notwithstanding the provisions of clause (a) described above, Great Financial will be authorized to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), PROVIDED that aggregate increases with respect to any Pre-Existing Facility will not be in excess of the lesser of 5% of such Pre-Existing Facility or $50,000;

      (viii) directly or indirectly (including through its officers, directors, employees or other representatives), initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Great Financial or any Great Financial subsidiary or the acquisition of Equity Securities of Great Financial or any Great Financial subsidiary or the merger of Great Financial or any Great Financial subsidiary with any person (other than Star) or any similar transaction or provide any such person with information or assistance or negotiate with any such person with respect to such a transaction, and Great Financial will notify Star orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to such a transaction within 24 hours of the receipt of any such inquiry, indication or proposal;

        (ix) take any action that would (a) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or the ability of Star or Great Financial to obtain any approval of any Regulatory Authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement or (b) prevent the Merger from qualifying as a reorganization within the meaning of
    Section 368(a) of the Code;

        (x) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

        (xi) materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported as of the date of the Agreement;

       (xii) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties of Great Financial in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

WAIVER AND AMENDMENT

    Any term, condition or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The Merger Agreement may be amended by or on behalf of the Star Board and the Great Financial Board at any time before or after Stockholder Approval, by an instrument in writing signed on behalf of each party; PROVIDED that, after Stockholder Approval, no such modification may alter or change the amount or kind of consideration to be received by holders of Great Financial Common Stock in the Merger.

EMPLOYEE BENEFITS

    EMPLOYEE BENEFITS. Pursuant to the Merger Agreement, Star will take such steps as are necessary or required to integrate the employees of Great Financial and the Great Financial subsidiaries in Star's employee benefit plans available to other employees of Star and Star subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Great Financial or any of the Great Financial subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitation, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of Star and Great Financial will use all reasonable efforts to insure that no amounts paid or payable by Great Financial, Great Financial Subsidiaries or Star to or with respect to any employee or former employee of Great Financial or any Great Financial Subsidiary will fail to be deductible for United States federal income tax purposes by reason of Section 280G of the Code.

    Pursuant to the Merger Agreement, Star will abide by the terms of Great Financial's Severance Plan and GFB Severance Compensation Plan for officers who are Vice Presidents and above as of the Closing Date. With respect to employees of Great Financial, GFB or any of its subsidiaries, Star will provide severance payments in the minimum amount of one week for each year of employment by Great Financial, Great Financial Bank, GFB's subsidiaries or predecessor corporations up to a maximum of 26 weeks of total severance compensation.

    Star has agreed to a continuation of COBRA health benefits pursuant to the existing GFB Plan for employees who are terminated as a result of the Closing, said COBRA benefits to continue for a seven-year period.

    Star has agreed that GFB may allocate the remaining shares of Great Financial Common Stock in the Recognition and Retention Plan for Outside Directors and Recognition and Retention Plan for Officers and Employees (the "RRP Plans") in such manner as GFB deems appropriate; GFB may take any actions prior to the Effective Time reasonably required to vest and distribute Plan Shares (as defined in the RRP Plans) awarded to the participants in the RRP Plans prior to the Effective Time, including, without limitation, adopting a resolution to the effect that a Change in Control of Great Financial or Great Financial Bank has taken place prior to the Effective Time for purposes of accelerating vesting of Plan Shares.

    Star has agreed to establish a Rabbi Trust for those amounts necessary to actuarially fund retirement payments pursuant to the Great Financial Federal Restated Directors Retirement Plan effective January 1, 1992 (the "Board of Directors Retirement Plan") and to fund the Rabbi Trust to purchase split dollar life insurance for those members of the Great Financial Board who have waived their rights under the Board of Directors Retirement Plan; PROVIDED, HOWEVER, that Star shall not be required to fund any such plans to an extent beyond the amounts presently reserved on the books of GFB.

    GREAT FINANCIAL STOCK OPTIONS. At the Effective Time, all rights with respect to Great Financial Incentive Stock Options that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become rights with respect to Star Common Stock, and Star will assume each Great Financial Stock Option in accordance with the terms of the Great Financial Stock Plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Great Financial Incentive Stock Option assumed by Star will be exercisable solely for shares of Star Common Stock, (ii) the number of shares of Star Common Stock subject to each Great Financial Incentive Stock Option will be equal to the number of shares of Great Financial Common Stock subject to such Great Financial Incentive Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of Star Common Stock and (iii) the per share exercise price under each Great Financial Incentive Stock Option shall be adjusted by dividing the per share exercise price under such Great Financial Incentive Stock Option by the Exchange Ratio and rounding up to the nearest cent; PROVIDED, HOWEVER, that the terms of each Great Financial Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. The foregoing assumption shall be undertaken by Star in a manner that will comply with Section 424(a) of the Code, as to any Great Financial Incentive Stock Option. The holder of a Great Financial Incentive Stock Option which is converted into an option with respect to Star Common Stock will not recognize gain or loss solely as a result of such conversion. See "THE MERGER--Certain Federal Income Tax Consequences of The Merger."

    Prior to the Effective Time, Great Financial intends to cancel each Great Financial Stock Option which (i) is not a Great Financial Incentive Stock Option and (ii) is not exercised prior to the Effective Time, by paying to the holder thereof an amount of cash equal to the product of (a) the amount by which the Per Share Cash Consideration exceeds the exercise price of such Great Financial Stock Option and (b) the number of shares of Great Financial Common Stock subject to such Great Financial Stock Option.

    The holder of a Great Financial Stock Option which is converted into an option with respect to Star Common Stock will not recognize gain or loss solely as a result of such conversion. Certain tax consequences will arise, however, upon the exercise of any Great Financial Stock Option that is a nonqualified stock option or the sale or disposition of the shares acquired by exercise of any Great Financial Stock Option that is a Great Financial Incentive Stock Option. See "THE MERGER --Certain Federal Income Tax Consequences of The Merger."

    Certain executive officers of Great Financial, including certain executive officers who are directors, currently hold Great Financial Stock Options which will be converted into rights with respect to Star Common Stock as described above. See "THE MERGER--Interests of Certain Persons in the Merger."

    Certain executive officers, including certain executive officers who are directors, of Great Financial currently hold both Great Financial Incentive Stock Options, which will be converted into rights with respect to Star Common Stock as described above, and other Great Financial Stock Options which will be canceled and paid cash as described above.

    GREAT FINANCIAL EMPLOYEE STOCK OWNERSHIP PLAN. Pursuant to the Merger Agreement Great Financial may cause the Employee Stock Ownership Plan of Great Financial Bank (first effective January 1, 1994) (the "Great Financial ESOP") to allocate, prior to the Effective Time, to participants in the Great Financial ESOP the maximum number of currently unallocated shares of Great Financial Common Stock allowable under Section 415 of the Code. Except as provided in the following paragraph, Great Financial will not take any action which would cause the Great Financial ESOP to be disqualified under Section 401(a) of the Code or to lose its status as an employee stock ownership plan under Section 4975 of the Code.

    On or before the Effective Time, Great Financial will take steps reasonably necessary to cause the Great Financial ESOP to be terminated as of the Effective Time. Any indebtedness of the Great Financial ESOP shall be repaid from the trust associated with the Great Financial ESOP. A final allocation will be prepared, and a request for a favorable determination letter on the termination of the Great Financial ESOP will be filed with the Service. To the maximum extent permitted by the rules and regulations of the Service, upon receipt of the favorable determination letter, the assets of the Great Financial ESOP will be distributed to the participants in due course. At and after the Effective Time, no additional employees will become eligible to participate in the Great Financial ESOP and the assets of the Great Financial ESOP will be applied in accordance with its terms and the rules and regulations of the Service and the United States Department of Labor.

    INDEMNIFICATION AND INSURANCE. Star has agreed that the Merger will not affect or diminish any of Great Financial's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Great Financial or its subsidiaries arising by virtue of its Certificate of Incorporation or Bylaws in the form in effect at the date of the Merger Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of the Merger Agreement, and such duties and obligations will continue in full force and effect and be honored by Star for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Star will provide, or cause to be provided, for a period of not less than two years from the Effective Time, a "tail" insurance and indemnification policy that provides the officers and directors of Great Financial subsidiaries immediately prior to the Effective Time coverage no less favorable than as currently provided by Star to its officers and directors.

STOCK OPTION AGREEMENT

    Concurrently with the execution of the Merger Agreement, Great Financial executed and delivered the Stock Option Agreement, pursuant to which Great Financial granted to Star the Option. Great Financial approved and entered into the Stock Option Agreement to induce Star to enter into the Merger Agreement.

    The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or at any other time prior to the Effective Time be interested in acquiring all of or a significant interest in Great Financial from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to the Great Financial stockholders which had a higher current market price than the Per

Share Stock Consideration and/or the Per Share Cash Consideration. The acquisition of Great Financial could cause the Option to become exercisable. The existence of the Option could significantly increase the cost to a potential acquiror of acquiring either Great Financial compared to its cost had the Stock Option Agreement and the Merger Agreement not been entered into. Such increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire Great Financial than it might otherwise have proposed to pay. Moreover, following consultation with their respective independent accountants, Great Financial and Star believe that the exercise or repurchase of the Option is likely to prohibit any other acquiror of Great Financial from accounting for any acquisition of Great Financial using the pooling of interests accounting method for a period of two years.

    The Stock Option Agreement provides for the purchase by Star of 2,747,083 shares (the "Option Shares") of Great Financial Common Stock at an exercise price of $36.00 per share, payable in cash. The Option Shares, if issued pursuant to the Stock Option Agreement, will in no event exceed 19.9% of the Great Financial Common Stock issued and outstanding without giving effect to the issuance of any Great Financial Common Stock subject to the Option.

    The number of shares of Great Financial Common Stock subject to the Option will be increased or decreased, as appropriate, to the extent that additional shares of Great Financial Common Stock are either (i) issued or otherwise become outstanding (other than pursuant to an exercise of the Option or as permitted under the Merger Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after September 15, 1997, such that, after such issuance, the number of Great Financial Option Shares will continue to equal 19.9% of the Great Financial Common Stock then issued and outstanding without giving effect to the issuance of Great Financial Common Stock subject to the Option. In the event of any change in, or distributions in re spect of, the number of shares of Great Financial Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of such Great Financial Common Stock that would be prohibited by the Merger Agreement, or similar transaction, the type and number of Option Shares purchasable upon exercise of the Option, and the applicable option price will also be adjusted in such a manner as will fully preserve the economic benefits of the Option.

    The Stock Option Agreement provides that the Star or any other holder or holders of the Option (as used in this section, collectively, the "Holder") may exercise the Option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined herein) and a Subsequent Triggering Event (as defined herein) has occurred prior to the occurrence of an Exercise Termination Event (as defined herein); PROVIDED that the Holder has sent to Great Financial written notice of such exercise within 90 days following such Subsequent Triggering Event (subject to extension as provided in the Option Agreement). The terms Initial Triggering Event and Subsequent Triggering Event generally relate to attempts by one or more third parties to acquire a significant interest in Great Financial. Any exercise of the Option will be deemed to occur on the date such notice is sent.

    For purposes of each Option Agreement:

    (i) The term "Initial Triggering Event" means the occurrence of any of the following events or transactions after September 15, 1997: (a) Great Financial or any subsidiary of Great Financial, without the Star's prior written consent, enters into an agreement to engage in, or the Great Financial Board recommends that shareholders of the Great Financial approve or accept, an Acquisition Transaction (as defined herein) with any person or group; (b) Great Financial, without the Star's prior written consent, authorizes, recommends, proposes or publicly announces its in tention to authorize, recommend or propose to engage in an Acquisition Transaction, or, other than as permitted by the Merger Agreement, the Great Financial Board publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Star, its recommendation that its shareholders approve the Merger Agreement in anticipation of engaging in an Acquisition Transaction; (c) any person, other than

Star, any subsidiary of the Star or any Great Financial subsidiary acting in a fiduciary capacity in the ordinary course of business acquires beneficial ownership, or the right to acquire beneficial ownership, of 10% or more of the outstanding shares of Great Financial Common Stock; (d) any person other than Star or any subsidiary of Star made a BONA FIDE proposal to Great Financial or its shareholders by public announcement or written communication that becomes the subject of public disclosure to engage in an Acquisition Transaction; (e) Great Financial breaches any covenant or obligation in the Merger Agreement after any person, other than Star or any subsidiaries of Star, has proposed an Acquisition Transaction, and such breach (1) would entitle the Star to terminate the Merger Agreement and (2) is not remedied prior to the date of the Star's notice to Great Financial of the exercise of the Option; or (f) any person other than Star or any subsidiary of Star, other than in connection with a transaction to which Star has given its prior written consent, files an application or notice with the Federal Reserve Board, or other United States federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (ii) For purposes of the Stock Option Agreement, the term "Acquisition Transaction" means (a) a merger or consolidation, or any similar transaction with Great Financial or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission); (b) a purchase, lease or other acquisition or assumption of all or substantially all of the assets or deposits of Great Financial or any of its Significant Subsidiaries; (c) a purchase or other acquisition of securities representing 10% or more of the voting power of Great Financial; or (d) any substantially similar transaction, PROVIDED, HOWEVER, that in no event will any merger, consolidation, purchase or similar transaction involving only Great Financial and one or more of its subsidiaries or involving only any two or more of such subsidiaries, be deemed to be an Acquisition Transaction, PROVIDED that any such transaction is not entered into in violation of the terms of the Merger Agreement.

    (iii) The term "Subsequent Triggering Event" means the occurrence of either of the following events or transactions after September 15, 1997: (a) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding shares of Great Financial Common Stock; or (b) the occurrence of the Initial Triggering Event described above in clause (i)(a), except that the percentage referred to in clause (ii)(c) of the definition of "Acquisition Transaction" set forth above will be 20%.

    The Option will expire upon the occurrence of an "Exercise Termination Event," which includes: (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except in the case of the termination of the Merger Agreement by Star as a result of an uncured material breach by Great Financial of any of its representations, warranties, covenants or agreements unless the breach by Great Financial is non-volitional; or (iii) the date that is 12 months after the termination of the Merger Agreement if such termination occurs after the occurrence of an Initial Triggering Event or is a termination by the Star as a result of an uncured material breach by Great Financial of any of its representations, warranties, covenants or agreements unless the breach by Great Financial is non-volitional (provided that, if an Initial Triggering Event continues or occurs beyond such termination of the Merger Agreement and prior to the passage of such 12-month period, the Option will terminate 12 months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination of the Merger Agreement).

    As of the date of this Proxy Statement/Prospectus, to the best knowledge of Star and Great Financial, no Initial Triggering Event or Subsequent Triggering Event has occurred.

    Immediately prior to the occurrence of a Repurchase Event (as defined herein), (i) following a request of a Holder, delivered prior to an Exercise Termination Event, Great Financial (or any successor thereto) will repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (a) the market/offer price (as defined herein) exceeds (b) the option price, multiplied by the number of shares for which the Option may then be exercised and (ii) at the request of the owner of

Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10 of the Stock Option Agreement), Great Financial will repurchase such number of the Option Shares from the Owner as the Owner will designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated.

    The term "market/offer price" means the highest of (i) the price per share of Great Financial Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Great Financial Common Stock to be paid by any third party pursuant to an agreement with Great Financial,
(iii) the highest closing price for shares of Great Financial Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Great Financial's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Great Financial as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to Great Financial, divided by the number of shares of Great Financial Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Great Financial. However, if Great Financial at any time after delivery of a notice of repurchase as described in this paragraph is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares, either in whole or to the extent of the prohibition, whereupon, in the latter case, Great Financial will promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that the Great Financial is not prohibited from delivering and (ii) deliver, as appropriate, (a) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Great Financial Common Stock obtained by multiplying the number of shares of Great Financial Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and (b) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. A "Repurchase Event" is deemed to have occurred (i) upon the consummation of an Acquisition Transaction or (ii) upon the acquisition by any person of the beneficial ownership of 50% or more of the then outstanding Great Financial Common Stock, PROVIDED that a Subsequent Triggering Event has occurred prior to an Exercise Termination Event.

    In the event that, prior to an Exercise Termination Event, Great Financial enters into any agreement (i) to consolidate with or merge into any person, other than Star or one of its subsidiaries, such that Great Financial is not the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Star or one of its subsidiaries, to merge into Great Financial and Great Financial is the continuing or surviving corporation, but, in connection with such consolidation or merger, the outstanding shares of Great Financial Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or the then outstanding shares of Great Financial Common Stock after such merger will represent less than 50% of the outstanding voting shares and voting share equivalents of the merged corporation; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Star or any of its subsidiaries, then, and in each such case, the agreement governing such transaction must provide that, upon consummation of such transaction and upon terms and conditions set forth in the Stock Option Agreement, the Option will be converted into, or exchanged for, an option having substantially the same terms as the Option (the "Substitute Option") to purchase securities, at the election of the Holder, of either the acquiring person or any person that controls the acquiring person. At the request of the Holder of the Substitute Option, the issuer of the Substitute

Option will repurchase it at a price, and subject to such other terms and conditions, as set forth in the Stock Option Agreement.

    Within 90 days after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Date (subject to extension as provided in the Stock Option Agreement), the Star may request Great Financial to prepare, file and keep current with respect to the Option Shares, a registration statement with the Commission. Great Financial is required to use its reasonable best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or other disposition of Option Shares. Star has the right to demand two such registrations.

    Neither the Great Financial nor the Star may assign any of its rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the express written consent of the other party, except that, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, Star, subject to the terms of the Stock Option Agreement, may assign, in whole or in part, its rights and obligations thereunder, within 90 days (subject to extension as provided in the Stock Option Agreement) of such Subsequent Triggering Event; PROVIDED that, until the date 15 days after the date on which the Federal Reserve Board approves an application by Star to acquire Option Shares, Star may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Great Financial, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on Star's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    Certain rights and obligations of Star and Great Financial under the Stock Option Agreement are subject to receipt of required regulatory approvals. The approval of the Federal Reserve Board is required for the acquisition by Star of more than 5% of the outstanding shares of Great Financial Common Stock. Accordingly, Star has included or will include in its applications with the Federal Reserve Board a request for approval of the right of the Star to exercise its rights under the Stock Option Agreement, including its right to purchase more than 5% of the outstanding shares of Great Financial Common Stock. See "THE MERGER--Regulatory Approval."

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

    The following unaudited Pro Forma Condensed Financial Information and explanatory notes are presented to show the impact on the historical financial position and results of operations of Star for the proposed combination with Great Financial.

    In accordance with the terms of the Merger Agreement, each share of Great Financial Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of the holder thereof, either (i) 0.949 of a share of Star Common Stock and the associated preferred share purchase rights under Star's Rights Agreement, dated October 27, 1989, or
(ii) $44.00 in cash, provided that the aggregate number of shares of Great Financial Common Stock that shall be converted in the Merger into the right to receive Star Common Stock shall equal seventy percent of the issued and outstanding shares of Great Financial Common Stock immediately prior to the Effective Time.

    The unaudited Pro Forma Condensed Financial Information reflects the Merger using the purchase method of accounting. The cash component of the purchase price is assumed to equal 30% of the purchase price in the unaudited Pro Forma Condensed Financial Information and is expected to be funded by Star through the issuance of short-term borrowings.

    The unaudited Pro Forma Condensed Balance Sheet assumes that the Merger was consummated on September 30, 1997. The unaudited Pro Forma Condensed Combined Income Statement reflects the consolidation of the results of operations of Star and Great Financial for the year ended December 31, 1996, and the nine months ended September 30, 1997.

    The unaudited Pro Forma Condensed Financial Information reflects the Merger based upon the preliminary purchase accounting adjustments. Actual adjustments, which will include adjustments to additional assets, liabilities and other items including identifiable intangibles, will be made on the basis of appraisals and evaluations as of the Effective Time and, therefore, are likely to differ from those reflected in the unaudited Pro Forma Condensed Financial Information.

    The combined company expects to achieve substantial merger benefits including operating cost savings and revenue enhancements. The pro forma earnings, which do not reflect any potential savings or revenue enhancements which are expected to result from the consolidation of operations of Star and Great Financial, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings and revenue enhancements to be realized.

                             STAR BANC CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                         PRO FORMA
                                                                              GREAT                        STAR
                                                              STAR BANC     FINANCIAL     PRO FORMA        BANC
                                                             CORPORATION   CORPORATION   ADJUSTMENTS    CORPORATION
                                                            -------------  ------------  ------------  -------------
ASSETS:
Cash and Due from Banks...................................  $     529,401  $     38,813  $         --  $     568,214
Money Market Instruments..................................        137,947         3,873            --        141,820

Investment Securities:
  Available-for-Sale......................................      1,086,472       737,383            --      1,823,855
  Held-to-Maturity........................................        159,355            --            --        159,355
                                                            -------------  ------------  ------------  -------------
    Total Securities......................................      1,245,827       737,383            --      1,983,210

Loans Net of Unearned Interest............................      8,325,977     1,989,054          (534 (4)    10,314,497
      Allowance for Loan Losses...........................        129,853        14,663            --        144,516
                                                            -------------  ------------  ------------  -------------
    Net Loans.............................................      8,196,124     1,974,391          (534)    10,169,981

Bank Premises and Equipment...............................        139,855        33,296            --        173,151
Acceptances - Customers' Liability........................         19,149            --            --         19,149
Intangibles...............................................        216,775        11,686       362,377   )(4       590,838
Mortgage Servicing Rights.................................          9,015        39,052        18,000(4)        66,067
Other Assets..............................................        278,344        55,011            --        333,355
                                                            -------------  ------------  ------------  -------------
    Total Assets..........................................  $  10,772,437  $  2,893,505  $    379,843  $  14,045,785
                                                            -------------  ------------  ------------  -------------
                                                            -------------  ------------  ------------  -------------

LIABILITIES:
Deposits:
  Noninterest-Bearing Deposits............................  $   1,522,249  $    152,661  $         --  $   1,674,910
  Interest-Bearing Deposits...............................      6,353,755     1,766,617         7,400(4)     8,127,772
                                                            -------------  ------------  ------------  -------------
    Total Deposits........................................      7,876,004     1,919,278         7,400      9,802,682
Short-Term Borrowings.....................................      1,302,728       242,496       182,469(3)     1,727,693
Long-Term Debt............................................        318,698       395,952         4,100(4)       715,750
Trust Preferred Securities................................        148,566            --            --        148,566
Acceptances Outstanding...................................         19,149            --            --         19,149
Other Liabilities.........................................        223,794        47,432        37,964(4)       309,190
                                                            -------------  ------------  ------------  -------------
    Total Liabilities.....................................      9,888,939     2,602,158       231,933     12,723,030
                                                            -------------  ------------  ------------  -------------

SHAREHOLDERS' EQUITY:
Common Stock..............................................        452,407           165        22,832(8)       475,404
Surplus...................................................         80,570       165,284       104,831(8)       350,685
Retained Earnings.........................................        492,621       192,352      (192,352 (8)       492,621
Treasury Stock, at cost...................................       (153,719)      (72,313)      218,458(8)        (7,574)
Net Unrealized Gain/(Loss) on Securities
  Available-for-Sale......................................         11,619         5,859        (5,859 (8)        11,619
                                                            -------------  ------------  ------------  -------------
    Total Shareholders' Equity............................        883,498       291,347       147,910   )(8     1,322,755
                                                            -------------  ------------  ------------  -------------

    Total Liabilities and Shareholders' Equity............  $  10,772,437  $  2,893,505  $    379,843  $  14,045,785
                                                            -------------  ------------  ------------  -------------
                                                            -------------  ------------  ------------  -------------

     See accompanying notes to the unaudited pro forma condensed financial information

                             STAR BANC CORPORATION

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           GREAT                   PRO FORMA
                                                            STAR BANC    FINANCIAL    PRO FORMA    STAR BANC
                                                           CORPORATION  CORPORATION  ADJUSTMENTS  CORPORATION
                                                           -----------  -----------  -----------  -----------
INTEREST INCOME:
Interest and Fees on Loans...............................   $ 635,619    $ 157,893    $  (1,371)(5)  $ 792,141
Interest on Investment Securities........................      98,206       40,323       (1,800)(5)    136,729
Other....................................................       1,700        1,039       --            2,739
                                                           -----------  -----------  -----------  -----------
  Total Interest Income..................................     735,525      199,255       (3,171)     931,609
                                                           -----------  -----------  -----------  -----------
INTEREST EXPENSE:
Interest on Deposits.....................................     262,675       81,981       (2,338)   (6)    342,318
Interest on Borrowings...................................      54,651       41,436        7,339   )(6    103,426
                                                           -----------  -----------  -----------  -----------
  Total Interest Expense.................................     317,326      123,417        5,001      445,744
                                                           -----------  -----------  -----------  -----------
      Net Interest Income................................     418,199       75,838       (8,172)     485,865
Provision for Loan Losses................................      40,773        2,586       --           43,359
                                                           -----------  -----------  -----------  -----------
      Net Interest Income after Provision for
        Loan Losses......................................     377,426       73,252       (8,172)     442,506
                                                           -----------  -----------  -----------  -----------
NONINTEREST INCOME:
Trust Income.............................................      46,917       --           --           46,917
Service Charges on Deposits..............................      55,983       --           --           55,983
Credit Card Income.......................................      19,183       --           --           19,183
Electronic Banking Income................................      10,231       --           --           10,231
Mortgage Banking Income..................................       7,556       28,522       (4,000)(5)     32,078
Investment Securities Gains/(Losses)--Net................      (2,451)         848       --           (1,603)
All Other Income.........................................      33,103        6,468       --           39,571
                                                           -----------  -----------  -----------  -----------
  Total Noninterest Income...............................     170,522       35,838       (4,000)     202,360
                                                           -----------  -----------  -----------  -----------
NONINTEREST EXPENSE:
Salaries.................................................     121,366       24,477       --          145,843
Pension and Other Employee Benefits......................      19,905        8,257       --           28,162
Equipment Expense........................................      17,329        5,894       --           23,223
Occupancy Expense--Net...................................      22,019        3,371       --           25,390
All Other Expense........................................     122,592       26,928       14,815(5)    164,335
                                                           -----------  -----------  -----------  -----------
                                                              303,211       68,927       14,815      386,953
SAIF special assessment..................................       5,000        9,699       --           14,699
                                                           -----------  -----------  -----------  -----------
  Total Noninterest Expense..............................     308,211       78,626       14,815      401,652
                                                           -----------  -----------  -----------  -----------
INCOME BEFORE TAXES......................................     239,737       30,464      (26,987)     243,214
Income Tax...............................................      81,378       10,957       (4,260)(7)     88,075
                                                           -----------  -----------  -----------  -----------
  NET INCOME.............................................   $ 158,359    $  19,507    $ (22,727)   $ 155,139
                                                           -----------  -----------  -----------  -----------
                                                           -----------  -----------  -----------  -----------
Primary earnings per common share........................   $    1.79    $    1.36                 $    1.59
Fully diluted earnings per common share..................        1.79         1.36                      1.59
Average common shares--primary...........................      88,564       14,293                    97,747
Average common shares--fully diluted.....................      88,584       14,357                    97,767

     See accompanying notes to the unaudited pro forma condensed financial information.

                             STAR BANC CORPORATION

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                           GREAT                   PRO FORMA
                                                            STAR BANC    FINANCIAL    PRO FORMA    STAR BANC
                                                           CORPORATION  CORPORATION  ADJUSTMENTS  CORPORATION
                                                           -----------  -----------  -----------  -----------
INTEREST INCOME:
Interest and Fees on Loans...............................   $ 523,214    $ 122,612    $  (1,028)(5)  $ 644,798
Interest on Investment Securities........................      70,237       39,427       (1,350)(5)    108,314
Other....................................................       2,624          376       --            3,000
                                                           -----------  -----------  -----------  -----------
  Total Interest Income..................................     596,075      162,415       (2,378)     756,112
                                                           -----------  -----------  -----------  -----------
INTEREST EXPENSE:
Interest on Deposits.....................................     199,572       68,225       (1,754)   (6)    266,043
Interest on Borrowings...................................      53,332       32,435        5,505(  (6)     91,272
                                                           -----------  -----------  -----------  -----------
  Total Interest Expense.................................     252,904      100,660        3,751      357,315
                                                           -----------  -----------  -----------  -----------
      Net Interest Income................................     343,171       61,755       (6,129)     398,797
Provision for Loan Losses................................      41,614        2,323       --           43,937
                                                           -----------  -----------  -----------  -----------
      Net Interest Income after Provision for
        Loan Losses                                           301,557       59,432       (6,129)     354,860
                                                           -----------  -----------  -----------  -----------
NONINTEREST INCOME:
Trust Income.............................................      41,580       --           --           41,580
Service Charges on Deposits..............................      44,980        2,159       --           47,139
Credit Card Income.......................................      17,110       --           --           17,110
Electronic Banking Income................................      11,417       --           --           11,417
Mortgage Banking Income..................................       9,855       19,825       (3,000)(5)     26,680
Investment Securities Gains/(Losses)--Net................      (4,238)       1,498       --           (2,740)
All Other Income.........................................      28,709        5,638       --           34,347
                                                           -----------  -----------  -----------  -----------
  Total Noninterest Income...............................     149,413       29,120       (3,000)     175,533
                                                           -----------  -----------  -----------  -----------
NONINTEREST EXPENSE:
Salaries.................................................      94,984       20,434       --          115,418
Pension and Other Employee Benefits......................      15,723        6,668       --           22,391
Equipment Expense........................................      14,441        4,618       --           19,059
Occupancy Expense--Net...................................      17,003        2,384       --           19,387
All Other Expense........................................      94,720       18,441       11,111(5)    124,272
                                                           -----------  -----------  -----------  -----------
                                                              236,871       52,545       11,111      300,527
SAIF special assessment..................................      --           --           --           --
                                                           -----------  -----------  -----------  -----------
  Total Noninterest Expense..............................     236,871       52,545       11,111      300,527
                                                           -----------  -----------  -----------  -----------
INCOME BEFORE TAXES......................................     214,099       36,007      (20,240)     229,866
Income Tax...............................................      71,068       12,485       (3,195)(7)     80,358
                                                           -----------  -----------  -----------  -----------
  NET INCOME.............................................   $ 143,031    $  23,522    $ (17,045)   $ 149,508
                                                           -----------  -----------  -----------  -----------
                                                           -----------  -----------  -----------  -----------
Primary earnings per common share........................   $    1.66    $    1.69                 $    1.57
Fully diluted earnings per common share..................        1.66         1.67                      1.57
Average common shares--primary...........................      86,284       13,958                    95,467
Average common shares--fully diluted.....................      86,284       14,080                    95,467

     See accompanying notes to the unaudited pro forma condensed financial information.

                        NOTES TO THE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
          (DOLLARS IN THOUSANDS, SHARES AND PER SHARE AMOUNTS ACTUALS)

    The unaudited Pro Forma Condensed Combined Financial Information is based on the following adjustments and related assumptions; the actual purchase accounting adjustments will be made on the basis of appraisals and evaluations as of the date of consummation of the merger, and therefore, will differ from those reflected in the unaudited Pro Forma Condensed Financial Information.

NOTE 1

    The purchase accounting adjustments to record this merger used in the preparation of the unaudited Pro Forma Condensed Combined Balance Sheet are summarized below:

Shares of Great Financial as of September 30, 1997, net of
  treasury shares outstanding..................................  13,823,438
                                                                 ----------
                                                                 ----------
30% of shares paid in cash.....................................   4,147,031
70% of shares exchanged........................................   9,676,407
                                                                 ----------
                                                                 13,823,438
                                                                 ----------
                                                                 ----------
Exchange ratio of Star shares for 70% of Great Financial
  Shares.......................................................        .949
                                                                 ----------
                                                                 ----------
Treasury shares to be issued (average cost $31.88 per share)...   4,583,513
New shares to be issued........................................   4,599,397
                                                                  9,182,910
                                                                 ----------
                                                                 ----------
Total consideration (purchase price):
  Shares exchanged for cash....................................  $  182,469
  Shares issued at market value of $46.375 per share (market
  value at date of agreement)..................................     425,857
  Value of incentive stock options (Note 2)....................      13,400
                                                                 ----------
Total purchase price...........................................     621,726
Historical net assets acquired.................................    (291,347)
Cost of cancellation of non-qualified options (Note 2).........      21,858
                                                                 ----------
Excess of purchase price over historical net assets acquired...  $  352,237
                                                                 ----------
                                                                 ----------

    In accordance with the terms of the Merger Agreement, each share of Great Financial Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, at the election of the holder thereof, either (i) 0.949 of a share of Star Common Stock and the associated preferred share purchase rights under Star's Rights Agreement, dated October 27, 1989, or
(ii) $44.00 in cash, provided that the aggregate number of shares of Great Financial Common Stock that shall be converted in the Merger into the right to receive Star Common Stock shall equal seventy percent of the issued and outstanding shares of Great Financial Common Stock immediately prior to the Effective Time. The adjustment to paid-in capital for the difference in the cost of the treasury shares and the market value at the date of agreement is $66 million. The pro forma adjustments include approximately $15 million related to current estimates of direct charges in connection with the merger as detailed in note 4.

NOTE 2

    The purchase price includes an estimated valuation of 416,188 shares of incentive stock options which will be converted into and become rights with respect to Star common stock multiplied by the Exchange Ratio. Prior to the Effective Time Great Financial intends to cancel each of its 1,049,444 nonqualified stock options with an average exercise price of $11,967, and pay to the holders thereof an amount of cash equal to the amount by which the Per Share Consideration exceeds the exercise price of such options. The

                        NOTES TO THE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
          (DOLLARS IN THOUSANDS, SHARES AND PER SHARE AMOUNTS ACTUALS)

NOTE 2 (CONTINUED)
$21,858,000 value represents such consideration paid assuming the Per Share Cash Consideration price of $44.00 and is net of a 35% tax benefit attributable to the consideration paid.

NOTE 3

    The Pro Forma Condensed Combined Financial Information reflects additional short-term borrowings of $182.5 million to acquire 30% of the shares outstanding. The ultimate source of cash may vary.

NOTE 4

    The following assumptions were used in establishing the purchase accounting adjustments related to the Merger in the unaudited Pro Forma Condensed Combined Financial Information.

    SECURITIES--All securities are available for sale; accordingly, the net unrealized gain is reflected as retained earnings. The securities premium is assumed to be amortized into interest income on an effective interest method basis over the remaining estimated maturities of the affected securities, approximately 4.5 years.

    LOANS--Reflects the difference between the estimated fair value and carrying value based on current market rates and estimated remaining maturities of loans with similar terms to borrowers of similar credit quality.

    MORTGAGE SERVICING RIGHTS--Reflects the estimated fair value in excess of carrying value of mortgage servicing rights at September 30, 1997. The excess of fair value over carrying value is amortized over the estimated eight year maturity of the underlying mortgages.

    INTANGIBLES--Includes both identifiable intangibles (primarily deposit core benefit), and goodwill. Since the final determination of adjustments to assets and liabilities will be made based on the fair values as of the Effective Time and after appraisals and evaluations are complete, the final amounts will differ from the estimates provided herein. The identifiable intangibles are amortized as noninterest expense on a straight-line basis over a currently estimated 10-year life and goodwill on a straight-line basis over 25 years.

    DEPOSITS AND LONG-TERM DEBT--Reflects the difference between the estimated fair value and carrying value based on current market rates of deposits and debt with similar terms and remaining maturities.

    OTHER LIABILITIES--Represents the estimated tax liability associated with adjustments to the carrying value of loans, deposits, and mortgage servicing rights, in addition to liabilities for the estimated direct charges in connection with the merger and the cost of cancellation of the non-qualified options.

    SUMMARY OF PURCHASE ACCOUNTING ADJUSTMENTS--The following details the effect of the purchase accounting adjustments on goodwill as described above and includes current estimates of direct charges in connection with the Merger. Such estimated direct charges ($15 million), in addition to the related tax effects of the fair value adjustments ($1.1 million) and the cost of cancellation of the nonqualified options

                        NOTES TO THE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
          (DOLLARS IN THOUSANDS, SHARES AND PER SHARE AMOUNTS ACTUALS)

NOTE 4 (CONTINUED)
have been included in other liabilities and appropriately goodwill in the accompanying pro forma financial information.

Excess of purchase price over historical net assets acquired (note
  1)..............................................................  $ 352,237
  Net fair value adjustment of loans..............................        534
  Fair value adjustment of mortgage servicing rights..............    (18,000)
  Fair value adjustments of CDs and long-term debt................     11,500
  Direct charges:
    Write-off of existing lease obligations, contracts, software
    and equipment.................................................      2,800
    Severance and officer payouts.................................      7,000
    Professional fees and other direct charges....................      5,200
  Tax effect of fair value adjustments............................      1,106
                                                                    ---------
    Total goodwill and identified intangible assets...............    362,377
  Identified core deposit intangible..............................     20,000
                                                                    ---------
    Total goodwill................................................  $ 342,377
                                                                    ---------
                                                                    ---------

NOTE 5

    The purchase accounting adjustments related to the Merger reflected in the unaudited Pro Forma Condensed Combined Income Statement are summarized as follows:

                                                                                NINE MONTHS
                                                                                   ENDED            YEAR ENDED
                                                                             SEPTEMBER 30, 1997  DECEMBER 31, 1996
                                                                             ------------------  -----------------
Interest income--
  Amortization of investment securities....................................      $   (1,350)         $  (1,800)
  Amortization of loans....................................................          (1,028)            (1,371)

Interest expense--
  Amortization of CDs......................................................          (1,754)            (2,338)
  Amortization of long-term debt...........................................          (1,160)            (1,547)

Noninterest income--
  Amortization of mortgage servicing rights................................          (3,000)            (4,000)

Noninterest expense--
  Amortization of identifiable intangibles and goodwill....................          11,111             14,815

                        NOTES TO THE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
          (DOLLARS IN THOUSANDS, SHARES AND PER SHARE AMOUNTS ACTUALS)

NOTE 6

    Purchase accounting adjustments related to Star's funding of the merger have been reflected in the unaudited Pro Forma Condensed Combined Income Statement as follows:

                                                                                 NINE MONTHS
                                                                                    ENDED            YEAR ENDED
                                                                             SEPTEMBER 30, 1997   DECEMBER 31, 1996
                                                                             -------------------  -----------------
Interest expense on short-term borrowings to fund the cash component of the
  purchase price...........................................................       $   6,665           $   8,886

NOTE 7

    Income tax expense on pro forma adjustments is reflected using a 35% tax rate.

NOTE 8

    The Pro Forma Adjustments impacting shareholders' equity are as follows:

(a) Elimination of Great Financial Shareholders' Equity.....................    $ (291,347)
(b) Issuance of 9,182,910 Star common shares at a market value of $46.375...       425,857
(c) Value of 416,188 shares of incentive stock options discussed in Note
  2.........................................................................        13,400
                                                                              --------------
                                                                                $  147,910
                                                                              --------------
                                                                              --------------

                        COMPARISON OF SHAREHOLDER RIGHTS

    Upon the conversion of their shares of Great Financial Common Stock into the right to receive shares of Star Common Stock pursuant to the Merger, the stockholders of Great Financial, a Delaware corporation, will become shareholders of Star, an Ohio corporation. The following is a description of Star capital stock, including the Star Common Stock to be issued in the Merger, and a summary of the material differences between the rights of holders of Great Financial Common Stock and the rights of holders of Star Common Stock. These differences arise in part from the differences between the Delaware Law and the Ohio Law. Additional differences arise from the governing instruments of the two companies (in the case of Great Financial, the Great Financial Certificate of Incorporation and the Great Financial By-laws, and, in the case of Star, the Star Articles of Incorporation and the Star Regulations). Although it is impractical to compare all of the aspects in which the Delaware Law and the Ohio Law and the companies' governing instruments differ with respect to shareholders' rights, the following discussion summarizes certain significant differences between them.

DESCRIPTION OF STAR COMMON STOCK AND ATTACHED PREFERRED SHARE PURCHASE RIGHTS

    GENERAL. Star has authorized 200,000,000 shares of Star Common Stock and 1,000,000 shares of preferred stock, no par value ("Star Preferred Stock"). At the Record Date, Star had 85,398,978 shares of Star Common Stock issued and outstanding and no shares of Star Preferred Stock issued and outstanding. Under the Ohio Law, the Star Board may generally approve the issuance of authorized shares of Star Common Stock and Star Preferred Stock without shareholder approval.

    The Star Board is also authorized to fix the number of shares and determine the designation of any series of Star Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Star Preferred Stock. The Star Board has designated and reserved Series A Preferred Stock pursuant to the Star Preferred Share Purchase Rights Plan defined and described below.

    The existence of a substantial number of unissued and unreserved shares of Star Common Stock and undesignated shares of Star Preferred Stock may enable the Star Board to issue shares to such persons and in such manner as may be deemed to have an antitakeover effect.

    DIVIDENDS. The holders of the Star Common Stock are entitled to share ratably in dividends when, as and if declared by the Star Board from funds legally available therefor, after full cumulative dividends have been paid or declared, and funds sufficient for the payment thereof set apart, on all series of Star Preferred Stock ranking superior as to dividends to the Star Common Stock.

    The Star Board intends to maintain its present policy of paying quarterly cash dividends on the Star Common Stock when justified by the financial condition of Star and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including Star's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the Star Board may deem relevant. The payment of dividends to Star by Star Bank, N.A. is subject to extensive regulation by various state and federal regulatory agencies. See "SUPERVISION AND REGULATION."

    VOTING RIGHTS. Each holder of Star Common Stock has one vote for each share held on matters presented for consideration by the shareholders. Holders of Star Common Stock do not have a right to cumulate votes.

    PREEMPTIVE RIGHTS. The holders of Star Common Stock have no preemptive right to acquire any additional unissued shares or treasury shares of Star.

    LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding-up of Star, whether voluntary or involuntary, the holders of Star Common Stock will be entitled to share ratably in any of its assets or

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funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding Star Preferred Stock.

    ASSESSMENT AND REDEMPTION. Shares of Star Common Stock issuable in the Merger will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

    PREFERRED SHARE PURCHASE RIGHTS PLAN. One Right is attached to each share of Star Common Stock. The Rights trade automatically with shares of Star Common Stock, and become exercisable and will trade separately from the Star Common Stock only if a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Star Common Stock, or upon commencement or announcement, or notice to Star, of intent to make a tender offer for 30% or more of the outstanding shares of Star Common Stock, or a holder of 10% or more of the outstanding shares of Star Common Stock is declared an "Adverse Person" by the Star Board. Star is entitled to redeem the Rights at a price of one cent per Right at any time before the twentieth day following the occurrence of an event making such Right exercisable. When exercisable, each Right will entitle the holder to buy 1/100 of a share of Star Series A Preferred Stock at an exercise price of $100.00 per Right. In the event a person or group acquires beneficial ownership of 20% or more of Star Common Stock, holders of Rights (other than the acquiring person or group) may purchase Star Common Stock having a market value of twice the then current exercise price of each Right. If Star is acquired by any person or group after the Rights become exercisable, each Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each Right. The Rights are designed to protect the interests of Star and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with the Star Board prior to attempting a takeover and to give the Star Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Rights, which can be redeemed by the Star
Board in certain circumstances, expire by their terms on                  .

    CLASSIFICATION OF THE STAR BOARD. The Star Board is divided into three classes, and the directors are elected by classes to three-year terms, so that one of the three classes of the directors of Star will be elected at each annual meeting of the shareholders. While this provision promotes stability and continuity of the Star Board, classification of the Star Board may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of shareholders by a person who obtains a controlling interest in the Star Common Stock and thereby could impede a change in control of Star.

    OTHER MATTERS. Star's Articles of Incorporation and Regulations also contain provisions which: (i) require the affirmative vote of the holders of at least 80% of the outstanding Star Common Stock and 50% of outstanding Star Common Stock by shareholders other than the "related person" to approve certain "business combinations" with "related persons" unless the Star Board first approves such business combinations; and (ii) require an affirmative vote of at least 80% of the outstanding Star Common Stock for the amendment, alteration, change or repeal of any of the above provision PROVIDED, HOWEVER, that, if there is a "related person" such 80% vote must include the affirmative vote of at least 50% of the outstanding Star Common Stock held by shareholders other than the related person. Such provisions may be deemed to have an antitakeover effect.

RESTRICTIONS ON RESALE OF STAR CAPITAL STOCK BY AFFILIATES; AFFILIATE AGREEMENTS

    STAR COMMON STOCK. Under Rule 145 of the Securities Act, all of the executive officers and directors of Great Financial, by virtue of being affiliates of Great Financial, will be limited in their right to resell the stock so received in the Merger. Such officers and directors who desire to resell the Star Common Stock so received must sell such stock either pursuant to an effective registration statement under the Securities Act or in accordance with an applicable exemption. In addition, officers and directors of Great Financial who become "affiliates" of Star following the Merger will be limited in their right to resell the Star Common Stock received in the Merger.

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    Rule 145(d) under the Securities Act provides that persons deemed to be affiliates of a company such as Star solely by virtue of having been affiliates of a company such as Great Financial prior to a transaction such as the Merger may resell their stock pursuant to certain of the requirements of Rule 144 under the Securities Act if such stock is sold within the first year after the receipt thereof. After one year, if such person is not an affiliate of Star and if Star is current with respect to its required public filings, a former affiliate of Great Financial may freely resell the stock received in the Merger without limitation. Star has agreed to comply with the current information requirements of Rule 144 for a period of two years following the Merger. After two years from the issuance of the stock, if such person is not an affiliate of Star at the time of sale and for at least three months prior to such sale, such person may freely resell such stock, without limitation, regardless of the status of Star's required public filings.

    The shares of Star Common Stock to be received by affiliates of Great Financial in the Merger will be legended as to the restrictions imposed upon resale of such stock.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF STAR AND STOCKHOLDERS OF GREAT FINANCIAL

    AMENDMENT OF CHARTER DOCUMENTS. The Delaware Law requires approval by holders of a majority of the voting power of Great Financial Common Stock in order to amend the Great Financial Certificate of Incorporation. To amend an Ohio corporation's articles of incorporation, the Ohio Law requires the approval of shareholders holding two-thirds of the voting power of the corporation, or, in cases in which class voting is required, of shareholders holding two-thirds of the voting power of such class, unless otherwise specified in such corporation's articles of incorporation. The Star Articles of Incorporation specify that the holders of a majority of the voting power of Star may amend the Star Articles of Incorporation, except that amendments to the number of and classification of directors, the indemnification of officers and directors, business combination, nomination of directors and requirement that Shareholder action be taken at a Shareholder meeting provisions require the affirmative vote of 80% of the total voting power. The Great Financial Certificate of Incorporation contains a similar 80% vote of outstanding capital stock to amend provisions relating to control share acquisitions, certain business combinations, special meetings, action without a shareholder meeting, number of and classification of directors, adoption of By-laws and indemnification of officers and directors. See "--Mergers, Acquisitions and Certain Other Transactions."

    AMENDMENT AND REPEAL OF BY-LAWS AND REGULATIONS. Under the Delaware Law, holders of a majority of the voting power of a corporation and, when provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the by-laws of a corporation. The Great Financial Certificate of Incorporation grants the directors of Great Financial such power.

    The Ohio Law provides that only shareholders of a corporation have the power to amend and repeal a corporation's code of regulations. The Star Regulations may only be amended by the affirmative vote of a majority of the voting power represented by the outstanding voting stock of Star present in person or by proxy at an annual or special meeting called for such purpose.

    REMOVAL OF DIRECTORS. The Delaware Law provides that directors may be removed from office, with or without cause, by the holders of a majority of the voting power of all outstanding voting stock, unless the corporation has a classified board and its certificate of incorporation otherwise provides. The Great Financial Certificate of Incorporation does provide for a classified board and that directors may only be removed for cause by affirmative vote of at least 80% of the voting power of all then-outstanding shares of capital stock of Great Financial entitled to vote in the election of directors.

    The Ohio Law provides that, unless the governing documents of a corporation provide otherwise, directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the corporation with respect to the election of directors, except that, unless all the directors or all the directors of a particular class are removed, no individual director may be removed if the votes of a sufficient number of shares are cast against such director's removal which, if voted at an election

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of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. Star has a classified board, with the result that directors serve for three year terms and one-third of the Star Board is elected annually. Directors of Star may be removed only for cause by the affirmative vote of a majority of the voting power present at a meeting of Star shareholders.

    VACANCIES ON THE BOARD. The Delaware Law provides that, unless the governing documents of a corporation provide otherwise, vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office. The Great Financial Certificate of Incorporation provides that any vacancy on the Great Financial Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, even though less than a quorum. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors shall have a term that shall coincide with the remaining term of that class. Any directors elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

    The Ohio Law provides that, unless the governing documents of a corporation provide otherwise, vacancies on the board of directors may be filled by a majority of the remaining directors of a corporation. The Star Articles of Incorporation provide that the remaining directors of the class may or in the event that no directors of such class remain by the remaining directors of the other two classes, in either case by a vote of a majority of their number, fill any vacancy for the unexpired term.

    RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS. The Delaware Law permits special meetings of stockholders to be called by the board of directors and such other persons, including stockholders, as the certificate of incorporation or by-laws may provide. The Delaware Law does not require that stockholders be given the right to call special meetings. The Great Financial By-laws provide that special meetings may be called for any purpose or purposes by the Great Financial Board.

    Under the Ohio Law, the holders of at least 25% of the outstanding shares of a corporation, unless the corporation's regulations specify another percentage, which may in no case be greater than 50%, the directors, by action at a meeting or a majority of the directors acting without a meeting, the Chairman of the Board, the President or, in case of the President's death or disability, the Vice President authorized to exercise the authority of the President have the authority to call special meetings of shareholders. The Star Articles of Incorporation expressly provide that special meetings of Star shareholders may be called by the Star Chief Executive Officer or by shareholders holding 50% or more of the voting power of the then-outstanding shares entitled to vote in an election of directors, taken together as a single class.

    SHAREHOLDER ACTION WITHOUT A MEETING. The Delaware Law provides that, unless otherwise provided in the Certificate of Incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of common stock having not less than the minimum number of votes otherwise required to approve such action at a meeting of stockholders consent in writing. The Great Financial Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders, duly called and held with prior notice and a vote, and may not be effected by any consent in writing by such stockholders. Under the Ohio Law, unless otherwise provided in governing documents, any action that may be taken by shareholders at a meeting may be taken without a meeting with the unanimous written consent of all shareholders entitled to vote thereat. The Star Articles of Incorporation provide that action by shareholders may not be effected by a consent in writing without a meeting.

    CLASS VOTING. The Delaware Law requires voting by separate classes only with respect to amendments to a corporation's certificate of incorporation that adversely affect the holders of those classes or that increase or decrease the aggregate number of authorized shares or the par value of the shares of any of those classes. Under the Ohio Law, holders of a particular class of shares are entitled to vote as a separate

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class if the rights of that class are affected in certain respects by mergers, consolidations or amendments to the articles of incorporation.

    CUMULATIVE VOTING. Under the Delaware Law, stockholders do not have the right to cumulate their votes in the election of directors unless such right is granted in the certificate of incorporation. The Great Financial Certificate of Incorporation does not grant such rights. Under the Ohio Law, unless the articles of incorporation are amended to eliminate cumulative voting for directors following their initial filing with the Ohio Secretary of State, each shareholder has the right to vote cumulatively in the election of directors if certain notice requirements are satisfied. The Star Articles of Incorporation have been amended to eliminate the rights of the Star shareholders to vote cumulatively in the election of directors.

    PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS
COMBINATIONS. Section 203 of the Delaware Law provides generally that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in a wide range of "business combinations" with the corporation for a period of three years following the date the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

    These restrictions on interested stockholders do not apply under certain circumstances, including, but not limited to, the following (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203 of the Delaware Law, or
(ii) if the corporation, by action of its stockholders, adopts an amendment to its by-laws or certificate of incorporation expressly electing not to be governed by such section. Neither the Great Financial Certificate of Incorporation nor the Great Financial By-laws contain a provision electing not to be governed by such section.

    Like Section 203 of the Delaware Law, Chapter 1704 of the Ohio Law prohibits an interested shareholder from engaging in a wide range of "business combinations" similar to those prohibited by Section 203 of the Delaware Law. However, in contrast to Section 203 of the Delaware Law, under Chapter 1704 of the Ohio Law an interested shareholder includes a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation. Chapter 1704 of the Ohio Law restrictions does not apply under certain circumstances, including, but not limited to, the following: (i) if directors of the corporation have approved the transactions or the interested shareholder's acquisition of shares of the corporation prior to the date the interested shareholder became a shareholder of the corporation, and (ii) if the corporation, by action of its shareholders holding at least 66 2/3% of the voting power of the corporation, adopts an amendment to its articles of incorporation specifying that Chapter 1704 of the Ohio Law shall not be applicable to the corporation.

    Under Section 1701.831 of the Ohio Law, unless the articles of incorporation or code of regulations of a corporation otherwise provide, any control share acquisition of an "Issuing Public Corporation" can only be made with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; or 50% or more.

    The Great Financial Certificate of Incorporation contains a provision limiting the ability of a beneficial owner of more than 10% of the then outstanding Great Financial Common Stock ("Over Limit

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Holder") to vote its shares. Pursuant to Article Fourth, Section C, an Over
Limit Holder may not vote any shares held by such Over Limit Holder which exceed 10% of the then outstanding Great Financial Common Stock.

    FAIR PRICE PROVISIONS. The Star Articles of Incorporation also include a "fair price" provision that is designed to provide reasonable assurances to shareholders that, in the event any shareholder or group of shareholders acquires 20% or more of outstanding Star Common Stock (the "Acquiror") and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction which would force a change or termination of the other shareholders' ownership interests (a "Business Combination"), such other shareholders must receive consideration not less than the greater of (i) the highest price paid by the Acquiror in acquiring any of its 20% stock interest and (ii) an amount which bears the same or a greater percentage relationship to the market price of Star Common Stock immediately prior to the announcement of such business combination as the highest per share price determined in clause
(i) above bears to the market price of Star Common Stock immediately prior to the commencement of acquisition of Star Common Stock by such related person, unless the Business Combination is approved either (a) by a majority of directors, if prior to such acquisition, or by 75% of the directors, if after such acquisition, or (b) by the affirmative vote of 80% of all the votes entitled to be cast by all outstanding Star Common Stock 50% of the votes entitled to be cast by all holders of Star Common Stock held by shareholders other than the Acquiror (the "Special Shareholder Vote").

    This provision operates by requiring that, after an Acquiror emerges, any Business Combination which has the effect of requiring shareholders to surrender their shares must satisfy one of the following conditions:

    (i) Fair Consideration to Shareholders. The terms of the Business Combination must provide for payment of consideration which is the greater of
(i) the highest price paid to other shareholders by the Acquiror in acquiring any of its 20% stock position and (ii) an amount which bears the same or a greater percentage relationship to the market price of Star Common Stock immediately prior to the announcement of such business combination as the highest per share price determined in clause (i) above bears to the market price of Star Common Stock immediately prior to the commencement of acquisition of Star Common Stock by such related person, and must be approved by shareholders as otherwise required by applicable law; or

    (ii) Unrelated Director Approval. The Business Combination must be approved as fair to shareholders by a majority of the directors who are not affiliated with the Acquiror, if prior to such acquisition, 75% of the directors who were directors before the Acquiror acquired its 20% stock position or who were nominated or elected to succeed such directors by the other unaffiliated directors and must be approved by shareholders as otherwise required by applicable law, if after such acquisition; or

    (iii) Special Shareholder Vote. The Business Combination must be approved by the Special Shareholder Vote.

    Article Seventh of the Star Articles of Incorporation, which contains this provision, may be amended by a vote of 80% of the votes entitled to be cast by all holders of voting stock; PROVIDED, HOWEVER, that such vote must include at least 50% of the outstanding Star Common Stock not owned by a "related person."

    Chapter 1704 of the Ohio Law is similar to the "fair price" provision contained in the Star Articles of Incorporation. The Ohio Law prohibits an Issuing Public Corporation from engaging in a Chapter 1704 Transaction (as defined herein) with an Interested Shareholder (as defined herein) for a period of three years following the date on which the person becomes an Interested Shareholder unless, prior to such date, the directors of the Issuing Public Corporation approve either the Chapter 1704 Transaction or the acquisition of shares pursuant to which such person became an Interested Shareholder. After the initial three-year moratorium has expired, an Issuing Public Corporation may engage in a Chapter 1704 Transaction if (i) the acquisition of shares pursuant to which the person became an Interested Shareholder

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received the prior approval of the board of directors of the Issuing Public
Corporation, (ii) the Chapter 1704 Transaction is approved by the affirmative vote of the holders of shares representing at least two-thirds of the voting power of the Issuing Public Corporation and by the holders of at least a majority of voting shares which are not beneficially owned by an Interested Shareholder or an affiliate or associate of an Interested Shareholder or (iii) the Chapter 1704 Transaction meets certain statutory tests designed to ensure that it be economically fair to all shareholders.

    For this purpose, an "Issuing Public Corporation" is any Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices or substantial assets within the State of Ohio. Star currently is an Issuing Public Corporation. An "Interested Shareholder" is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, including affiliates and associates, to exercise or direct the exercise of 10% of the voting power of the Issuing Public Corporation. A "Chapter 1704 Transaction" includes any merger, consolidation, combination or majority share acquisition (as defined herein) between or involving an Issuing Public Corporation and an Interested Shareholder or an affiliate or associate of an Interested Shareholder. A Chapter 1704 Transaction also includes certain transfers of property, dividends and issuance or transfers of shares, from or by an Issuing Public Corporation or a subsidiary of an Issuing Public Corporation to, with or for the benefit of an Interested Shareholder or an affiliate or associate of an Interested Shareholder unless such transaction is in the ordinary course of business of the Issuing Public Corporation on terms no more favorable to the Interested Shareholder than those acceptable to third parties as demonstrated by contemporaneous transactions. Finally, Chapter 1704 Transactions include certain transactions which (i) increase the proportionate share ownership of an Interested Shareholder, (ii) result in the adoption of a plan or proposal for the dissolution, winding up of the affairs or liquidation of the Issuing Public Corporation if such plan is proposed by or on behalf of the Interested Shareholder or (iii) pledge or extend the credit or financial resources of the Issuing Public Corporation to or for the benefit of the Interested Shareholder.

    Although the Delaware Law has no comparable provision, Article Eighth of the Great Financial Certificate of Incorporation contains a "fair price" provision. Under this provision, in the event any stockholder or group of stockholders acquires 10% or more of Great Financial's voting stock and then seeks to acquire all or part of the remaining voting stock through a merger or other transaction which would force a change or termination of the other stockholders' ownership interests (a "GFC Business Combination"), (i) the GFC Business Combination must be approved by a majority of directors who are unrelated to such 10% holder and who were directors prior to the time such 10% holder acquired such 10% ownership or (ii) such other holders of Great Financial Common Stock must receive consideration at least equivalent to the higher of (a) the highest price paid by such 10% holder in the higher of the price paid in the two-years preceding the public announcement of the GFC Business Combination and the transaction in which such 10% holder became a 10% holder and (b) the highest closing sales price of Great Financial Common Stock on NASDAQ during the 30-day period immediately preceding either the announcement of the GFC Business Combination or the date on which such 10% holder became a 10% holder.

    This provision operates by requiring that, after a 10% holder emerges, any GFC Business Combination which has the effect of requiring shareholders to surrender their shares must satisfy one of the following conditions:

    (i) Fair Consideration to Shareholders. Such other holders of Great Financial Common Stock must receive consideration at least equivalent to the higher of (a) the highest price paid by such 10% holder in the higher of the price paid in the two-years preceding the public announcement of the GFC Business Combination and the transaction in which such 10% holder became a 10% holder and (b) the highest closing sales price of Great Financial Common Stock on NASDAQ during the 30-day period immediately preceding either the announcement of the GFC Business Combination or the date on which such 10% holder became a 10% holder.

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    (ii) Unrelated Director Approval. The GFC Business Combination must be approved as fair to stockholders by a majority of the directors who are not affiliated with such 10% holder and who were directors before such 10% holder acquired its 10% stock position or who were nominated or elected to succeed such directors by the other unaffiliated directors and must be approved by stockholders as otherwise required by applicable law.

    Article Eighth of the Great Financial Certificate of Incorporation, which contains this provision, may be amended by a vote of 80% of the votes entitled to be cast by all holders of voting stock.

    MERGERS, ACQUISITIONS AND CERTAIN OTHER TRANSACTIONS. The Delaware Law requires approval of mergers, consolidations and dispositions of all or substantially all of a corporation's assets (other than so-called "parent-subsidiary" mergers) by a majority of the voting power of the corporation, unless the certificate of incorporation specifies a different percentage. The Great Financial Certificate of Incorporation does not provide for a different percentage. The Delaware Law does not require stockholder approval for majority share acquisitions or for combinations involving the issuance of less than 20% of the voting power of the corporation, except for "business combinations" subject to Section 203 of the Delaware Law.

    Under the Ohio Law, a merger or consolidation by an Ohio corporation generally requires the affirmative vote of holders of shares representing at least two-thirds of the shareholder voting power of the corporation unless the corporation's articles of incorporation provide for approval by a different proportion not less than a majority. The Star Articles of Incorporation generally require only approval of a majority of the outstanding shares for such transactions.

    CONSTITUENCIES PROVISIONS. Section 1701.59 of the Ohio Law permits a director, in determining what such director reasonably believes to be in the best interests of the corporation, to consider, in addition to the interests of the corporation's shareholders, any of the following (i) the interests of the corporation's employees, suppliers, creditors, and customers, (ii) the economy of the state and nation, (iii) community and societal considerations and (iv) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. The Delaware Law contains no comparable provision. The Great Financial Certificate of Incorporation contains a provision allowing the Great Financial Board, when considering such a proposal, to consider, among other things, the social and economic effect such a proposal would have on present and future customers and employees as well as on the communities which Great Financial and its subsidiaries operate or are located.

    RIGHTS OF DISSENTING SHAREHOLDERS. Under the Delaware Law, appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless the certificate of incorporation otherwise provides, the Delaware Law does not provide for appraisal rights (i) if the shares of the corporation are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders (as long as the stockholders receive in the merger only shares of the surviving corporation or of any other corporation the shares of which are listed on a national securities exchange or designated as a national market systems security on an interdealer quotations system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders with cash permitted in lieu of fractional shares) or (ii) if the corporation is the surviving corporation and no vote of its stockholders is required for the merger. The Great Financial Certificate of Incorporation does not provide otherwise. See "THE MERGER--Appraisal Rights." The Delaware Law does not provide appraisal rights to stockholders who dissent from the sale of all or substantially all of a corporation's assets or an amendment to the corporation's certificate of incorporation, although a corporation's certificate of incorporation may so provide.

    Under the Ohio Law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation

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
and in connection with certain amendments to the corporation's articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or majority share acquisition in which such shareholders are entitled to voting rights. The Ohio Law provides shareholders of an acquiring corporation with voting rights if the acquisition (a "majority share acquisition") involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one-sixth or more of the voting power of such acquiring corporation immediately after the consummation of the transaction.

    Under the Delaware Law, among other procedural requirements, a stockholder's written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights. Under the Ohio Law, a shareholder's written demand must be delivered to the corporation not later than ten days after the taking of the vote on the matter giving rise to appraisal rights.

    DIVIDENDS. Both the Delaware Law and the Ohio Law provide that dividends may be paid in cash, property or shares of a corporation's capital stock. The Delaware Law provides that a corporation may pay dividends out of any surplus, and, if it has no surplus, out of any net profits for the fiscal year in which the dividend was declared or for the preceding fiscal year (PROVIDED that such payment will not reduce capital below the amount of capital represented by all classes of shares having a preference upon the distribution of assets). The Ohio Law provides that a corporation may pay dividends out of surplus and must notify its shareholders if a dividend is paid out of capital surplus.

    PREEMPTIVE RIGHTS OF SHAREHOLDERS. The Delaware Law provides that no stockholder shall have any preemptive rights to purchase additional securities of the corporation unless the certificate of incorporation expressly grants such rights. The Great Financial Certificate of Incorporation does not provide for preemptive rights.

    The Ohio Law provides that, subject to certain limitations and conditions contained in the Ohio Law and unless the articles of incorporation provide otherwise, shareholders shall have preemptive rights to purchase additional securities of the corporation. The Star Articles of Incorporation expressly eliminate any preemptive rights.

    DIRECTOR LIABILITY AND INDEMNIFICATION. The Delaware Law allows a Delaware corporation to include in its certificate of incorporation, and the Great Financial Certificate of Incorporation contains, a provision eliminating the liability of a director for monetary damages for a breach of such director's fiduciary duties as a director, except liability (i) for any breach of the director's duty of loyalty to Great Financial or Great Financial stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and (iv) for any transaction from which the director derived an improper personal benefit.

    The Great Financial Certificate of Incorporation provides for indemnification of persons (including Great Financial directors) whom it shall have power to indemnify under and to the fullest extent permitted by the Delaware Law. The Delaware Law permits a Delaware corporation to indemnify directors, officers, employees and agents under certain circumstances and mandates indemnification under certain circumstances. The Delaware Law permits a corporation to indemnify an officer, director, employee or agent for fines, judgments or settlements, as well as for expenses in the context of actions other than derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions when a court deems the award of expenses appropriate. The

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Delaware Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that such person is not entitled to indemnification.

    There is no comparable provision under the Ohio Law limiting the liability of officers, employees or agents of the corporation, and the Star Articles of Incorporation contain no such provision. However, Ohio Law has codified the traditional business judgment rule. Ohio Law provides that the business judgment presumption of good faith may only be overcome by clear and convincing evidence that an action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. Further, Ohio Law provides specific statutory authority for directors to consider, in addition to the interests of the corporation's shareholders, other factors such as the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state and nation; community and societal considerations; the long-term and short-term interests of the corporation and its shareholders; and the possibility that these interests may be best served by the continued independence of the corporation.

    Under the Ohio Law, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. The Ohio Law does not authorize payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as otherwise provided by a corporation's articles of incorporation, code of regulations or by contract, except with respect to the advancement of expenses of directors (as discussed in the next paragraph). The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons.

    The Ohio Law provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that such director's act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

    The Star Regulations provide that Star shall indemnify directors, officers, employees and agents to the fullest extent permitted by law against costs incurred in connection with any threatened, pending or completed claim, action, suit or proceeding because of such person's service as a director, officer, employee or agent of Star.

    SHAREHOLDER RIGHTS PLANS. Star has implemented a shareholder rights plan, while Great Financial has not implemented such a plan. See "--Description of Star Common Stock and Attached Preferred Share Purchase Rights."

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
                           SUPERVISION AND REGULATION

GENERAL

    As a bank holding company, Star is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of (or, in the case of certain non-bank companies, prior notice to) the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

    Great Financial is a registered unitary savings and loan holding company under Home Owners' Loan Act, as amended, and, because Great Financial is not a bank holding company, it is not subject to the BHCA. Upon completion of the Merger, Star will not be a savings and loan holding company because, under applicable U.S. federal law, a bank holding company is not considered to be a savings and loan holding company. GFB will however continue to be regulated by the Office of Thrift Supervision.

    Star and its banking subsidiary are subject to supervision and examination by applicable United States federal and state banking and other agencies. The earnings of Star's banking subsidiary, and therefore the earnings of Star, are affected by general economic conditions, management policies and the legislative and governmental actions of various Regulatory Authorities, including the Federal Reserve Board, the FDIC, the Comptroller of the Currency (the "Comptroller") and various state financial institution regulatory agencies. In addition, there are numerous governmental requirements and regulations that affect the activities of Star and its banking subsidiary, Star Bank, N.A.

CERTAIN TRANSACTIONS WITH AFFILIATES

    There are various legal restrictions on the extent to which a bank holding company, such as Star and certain of its nonbank subsidiaries, can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

    Star is a legal entity separate and distinct from its wholly-owned financial institution and other subsidiaries. The principal source of Star's revenues is dividends from its banking subsidiary. Various United States federal and state statutory provisions limit the amount of dividends the banking subsidiary can pay to Star without regulatory approval. The approval of United States federal bank regulatory agencies, as appropriate, is required for any dividend if the total of all dividends declared in any calendar year would exceed the total of the institution's net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by Star Bank, N.A. may also be affected by other factors, such as the maintenance of adequate capital.

    In addition, if, in opinion of the applicable United States federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe and unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such agency may require, after notice and hearing, that the institution in question cease and desist from such practice. The Comptroller has indicated that paying dividends that would deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound practice. Moreover, an insured depository institution may not pay any dividends if such payment would cause it to become undercapitalized or once it is undercapitalized. See "--Capital Adequacy." Also, the United States federal

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bank regulatory agencies have issued policy statements which provide that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

CAPITAL ADEQUACY

    The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

    In general, the risk-related standards require financial institutions and financial institution holding companies to maintain certain capital levels based on "risk-adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance-sheet activities such as loan commitments.

    Under the risk-based capital standard, the minimum consolidated ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credits) required by the Federal Reserve Board for bank holding companies is currently 8%. At least one-half of the total capital must be comprised of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, less certain items such as goodwill and certain other intangible assets ("Tier I Capital"). The remainder may consist of qualifying hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier I Capital, and a limited amount of loan and lease loss reserves. As of September 30, 1997, Star's Tier I Capital and total capital to risk adjusted assets ratios were 8.74% and 12.67%, respectively. At September 30, 1997, on a pro forma combined basis after giving effect to the Merger, Star's estimated consolidated Tier I Capital and total capital to risk-adjusted assets ratios would be 8.20% and 11.77%, respectively.

    In addition to the risk-based standard, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to adjusted average total assets less goodwill and certain other intangibles (the "Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a Leverage Ratio of at least 4% to 5%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets.

    The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

    As of September 30, 1997, Star's Leverage Ratio was 7.90%. At September 30, 1997, on a pro forma combined basis after giving effect to the Merger, Star's estimated consolidated Leverage Ratio would be 6.64%.

SUPPORT OF SUBSIDIARY BANK

    Under Federal Reserve Board policy, Star is expected to act as a source of financial strength to Star Bank, N.A. and to commit resources to support each of the subsidiaries in circumstances where it may not choose to do so absent such a policy. This support may be required at times when Star may not find itself able to provide it. In addition, any capital loans by Star to any of its subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary.

    Consistent with the policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

    The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a cross-guarantee provision which could result, if Star were to own an insured depository in addition to Star Bank, N.A., in insured depository institutions owned by Star being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by Star. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to United States federal regulatory authorities, including the termination of deposit insurance by the FDIC.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits. FDICIA contains various other provisions that may affect the operations of banks and savings institutions.

    The prompt corrective action provision of FDICIA requires the United States federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions based on the capital categorization, as specified below. Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the United States federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure.

    The FDIC and the Federal Reserve Board adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it:
(i) has a risk-based capital ratio of 10% or greater; (ii) has a ratio of Tier I Capital to risk-adjusted assets of 6% or greater; (iii) has a ratio of Tier I Capital to average assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An institution will be adequately capitalized if it was not well capitalized and: (i) has a risk-based capital ratio of 8% or greater; (ii) has a ratio of Tier I Capital to risk-adjusted assets of 4% or greater; and (iii) has a ratio of Tier I Capital to average assets of 4% or greater (except that certain associations rated "Composite 1" under the United States federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to average assets were 3% or greater). As previously discussed, Star's subsidiary bank as of September 30, 1997 was categorized as well capitalized.

    FDICIA makes extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full scope examinations by each bank's primary United States federal regulatory. It also imposes new responsibilities on management, the independent audit committee and outside accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance-sheet liabilities and assets.

DEPOSITOR PREFERENCE STATUTE

    Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

FDIC INSURANCE ASSESSMENTS

    The Star Bank, N.A. is subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups--well capitalized, adequately capitalized or undercapitalized--and further assigned to one of three subgroups within a capital group on the basis of supervisory evaluations by the institution's primary United States federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend, in part, upon the risk assessment classification so assigned to the institution by the FDIC. See "--FIRREA and FDICIA."

    FIRREA, adopted in August 1989 to provide for the resolution of insolvent savings associations, required the FDIC to establish separate deposit insurance funds--the Bank Insurance Fund (the "BIF") for banks and the Savings Association Insurance Fund (the "SAIF") for savings associations. FIRREA also required the FDIC to set deposit insurance assessments at such levels as would cause the BIF and the SAIF to reach their "designated reserve ratios" of 1.25% of the deposits insured by them within a reasonable period of time. Due to low costs of resolving bank insolvencies in the last few years, BIF reached its designated reserve ratio in May 1995. As a result, effective January 1, 1996, the FDIC eliminated deposit insurance assessments (except for the minimum $2,000 payment required by law) for banks that are well capitalized and well managed and reduced the deposit insurance assessments for all other banks. As of January 1, 1996, the SAIF had not reached the designated reserve ratio. Star, which has acquired substantial amounts of SAIF-insured deposits during the years from 1989 to the present, is required to pay the SAIF deposit insurance premiums on these SAIF-insured deposits. SAIF insured deposit premiums will continue to apply to GFB's deposits following the Merger, even if it is combined with Star Bank, N.A.

    The Deposit Insurance Funds Act of 1996 (the "Funds Act"), enacted as part of the Omnibus Appropriations Bill on September 30, 1996, required the FDIC to take immediate steps to recapitalize the SAIF and to change the basis on which funds are raised to make the scheduled payments on the FICO bonds issued in 1987 to replenish the Federal Savings and Loan Insurance Corporation. The new legislation, combined with regulations issued by the FDIC immediately after enactment of the Funds Act, provided for a special assessment in the amount of
65.7 basis points on SAIF-insured deposits held by depository institutions on March 31, 1995 (the special assessment was required by the Funds Act to recapitalize the SAIF to the designated reserve ratio of 1.25% of the deposits insured by SAIF). Payments of this assessment were made in November 1996, but were accrued by financial institutions in the third calendar quarter of 1996. Institutions, such as Star, that have deposits insured by both the BIF and the SAIF ("Oakar Banks") were required to pay the special assessment on 80% of their "adjusted attributable deposit amounts ("AADA"). In addition, for purposes of future regular deposit insurance assessments, the AADA, on which Oakar Banks pay assessments to the SAIF, was also reduced by 20%. Commencing January 1, 1997, BIF-insured institutions will be responsible for a portion of the annual carrying costs of the FICO bonds. Such institutions will be assessed at 80% of the rate applicable to SAIF-insured institutions until December 31, 1999. Effective January 1, 1997, the Funds Act also reduced ongoing SAIF deposit insurance assessment rates to a range from $.064 to $.23 (from previous rates of $.23 to $.31) per $100 of insured deposits and increased ongoing BIF deposit insurance assessment rates to a range from $0 to $.013 per $100 of insured deposits. Additionally, pursuant to the Funds Act, if the reserves in BIF at the

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end of any semiannual assessment period exceed 1.25% of insured deposits, the
FDIC is required to refund the excess to the BIF-insured institutions.

    The Funds Act contemplates the merger of the SAIF and the BIF by 1999, provided the consolidation/ merger of federal bank and thrift charters under applicable law and regulation has been achieved by that time. Until such time, however, depository institutions will continue to be prohibited from shifting deposits from SAIF insurance coverage to BIF insurance coverage in an attempt to avoid the higher SAIF assessments. The FDIC is required to issue regulations to guard against the shifting of deposits from the SAIF to the BIF.

    As of December 31, 1996, approximately 17.1% of Star Bank, N.A. deposits were insured by the SAIF. On a pro forma combined basis, approximately 34.5% of Star's banking subsidiaries' deposits would be insured by the SAIF.

INTERSTATE BANKING AND OTHER RECENT LEGISLATION

    In September 1994, legislation was enacted that is expected to have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal") facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed, one year after enactment of the legislation, to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of Riegle-Neal is to permit Star to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Ohio, including Star. Overall, Riegle-Neal may have the effect of increasing competition and promoting geographic diversification in the banking industry.

    In addition, the Funds Act contains a variety of regulatory relief measures affecting banks and thrifts, including provisions modifying some of the more onerous requirements imposed under federal banking laws passed in the late 1980s and early 1990s. Among the measures are provisions reducing certain regulatory burdens imposed upon bank holding companies. For example, the Funds Act eliminates the requirement that a bank holding company seeking to acquire control of a thrift must file an application with the OTS and for approval to become a unitary savings and loan holding company as a result of such acquisition. The Funds Act also provides that a bank holding company owning or controlling a thrift will no longer be subject to the supervision and regulation of the OTS. The OTS will continue to regulate and supervise all thrifts acquired in such transactions.

    There also have been a number of recent legislative and regulatory proposals designed to strengthen the United States federal deposit insurance system and to improve the overall financial stability of the United States banking system, and to provide for other changes in the bank regulatory structure, including proposals to reduce regulatory burdens on banking organizations and to expand the nature of products and services banks and bank holding companies may offer. It is not possible to predict whether or in what form these proposals may be adopted in the future, and, if adopted, what their effect will be on Star.

                                 LEGAL MATTERS

    The validity of the Star Common Stock to be issued in the Merger will be passed upon by Jennie Carlson, Esq., General Counsel and Secretary of Star who, as of the Record Date, beneficially owned 6,194 shares of Star Common Stock and held options to acquire additional shares of Star Common Stock.

                                    EXPERTS

    The audited consolidated financial statements and schedules of Star as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, included in its Annual Report on Form 10-K, which statements and schedules are incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated by their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Great Financial, incorporated in this Proxy Statement-Prospectus by reference from the Annual Report on Form 10-K of Great Financial for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    Representatives of Deloitte & Touche LLP are expected to be present at the Special Meeting, Stockholders of Great Financial will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    The Great Financial Board, at the date hereof, is not aware of any business to be presented at the Special Meeting other than that referred to in the Notice of Special Meeting of Stockholders and discussed herein. If any other matter should properly come before the Special Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of Great Financial.

                             SHAREHOLDER PROPOSALS

    If the Merger is consummated, stockholders of Great Financial who receive Star Common Stock will become shareholders of Star at the Effective Time. Star shareholders may submit to Star proposals for formal consideration at Star's 1998 Annual Meeting of Shareholders and inclusion in Star's Proxy Statement and proxy for such meeting. All such proposals must be received in writing by the Corporate Secretary at Star Banc Corporation, 425 Walnut Street, Cincinnati, Ohio 45202 by October 31, 1997 in order to be considered for inclusion in Star's Proxy Statement and proxy for Star's 1998 Annual Meeting of Stockholders.

    In the event the Merger is not consummated, in order to be eligible for inclusion in Great Financial's proxy materials for Great Financial's next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be in writing and received at Great Financial's main office, 329 W. Main Street, Louisville, Kentucky 40202, no later than December 1, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Paul M. Baker
                                          Chairman of the Board, President
                                          and Chief Executive Officer

Louisville, Kentucky
December 11, 1997

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                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                             STAR BANC CORPORATION

                                   AS BUYER,

                                      AND

                          GREAT FINANCIAL CORPORATION

                                   AS SELLER

                               ------------------

                            DATED SEPTEMBER 15, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

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
                                                       ARTICLE I
                                                       THE MERGER

Section 1.01.   The Merger.................................................................................           1
Section 1.02.   Closing....................................................................................           1
Section 1.03.   Effective Time.............................................................................           1
Section 1.04.   Additional Actions.........................................................................           2
Section 1.05.   Articles of Incorporation and Bylaws.......................................................           2
Section 1.06.   Boards of Directors and Officers...........................................................           2
Section 1.07.   Conversion of Securities...................................................................           2
Section 1.08.   Election Procedures........................................................................           2
Section 1.09.   Allocation Procedures......................................................................           3
                (a) Stock Elections Less Than Stock Amount.................................................           4
                (b) Stock Elections More Than Stock Amount.................................................           4
                (c) Stock Elections Equal to Stock Amount..................................................           4
                (d) Stock Elections and No Elections Equal to Stock Amount.................................           4
Section 1.10.   Exchange Procedures........................................................................           4
Section 1.11.   Dissenting Shares..........................................................................           5
Section 1.12.   No Fractional Shares.......................................................................           6
Section 1.13.   Anti-Dilution Adjustments..................................................................           6
Section 1.14.   Reservation of Right to Revise Transaction.................................................           6

                                                       ARTICLE II
                                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Section 2.01.   Organization and Authority.................................................................           6
Section 2.02.   Subsidiaries...............................................................................           7
Section 2.03.   Capitalization.............................................................................           7
Section 2.04.   Authorization..............................................................................           7
Section 2.05.   Seller Financial Statements................................................................           8
Section 2.06.   Seller Reports.............................................................................           8
Section 2.07.   Properties and Leases......................................................................           9
Section 2.08.   Taxes......................................................................................           9
Section 2.09.   Material Adverse Change....................................................................           9
Section 2.10.   Commitments and Contracts..................................................................           9
Section 2.11.   Litigation and Other Proceedings...........................................................          10
Section 2.12.   Insurance..................................................................................          10
Section 2.13.   Compliance with Laws.......................................................................          10
Section 2.14.   Labor......................................................................................          11
Section 2.15.   Material Interests of Certain Persons......................................................          12
Section 2.16.   Allowance for Loan and Lease Losses; Nonperforming Assets..................................          12
Section 2.17.   Employee Benefit Plans.....................................................................          12
Section 2.18.   Conduct of Seller to Date..................................................................          14
Section 2.19.   Proxy Statement, etc.......................................................................          14
Section 2.20.   Registration Obligations...................................................................          15
Section 2.21.   State Takeover Statutes; Seller's Certificate of Incorporation.............................          15
Section 2.22.   Accounting, Tax and Regulatory Matters.....................................................          15
Section 2.23.   Brokers and Finders........................................................................          15
Section 2.24.   Other Activities...........................................................................          15
Section 2.25.   Interest Rate Risk Management Instruments..................................................          15
Section 2.26.   Accuracy of Information....................................................................          16

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
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
                                                      ARTICLE III
                                   REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Section 3.01.   Organization and Authority.................................................................          16
Section 3.02.   Capitalization of Buyer....................................................................          16
Section 3.03.   Authorization..............................................................................          17
Section 3.04.   Buyer Financial Statements.................................................................          17
Section 3.05.   Buyer Reports..............................................................................          18
Section 3.06.   Material Adverse Change....................................................................          18
Section 3.07.   Compliance with Laws.......................................................................          18
Section 3.08.   Registration Statement, etc................................................................          18
Section 3.09.   Brokers and Finders........................................................................          19
Section 3.10.   Litigation and Other Proceedings...........................................................          19
Section 3.11.   Taxes......................................................................................          19
Section 3.12.   Accounting, Tax and Regulatory Matters.....................................................          19
Section 3.13.   Accuracy of Information....................................................................          19

                                                       ARTICLE IV
                                   CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

Section 4.01.   Conduct of Businesses Prior to the Effective Time..........................................          19
Section 4.02.   Forbearances...............................................................................          20

                                                       ARTICLE V
                                                 ADDITIONAL AGREEMENTS

Section 5.01.   Access and Information.....................................................................          21
Section 5.02.   Registration Statement; Regulatory Matters.................................................          22
Section 5.03.   Stockholder Approval.......................................................................          22
Section 5.04.   Current Information........................................................................          22
Section 5.05.   Agreements of Affiliates...................................................................          22
Section 5.06.   Expenses...................................................................................          23
Section 5.07.   Securities Act and Exchange Act Filings....................................................          23
Section 5.08.   Miscellaneous Agreements and Consents......................................................          23
Section 5.09.   Employee Benefits..........................................................................          23
Section 5.10.   Seller Stock Options.......................................................................          24
Section 5.11.   Seller Employee Stock Ownership Plan.......................................................          25
Section 5.12.   D&O Indemnification........................................................................          25
Section 5.13.   Press Releases.............................................................................          25
Section 5.14.   State Takeover Statutes; Seller's Certificate of Incorporation.............................          25
Section 5.15.   Best Efforts...............................................................................          25
Section 5.16.   Insurance..................................................................................          26
Section 5.17.   Conforming Entries.........................................................................          26

                                                       ARTICLE VI
                                                       CONDITIONS

Section 6.01.   Conditions to Each Party's Obligation To Effect the Merger.................................          27
Section 6.02.   Conditions to Obligations of Seller To Effect the Merger...................................          27
                (a) Representations and Warranties.........................................................          27
                (b) Performance of Obligations.............................................................          27
Section 6.03.   Conditions to Obligations of Buyer To Effect the Merger....................................          27
                (a) Representations and Warranties.........................................................          27
                (b) Performance of Obligations.............................................................          28

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
                                                      ARTICLE VII
                                           TERMINATION, AMENDMENT AND WAIVER

Section 7.01.   Termination................................................................................          28
Section 7.02.   Effect of Termination......................................................................          28
Section 7.03.   Amendment..................................................................................          28
Section 7.04.   Severability...............................................................................          29
Section 7.05.   Waiver.....................................................................................          29

                                                      ARTICLE VIII
                                                   GENERAL PROVISIONS

Section 8.01.   Non-Survival of Representations, Warranties and Agreements.................................          29
Section 8.02.   Notices....................................................................................          29
Section 8.03.   Miscellaneous..............................................................................          30

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

    This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into on September 15, 1997 by and between Star Banc Corporation, an Ohio corporation ("Buyer"), and Great Financial Corporation, a Delaware corporation ("Seller").

                              W I T N E S S E T H:

    WHEREAS, Buyer is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"); and

    WHEREAS, Seller is a registered unitary savings and loan holding company under Home Owners' Loan Act, as amended ("HOLA"); and

    WHEREAS, the Board of Directors of Seller and the Executive Committee of the Board of Directors of Buyer have approved the merger (the "Merger") of Seller with and into Buyer pursuant to the terms and subject to the conditions of this Agreement; and

    WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Buyer and Seller will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit A; and

    WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

    NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

    1.01. THE MERGER. Subject to the terms and conditions of this Agreement, Seller shall be merged with and into Buyer in accordance with the Delaware General Corporation Law (the "DGCL") and the Ohio General Corporation Law (the "OGCL") and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio.

    1.02. CLOSING. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Buyer and Seller shall agree (the "Closing Date").

    1.03. EFFECTIVE TIME. The Merger shall become effective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Ohio and Delaware in such form as required by, and in accordance with, the relevant provisions of the DGCL and OGCL. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on any such date on or after January 2, 1998 as Buyer shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01(a) and 6.01(b) (the "Approval Date") and (ii) subject to clause (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Buyer and Seller shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the States of Ohio and Delaware in accordance with the OGCL and the DGCL, respectively.

    1.04. ADDITIONAL ACTIONS. If, at any time after the Effective Time, Buyer or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Buyer or (b) otherwise carry out the purposes of this Agreement, Seller and Buyer and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

    1.05. ARTICLES OF INCORPORATION AND REGULATIONS. The Articles of Incorporation and Regulations of Buyer in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Regulations of the Surviving Corporation following the Merger until otherwise amended or repealed.

    1.06. BOARDS OF DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of Buyer immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Articles of Incorporation and Regulations and applicable law.

    1.07. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

        (i) Each share of the common stock, par value $5.00 per share, of Buyer ("Buyer Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and thereafter shall together with shares of Buyer Common Stock issued in the Merger constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

        (ii) Each share of the common stock, par value $.01 per share, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and, other than any Dissenting Shares (as defined in Section 1.11), shall be converted into and become the right to receive, at the election of the holder thereof as provided in
    Section 1.08:

            (1) 0.949 (the "Exchange Ratio") shares of Buyer Common Stock (the "Per Share Stock Consideration"), or

            (2) $44.00 in cash (the "Per Share Cash Consideration").

The aggregate number of shares of Buyer Common Stock that shall be issued in the Merger (the "Stock Amount") shall equal as nearly as practicable (a) seventy percent (70%), times (b) the Exchange Ratio, times (c) the number of shares of Seller Common Stock outstanding as of the Effective Time; provided however that in the event that (x) the Stock Amount times (y) the closing price of a share of Buyer Common Stock on the New York Stock Exchange, Inc. ("NYSE") composite tape on the last trading day prior to the Effective Time (the "Closing Price") is less than (q) fifty percent (50%) times (r) the number of shares of Seller Common Stock outstanding as of the Effective Time times (s) the closing price of a share of Seller Common Stock on the Nasdaq National Market System on the last trading day prior to the Effective Time, then the Stock Amount shall equal (j) fifty percent (50%) times (k) the number of shares of Seller Common Stock outstanding as of the Effective Time times (l) the closing price of a share of Seller Common Stock on the Nasdaq National Market System on the last trading day prior to the Effective Time, divided by (m) the Closing Price.

    1.08. ELECTION PROCEDURES. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Seller Common Stock shall pass, only upon proper delivery of such certificates to an exchange agent designated by Buyer and reasonably acceptable to Seller (the "Exchange Agent")) in such form as Buyer and Seller shall mutually agree ("Election Form") shall be mailed approximately 25 days prior to the anticipated Effective Time or on such other date as Buyer and Seller shall mutually agree ("Mailing Date") to each holder of record of Seller Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date"). Buyer shall determine the anticipated Effective Time (the "Anticipated Effective Time") in its sole discretion and the failure of the Effective Time to occur at the Anticipated Effective Time for purposes of this Section 1.08 shall not affect the time periods which are established for purposes of these election procedures; provided that the Effective Time occurs no later than 45 days following the Mailing Date. All Election Forms will become revocable if the Effective Time has not occurred within 45 days of the Mailing Date.

    Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect to receive Buyer Common Stock with respect to some or all of such holder's Seller Common Stock ("Stock Election Shares"), to elect to receive cash with respect to some or all of such holder's Seller Common Stock ("Cash Election Shares") or to indicate that such holder makes no election ("No Election Shares"). For purposes of this Section 1.08, Dissenting Shares shall be treated as Cash Election Shares for purposes of this Section 1.08 but shall not be converted into the Per Share Stock Consideration or the Per Share Cash consideration except as provided in
Section 1.11.

    Any Seller Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Buyer and Seller may mutually agree) (the "Election Deadline") shall be deemed to be "No Election Shares."

    Buyer shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of Seller Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

    Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of Seller Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form (i) at or prior to the Election Deadline and (ii) so long as prior to the Effective Time, at any time 45 days following the Mailing Date. In the event an Election Form is revoked prior to the Election Deadline, the shares of Seller Common Stock represented by such Election Form shall become No Election Shares and Buyer shall cause the certificates representing Seller Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form, which person may then submit a new Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

    1.09. ALLOCATION PROCEDURES. Within ten business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon after the Effective Time as practicable, Buyer shall cause the Exchange Agent to effect the allocation among the holders of Seller Common Stock of rights to receive Buyer Common Stock and/or cash in the Merger in accordance with the Election Forms as follows:

        (a) STOCK ELECTIONS LESS THAN STOCK AMOUNT. If the number of shares of Buyer Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares is less than the Stock Amount, then:

           (i) all Stock Election Shares shall be converted into the right to receive Buyer Common Stock,

           (ii) the Exchange Agent shall allocate pro rata first from among the holders of No Election Shares and then (if necessary) pro rata from among the Cash Election Shares, a sufficient number of shares ("Stock Designated Shares") such that the number of shares of Buyer Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Stock Designated Shares shall be converted into the right to receive Buyer Common Stock, and

           (iii) the Cash Election Shares and the No Election Shares which are not Stock Designated Shares shall be converted into the right to receive cash;

        (b) STOCK ELECTIONS MORE THAN STOCK AMOUNT. If the number of shares of Buyer Common Stock that would be issued upon the conversion into Buyer Common Stock of the Stock Election Shares is greater than the Stock Amount, then:

           (i) all Cash Election Shares and No Election Shares shall be converted into the right to receive cash,

           (ii) the Exchange Agent shall allocate pro rata from among the Stock Election Shares, a sufficient number of shares ("Cash Designated Shares") such that the number of shares of Buyer Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and all Cash Designated Shares shall be converted into the right to receive cash, and

           (iii) the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive Buyer Common Stock; or

        (c) STOCK ELECTIONS EQUAL TO STOCK AMOUNT. If the number of shares of Buyer Common Stock that would be issued upon conversion into Buyer Common Stock of the Stock Election Shares is equal as nearly as practicable (as determined by the Exchange Agent) to the Stock Amount, then subparagraphs
    (a) and (b) above and subparagraph (d) below shall not apply and all Stock Election Shares shall be converted into the right to receive Buyer Common Stock and all Cash Election Shares and No Election Shares shall be converted into the right to receive cash; or

        (d) STOCK ELECTIONS AND NO ELECTIONS EQUAL TO STOCK AMOUNT. If the number of shares of Buyer Common Stock that would be issued upon the conversion into Buyer Common Stock of the Stock Election Shares and No Election Shares would equal as nearly as practicable (as determined by the Exchange Agent) the Stock Amount, then subparagraphs (a), (b) and (c) above shall not apply and all Cash Election Shares shall be converted into the right to receive cash and all Stock Election Shares and No Election Shares shall be converted into the right to receive Buyer Common Stock.

    1.10. EXCHANGE PROCEDURES. (a) At or prior to the Effective Time, Buyer shall deposit with the Exchange Agent for the benefit of holders of certificates the Merger Consideration (as defined below) (the Merger Consideration so deposited with the Exchange Agent being the "Exchange Fund").

    (b) Holders of record of certificates formerly representing shares of Seller Common Stock (the "Certificates") who have not previously delivered the Certificates to the Exchange Agent shall be instructed to tender such Certificates to Buyer pursuant to a letter of transmittal that Buyer shall deliver or cause to be delivered to such holders. Holders of Certificates who have previously delivered the Certificates to the Exchange Agent shall deliver a completed letter of transmittal. Buyer in consultation with

Seller shall have the option of including within the election forms distributed pursuant to Section 1.08 a form of letter of transmittal to be used for this purpose. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Buyer.

    (c) Subject to Section 1.12, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate with a duly executed exchange form or letter of transmittal, as applicable, to the Exchange Agent will be entitled to a certificate or certificates representing the number of full shares of Buyer Common Stock or cash, as the case may be, into which the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Buyer Common Stock, without interest.

    (d) Buyer or the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Buyer or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Buyer or the Exchange Agent may require.

    (e) Each outstanding Certificate shall until duly surrendered to Buyer or the Exchange Agent be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

    (f) Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Buyer, upon demand, and any holders of Certificates who have not theretofore complied with this Section 1.10 shall thereafter look only to Buyer for payment of their claim for the Per Share Cash Consideration or Buyer Common Stock.

    (g) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of Seller of Certificates, and if such Certificates are presented to Seller for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Buyer shall not be obligated to deliver the consideration to which any former holder of Seller Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Buyer Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Buyer Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Seller for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Buyer Common Stock until Buyer has received a written agreement from such person in the form attached as Exhibit B. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

    1.11. DISSENTING SHARES. (a) "Dissenting Shares" means any shares held by any holder who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; PROVIDED, HOWEVER, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this
Article I.

    (b) Seller shall give Buyer (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by Seller and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

    1.12. NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Buyer Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Closing Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

    1.13. ANTI-DILUTION ADJUSTMENTS. If prior to the Effective Time Buyer shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine or make similar changes to Buyer Common Stock or exchange Buyer Common Stock for a different number or kind of shares or securities or declare a dividend or make a distribution on Buyer Common Stock or on any security convertible into Buyer Common Stock, or is involved in any transaction resulting in any of the foregoing (including any exchange of Buyer Common Stock for a different number or kind of shares or securities), appropriate adjustment or adjustments will be made to the Exchange Ratio.

    1.14. RESERVATION OF RIGHT TO REVISE TRANSACTION. Buyer may with Seller's consent (which will not be unreasonably withheld) at any time change the method of effecting the acquisition of Seller or Seller's Subsidiaries by Buyer and Seller shall cooperate in such efforts (including without limitation (a) modifying the provisions of this Article I and (b) causing the merger of Great Financial Bank, F.S.B. a federally chartered savings bank and wholly owned subsidiary of Seller ("Seller Bank") and/or any of the Banks (as defined herein) with any depository institution which is a Subsidiary of Buyer (any such merger together with the Merger being referred to herein as the "Transactions")) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of Seller into a wholly-owned subsidiary of Buyer, in which such subsidiary of Buyer is the surviving corporation, PROVIDED, HOWEVER, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Seller Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Seller's stockholders as a result of receiving the Merger Consideration, or (C) materially impede or delay the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

    Seller represents and warrants to and covenants with Buyer as follows:

    2.01. ORGANIZATION AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is registered as a unitary savings and loan holding company with the Office of Thrift Supervision (the "OTS") under HOLA. True and complete copies of the Certificate of Incorporation and the Bylaws of Seller and, to the extent requested in writing by Buyer, of the articles of incorporation and bylaws of the Seller Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to Buyer.

    2.02. SUBSIDIARIES. Schedule 2.02 sets forth, among other things, a complete and correct list of all of Seller's Subsidiaries (each a "Seller Subsidiary" and collectively the "Seller Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Seller. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Seller Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Seller are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Seller Subsidiaries is a corporation or association duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as disclosed in Schedule 2.02, each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Seller and its Subsidiaries, taken as a whole. Except for the Equity Securities of Seller Bank of which Seller owns 100% and except as set forth on Schedule 2.02, Seller does not own beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. Seller Bank is chartered by the OTS. The deposits of Seller Bank are insured by the Savings Association Insurance Fund ("SAIF"). Except as set forth on Schedule 2.02, neither Seller nor any Seller Subsidiary holds any interest in a partnership or joint venture of any kind.

    2.03. CAPITALIZATION. The authorized capital stock of Seller consists of (i) 24,000,000 shares of Seller Common Stock, of which, as of August 29, 1997, 13,804,439 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, $1.00 par value ("Seller Preferred Stock"), of which, as of August 29, 1997, no shares were issued or outstanding. As of August 29, 1997, Seller had reserved 1,523,182 shares of Seller Common Stock for issuance under Seller's stock option and incentive plans, a list of which is set forth on
Schedule 2.03 (the "Seller Stock Plans"), pursuant to which options ("Seller Stock Options") covering 1,484,631 shares of Seller Common Stock were outstanding as of August 29, 1997. Since August 29, 1997, no Equity Securities of Seller have been issued other than shares of Seller Common Stock which may have been issued upon the exercise of Seller Stock Options. Except as set forth above, there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Seller. Seller maintains a dividend reinvestment plan or similar plan. Seller has not entered into a shareholders rights plan or similar plan.

    2.04. AUTHORIZATION. (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller, to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of at least a majority of the shares of Seller Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller. Subject to approval by the stockholders of Seller, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

    (b) Except as set forth on Schedule 2.04B, neither the execution nor delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any material Lien upon any of the material properties or assets of Seller or any Seller Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which it may be bound, or to which Seller or any Seller Subsidiary or any of the material properties or assets of Seller or any Seller Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best knowledge of Seller, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any Seller Subsidiary or any of their respective material properties or assets.

    (c) Other than in connection or compliance with the provisions of the DGCL, the OGCL, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), or any required approvals or filings pursuant to any state statutes or regulations applicable to the Banks with respect to the transactions contemplated by this Agreement, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

    2.05. SELLER FINANCIAL STATEMENTS. The consolidated balance sheets of Seller and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by Deloitte & Touche LLP and included in an annual report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of Seller and its Subsidiaries as of March 31 and June 30, 1997 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q (each a "Seller Form 10-Q") as filed with the SEC (collectively, the "Seller Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Seller and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Seller and its Subsidiaries for the periods stated therein and are derived from the books and records of Seller and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Seller nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above.

    2.06. SELLER REPORTS. Except as set forth in Schedule 2.06, since January 1, 1994 each of Seller and the Seller Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the OTS, (iii) the FDIC, and (iv) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Seller Reports." As of its respective date, each Seller Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    2.07. PROPERTIES AND LEASES. Except as may be reflected in the Seller Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Seller and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Seller's consolidated balance sheet as of June 30, 1997 included in the most recent Seller Form 10-Q and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Seller or any Seller Subsidiary pursuant to which Seller or any Seller Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Seller or any Seller Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of Seller's and Seller Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

    2.08. TAXES. Except as previously disclosed to Buyer, Seller and each Seller Subsidiary have timely filed or will timely (including extensions) file all material tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and its Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such returns and has set up adequate reserves on the most recent financial statements Seller has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. To the knowledge of Seller, neither Seller nor any Seller Subsidiary will have any liability material to the Condition of Seller and the Seller Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Seller or any Seller Subsidiary which would not be covered by existing reserves. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor, except as previously disclosed, has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. The federal and state income tax returns of Seller and the Seller Subsidiaries have been audited and finally settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities or the relevant statute of limitations has expired for all periods ended through December 31, 1993. There is no deficiency or refund litigation or matter in controversy with respect to Seller Returns. Neither Seller nor any Seller Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

    2.09. MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has been no material adverse change in the Condition of Seller and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking or thrift institutions generally or in general levels of interest rates affecting banking or thrift institutions generally.

    2.10. COMMITMENTS AND CONTRACTS. (a) Except as set forth on Schedule 2.10A, neither Seller nor any Seller Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

        (i) any material agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Seller or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Seller Subsidiary;

        (ii) any agreement, indenture or other instrument not disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any Seller Subsidiary or the guarantee by Seller or any Seller Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Seller Subsidiary, such as deposits and Fed Funds or similar borrowings);

       (iii) any contract, agreement or understanding with any labor union or collective bargaining organization;

        (iv) any contract containing covenants which limit the ability of Seller or any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by law or any applicable Regulatory Authority);

        (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC and which is not listed in Seller's SEC
    Reports; or

        (vi) any lease with annual rental payments aggregating $500,000 or more.

    (b) Neither Seller nor any Seller Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

    2.11. LITIGATION AND OTHER PROCEEDINGS. Except as set forth on Schedule 2.11, neither Seller nor any Seller Subsidiary is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, there are no actions, suits, or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any Seller Subsidiary or any of their respective officers or directors by any stockholder of Seller or any Seller Subsidiary (or any former stockholder of Seller or any Seller Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.

    2.12. INSURANCE. Each of Seller and its Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

    2.13. COMPLIANCE WITH LAWS. (a) Except as disclosed in Schedule 2.13A, Seller and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of Seller and its Subsidiaries; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

    (b) Except for failures to comply or defaults which individually or in the aggregate would not have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (i) each of Seller and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Seller Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Seller nor any Seller Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth in Schedule 2.13(b), neither Seller nor any Seller Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or, to the best knowledge of Seller, as a consequence of such Property being part of the investment portfolio of Seller or any Seller Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. Except as set forth in Schedule 2.13(b), no claim, action, suit, or proceeding is pending against Seller or any Seller Subsidiary relating to Property of Seller before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Seller or any Seller Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application or as disclosed in Schedule 2.13(b), no Regulatory Authority has placed any restriction on the business of Seller or any Seller Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole.

    (c) From and after January 1, 1994, neither Seller nor any Seller Subsidiary has received any notification or communication which has not been resolved from any Regulatory Authority (i) asserting that any Seller or any Subsidiary of Seller, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13C or in any writing previously furnished to Buyer and (B) reasonably could not be expected to have a material adverse effect on the Condition of Seller and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to the Condition of Seller and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Seller or any of its Subsidiaries, or indicating that Seller or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

    (d) Neither Seller nor any Seller Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

    2.14. LABOR. No work stoppage involving Seller or any Seller Subsidiary, is pending or, to the best knowledge of Seller, threatened. Neither Seller nor any Seller Subsidiary is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Seller and its Subsidiaries, taken as a whole. Employees of neither Seller nor any Seller Subsidiary, are represented by any labor union or any collective bargaining organization.

    2.15. MATERIAL INTERESTS OF CERTAIN PERSONS. (a) Except as set forth in Seller's Proxy Statement for its 1997 Annual Meeting of Stockholders, to the best knowledge of Seller, no officer or director of Seller or any Subsidiary of Seller, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any Subsidiary of Seller, which in the case of Seller is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under
Section 12 of the Exchange Act.

    (b) Each outstanding loan from Seller or any Seller Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Seller's or Seller Subsidiary's Board of Directors ("Insider Loans") was approved by or reported to the appropriate board of directors in accordance with applicable law and regulations. Except as set forth on Schedule 2.15B, no Insider Loan has a principal balance as of the date hereof in excess of $250,000 or a line of credit in excess of $100,000.

    2.16. ALLOWANCE FOR LOAN AND LEASE LOSSES; NONPERFORMING ASSETS. (a) The allowances for loan and lease losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Seller and its Subsidiaries contained in the most recent Seller Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

    (b) The aggregate amount of all Nonperforming Assets (as defined below) on the books of Seller and its Subsidiaries did not exceed $95,000,000 as of June 30, 1997. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, and (C) where the interest rate terms have been reduced and/or the maturity dates have been extended and/or otherwise restructured by Seller's Subsidiary subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

    2.17. EMPLOYEE BENEFIT PLANS. (a) Except as set forth in Schedule 2.17A, neither Seller nor any Seller Subsidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. Schedule 2.17A lists all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Seller or any Seller Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Seller or any Seller Subsidiary (collectively, "Seller Employee Plans"). Seller has furnished Buyer with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Without limiting the generality of the foregoing, Seller has furnished Buyer with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Seller or any Seller Subsidiary.

    (b) All Seller Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Internal Revenue Code. All contributions required to be made to Seller Employee Plans have been made.

    (c) With respect to each of the Seller Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Internal Revenue Code has been determined to be so qualified by the Internal Revenue Service and, to the knowledge of Seller, such determination letter may still be relied upon, except as disclosed in Schedule 2.17A, and each related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code; (ii)the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits;(iii) to the best knowledge of Seller, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any Seller Subsidiary, to any material tax or penalty;(iv) except as set forth on Schedule 2.17C, no Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA on or after January 1, 1985; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), except as disclosed in Schedule 2.17A. No Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither Seller nor any Seller Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Seller and all Seller Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Seller nor any Seller Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

    (d) Except as disclosed in Schedule 2.17D, neither Seller nor any Seller Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

    (e) Neither Seller nor any Seller Subsidiary has any material liability under ERISA or the Internal Revenue Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

    (f) Except as set forth on Schedule 2.17F, neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Seller or any Seller Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. No holder of an option to acquire stock of Seller has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Seller) in exchange for or with respect to all or any portion of such option, except as provided for herein and in connection with "Limited Rights" under Seller's Officers and Employee Incentive Stock Option Plan and grants thereunder. Seller shall use its best efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code. No Seller Stock Option has an associated "Additional Option Right" or similar "re-load" feature.

    2.18. CONDUCT OF SELLER TO DATE. From and after January 1, 1997 through the date of this Agreement, except as set forth on Schedule 2.18 or in Seller Financial Statements: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) Seller has not issued, sold, granted, conferred or awarded any of its Equity Securities (except shares of Seller Common Stock upon exercise of Seller Stock Options), or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly or regular semi-annual common dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any Seller Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any Seller Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any Seller Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any Seller Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any Seller Subsidiary has cancelled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and its Subsidiaries, and (xi) neither Seller nor any Seller Subsidiary has entered into any material transaction, contract or commitment outside the ordinary course of its business.

    2.19. PROXY STATEMENT, ETC. None of the information regarding Seller or any Seller Subsidiary supplied or to be supplied by Seller for inclusion in (i) the registration statement on Form S-4 to be filed with the SEC by Buyer for the purpose of registering the shares of Buyer Common Stock to be exchanged for shares of Seller Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"), (ii) the proxy or information statement (the "Proxy Statement") to be mailed to Seller's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Seller's stockholders referred to in
Section 5.03 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Seller's stockholders), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Seller or any Seller Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

    2.20. REGISTRATION OBLIGATIONS. Neither Seller nor any Seller Subsidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.

    2.21. STATE TAKEOVER STATUTES; SELLER'S CERTIFICATE OF INCORPORATION.
(a) The transactions contemplated by this Agreement are not subject to any applicable state law which purports to limit or restrict business combinations or the ability to acquire or to vote shares.

    (b) The transactions contemplated by this Agreement and the agreements contemplated hereby are not, and will not be, prohibited by, or subject to, Section C of Article FOURTH or Article EIGHTH or 12 of the Seller's Certificate of Incorporation.

    2.22. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither Seller nor any Seller Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

    2.23. BROKERS AND FINDERS. Except for Sandler O'Neill, neither Seller nor any Seller Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any Seller Subsidiary in connection with this Agreement or the transactions contemplated hereby. Seller has furnished Buyer with a copy of any written contractual arrangement with Sandler O'Neill.

    2.24. OTHER ACTIVITIES. (a) Except as disclosed in Schedule 2.24A, neither Seller nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is directly related to an extension of credit by Seller or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.

    (b) To the knowledge of Seller's management: each Subsidiary that is a federal savings bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") is doing so with requisite authority under applicable law of Regulatory Authorities and in material accordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any governmental entity pending or threatened against Seller or any of its Subsidiaries thereof relating to the compliance by Seller or any of its Subsidiaries with sound fiduciary principles and applicable law and regulations; and each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of governmental entities or such policies and procedures.

    2.25. INTEREST RATE RISK MANAGEMENT INSTRUMENTS. (a) Set forth on Schedule 2.25A is a list of all interest rate swaps, caps, floors, and option agreements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

    (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Seller or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Seller and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    2.26. ACCURACY OF INFORMATION. The statements of Seller contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

                                  ARTICLE III

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

    Buyer represents, and warrants to and covenants with Seller as follows:

    3.01. ORGANIZATION AND AUTHORITY. Buyer and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Buyer Subsidiaries, where the failure to be so qualified would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Buyer is registered as a bank holding company with the Board under the Holding Company Act. True and complete copies of the Articles of Incorporation and Regulations of Buyer, each in effect on the date of this Agreement, have been provided to Seller.

    3.02. CAPITALIZATION OF BUYER. The authorized capital stock of Buyer consists of (i) 100,000,000 shares of Buyer Common Stock, of which, as of August 1, 1997, 85,701,777 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, no par value ("Buyer Preferred Stock"), issuable in series, none of which, as of September, 1997, is issued or outstanding. Buyer has designated (i) 500,000 shares of Buyer Preferred Stock as "Series A Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights under a Rights Agreement dated October 27, 1989 (the "Buyer Rights Agreement"), between Buyer and Star Bank, N.A., as Rights Agent and (ii) 218,000 shares of Buyer Preferred Stock as "Series B Cumulative Preferred Stock." Pursuant to the Buyer Rights Agreement, each certificate representing one share of Buyer Common Stock also represents one Rights (as defined in the Buyer Rights Agreement). As of December 31, 1996 Buyer had options outstanding for 7,739,304 shares of Buyer Common Stock for issuance under various employee stock option and incentive plans ("Buyer Stock Options"). From August 1, 1997 through the date of this Agreement, no shares of Buyer Common Stock or other Equity Securities of Buyer have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs. Buyer continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include equity securities. In addition, prior to the Effective Time, Buyer may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, Buyer will not take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the

Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above and except pursuant to the Buyer Rights Agreement, there are no other Equity Securities of Buyer outstanding. All of the issued and outstanding shares of Buyer Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Buyer. At the Effective Time, the Buyer Common Stock, including associated Rights, to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right of any stockholder of Buyer.

    3.03. AUTHORIZATION. (a) Buyer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is required for Buyer to approve this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Buyer. This Agreement is a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

    (b) Neither the execution, delivery and performance by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Buyer or any Buyer Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of the material properties or assets of Buyer is a party or by which it may be bound, or to which Buyer may be subject, or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.03, to the best knowledge of Buyer, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its Subsidiaries or any of their respective material properties or assets.

    (c) Other than in connection with or in compliance with the provisions of the DGCL, the OGCL, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the Holding Company Act, and the HSR Act, or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

    3.04. BUYER FINANCIAL STATEMENTS. The supplemental consolidated and parent company only balance sheets of Buyer and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related supplemental consolidated and parent company only statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by Arthur Andersen LLP ("Buyer Auditors"), and the unaudited consolidated balance sheets of Buyer and its Subsidiaries as of March 31 and June 30, 1997 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q as filed with the SEC (collectively, the "Buyer Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Buyer and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Buyer and its Subsidiaries for the periods stated therein and are derived from the books and records of Buyer and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Buyer nor any of its Subsidiaries has any material contingent liabilities that are not described in the financial statements described above.

    3.05. BUYER REPORTS. Since January 1, 1994, each of Buyer and the Buyer Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Buyer Reports." As of its respective date, each Buyer Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    3.06. MATERIAL ADVERSE CHANGE. Since June 30, 1997, there has been no material adverse change in the Condition of Buyer and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally.

    3.07. COMPLIANCE WITH LAWS. Each of Buyer and its Subsidiaries has complied with all laws, regulations, and orders (including without limitation zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Buyer Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules and regulations, pertaining to the conduct of a banking, deposit-taking or lending or related business or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and to the knowledge of Buyer all applicable listing requirements and policies of the NYSE, except where such failure to comply would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole, and (ii) neither Buyer nor any Buyer Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity, except where such default would not have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Neither Buyer nor any Buyer Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Buyer (whether directly or, to the best knowledge of Buyer, as a consequence of such Property being part of the investment portfolio of Buyer or any Buyer Subsidiary) (A) that is contaminated by or contains any Toxic Substance, or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof; and which, in each case, reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Buyer or any Buyer Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole.

    3.08. REGISTRATION STATEMENT, ETC. None of the information regarding Buyer or any of its Subsidiaries supplied or to be supplied by Buyer for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed (or furnished to stockholders of Seller), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Buyer or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

    3.09. BROKERS AND FINDERS. Except for Credit Suisse First Boston, neither Buyer nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Buyer or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

    3.10. LITIGATION AND OTHER PROCEEDINGS. Neither Buyer nor any Buyer Subsidiary is a party to any pending or, to the best knowledge of Buyer, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Buyer and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or any of their respective officers or directors by any stockholder of Buyer or any Buyer Subsidiary (or any former stockholder of Buyer or any Buyer Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws or which purport or seek to enjoin or restrain the transactions contemplated by this Agreement.

    3.11. TAXES. Buyer and each Buyer Subsidiary have timely filed or will timely file (including extensions) all material tax returns required to be filed at or prior to the Closing Date ("Buyer Returns"). Each of Buyer and its Subsidiaries has paid, or set up adequate reserves on the Buyer Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Buyer Financial Statements and has paid or set up adequate reserves on the most recent financial statements Buyer has filed under the Exchange Act for the payment of, all taxes anticipated to be payable in respect of the periods covered by such financial statements. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing by any governmental or taxing authority against any of Buyer or any Buyer Subsidiary which have not been settled or would not be covered by existing reserves. To the knowledge of Buyer, neither Buyer nor any Buyer Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge shown to be due on any Buyer Return (taking into account extensions properly obtained), and no waiver of the time to assess any tax granted in writing by Buyer or any Buyer Subsidiary is pending. The federal and state income tax returns of Buyer and the Buyer Subsidiaries have been audited and finally settled by the IRS or appropriate state tax authorities or the relevant statute of limitations has expired for all periods ended through December 31, 1991, or the period for assessment of taxes in respect of such periods has expired.

    3.12. ACCOUNTING, TAX AND REGULATORY MATTERS. Neither Buyer nor any Buyer Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

    3.13. ACCURACY OF INFORMATION. The statements of Buyer contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Buyer pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading. Section 2.4.

                                   ARTICLE IV

               CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

    4.01. CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, each of Buyer and Seller shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

    4.02. FORBEARANCES. Except as set forth on Schedule 4.02 or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer:

        (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Subsidiary of Seller to Seller or another Subsidiary of Seller), except that Seller may declare and pay cash dividends on the Seller Common Stock of not more than $.15 per share per quarterly period; provided, that Seller shall not declare any dividends on Seller Common Stock or Seller Preferred Stock during any quarter in which its stockholders will be entitled to receive any regular quarterly dividend on the shares of Buyer Common Stock to be issued in the Merger; or

        (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract; or

        (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition or disposition of a material amount of assets (except in the usual course of business consistent with past practices) including mortgage servicing rights, loans or securities as well as any release or relinquishment of any material contract rights; or

        (d) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws; or

        (e) issue, sell, grant, confer or award any of its Equity Securities (except shares of Seller Common Stock issued upon exercise of Seller Stock Options outstanding on the date of this Agreement) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or

        (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; or

        (g) without first consulting with Buyer, (i) enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount in excess of $1,000,000 or in an amount which, or when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $1,000,000; (ii) Lend to any person other than in accordance with lending policies as in effect on the date hereof; PROVIDED that in the case of clause (i) Seller or any Seller Subsidiary may make any such loan in the event (A) Seller or any Seller Subsidiary has delivered to Buyer or its designated representative a notice of its intention to make such loan and such information as Buyer or its designated representative may reasonably require in respect thereof and (B) Buyer or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Buyer of the notice of intention and information as aforesaid; or (iii) Lend to any person or entity any of the loans or other extensions of credit to which or investments in which are on a "watch list" or similar internal report of Seller or any Seller Subsidiary (except those denoted "pass" thereon), in an amount in excess of $100,000; PROVIDED, HOWEVER, that nothing in this paragraph shall prohibit Seller or any Seller Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding the provisions of clause (i) of this Section 4.02(g), Seller shall be authorized to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases with respect to any Pre-Existing Facility shall not be in excess of the lesser of five percent (5%) of such Pre-Existing Facility or $50,000; or

        (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Seller or any Seller Subsidiary or the acquisition of Equity Securities of Seller or any Seller Subsidiary or the merger of Seller or any Seller Subsidiary with any person (other than Buyer) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Seller shall notify Buyer orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction within 24 hours of the receipt of any such inquiry, indication, or proposal; or

        (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; or

        (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; or

        (k) materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported as of the date of the Agreement; or

        (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

    5.01. ACCESS AND INFORMATION. Buyer and its Subsidiaries, on the one hand, and Seller and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other existing or regularly produced information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to,
(A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its reasonable best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public without breach of either party's confidentiality obligation.

    5.02. REGISTRATION STATEMENT; REGULATORY MATTERS. (a) Buyer shall prepare and, subject to the review and consent of Seller with respect to matters relating to Seller, file with the SEC as soon as is reasonably practicable the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Buyer Common Stock to be issued in the Merger and shall apply to the NYSE to list the shares of Buyer Common Stock to be issued in connection with the transactions contemplated by this Agreement. Buyer shall prepare and file a notice with the Board of Governors of the Federal Reserve System (the "Board") as soon as reasonably practicable. Buyer shall use all reasonable efforts to cause the Registration Statement to become effective. Buyer shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares, and Seller and its Subsidiaries shall furnish Buyer all information concerning Seller and its Subsidiaries and the stockholders thereof as Buyer may reasonably request in connection with any such action.

    (b) Seller and Buyer shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Buyer, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Buyer's Subsidiaries and Seller's Subsidiaries concurrently with or following the Effective Time.

    5.03. STOCKHOLDER APPROVAL. Seller shall call a meeting of its stockholders to be held as soon as practicable after the Registration Statement is declared effective for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger. In connection therewith, Buyer shall prepare the Proxy Statement and, with the approval of each of Buyer and Seller, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Seller. The Board of Directors of Seller shall submit for approval of Seller's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Seller hereby does and (subject to the fiduciary duty of Seller's Board of Directors, as advised in writing by outside counsel) will recommend this Agreement and the transactions contemplated hereby to stockholders of Seller and will use its best efforts to obtain any vote of Seller's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

    5.04. CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

    5.05. AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, Seller shall deliver to Buyer a letter identifying all persons whom Seller believes to be, at the time this Agreement is submitted to a vote of the stockholders of Seller, "affiliates" of Seller for purposes of Rule 145 under the Securities Act. Seller shall use its best efforts to cause each person who is so identified as an "affiliate" to deliver to Buyer as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Buyer's notice to the Board referred to in Section 5.02, a written agreement providing that from the Effective Time each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of Buyer Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, Seller shall amend and supplement such letter and use its best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this Section 5.05.

    5.06. EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

    5.07. SECURITIES ACT AND EXCHANGE ACT FILINGS. Buyer shall make all filings with the SEC that are described in Section (c) of Rule 144 under the Securities Act for a period of two years following the Effective Time. Buyer shall within 30 days after the Effective Time file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Buyer Common Stock subject to the options issued pursuant to Section 5.10 and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such option remain outstanding.

    5.08. MISCELLANEOUS AGREEMENTS AND CONSENTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective subsidiaries to, use its reasonable best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Buyer, desirable for the consummation of the transactions contemplated by this Agreement.

    (b) Seller, prior to the Effective Time, shall (i) consult and cooperate with Buyer regarding the implementation of those policies and procedures established by Buyer for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.17 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and
(ii) at the request of Buyer, effective not later than the Effective Time conform Seller's existing policies and procedures in respect of such matters to Buyer's policies and procedures or, in the absence of any existing Seller policy or procedure regarding any such function, introduce Buyer's policies or procedures in respect thereof, unless to do so would cause Seller or any of the Seller Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Seller and/or the Seller Subsidiary affected thereby.

    5.09. EMPLOYEE BENEFITS. (a) Subject to Section 5.10, the provisions of the Seller Stock Plans and of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Seller or any Seller Subsidiary shall be deleted and terminated as of the Effective Time, and Seller shall ensure that following the Effective Time no holder of Seller Stock Options or any participant in any Seller Stock Plan shall have any right thereunder to acquire any securities of Seller or any Seller Subsidiary.

    (b) Buyer shall take such steps as are necessary or required to integrate the employees of Seller and the Seller Subsidiaries in Buyer's employee benefit plans available to other employees of Buyer and Buyer Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Seller or any of the Seller Subsidiaries for all purposes other than determining the amount of benefit accruals under any defined benefit plan, (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitation, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of Buyer and Seller shall use all reasonable efforts to insure that no amounts paid or payable by Seller, Seller Subsidiaries or Buyer to or with respect to any employee or former employee of Seller or any Seller Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the Internal Revenue Code.

    (c) The Employment Agreements of the Seller Bank with the eight individuals listed on Schedule 2.17A shall each be terminated by the Seller Bank on the day before the Effective Time and the Seller Bank shall make the payments to such persons payable to them under Section 8.5 of such agreements due to the change in control effected pursuant to the transactions contemplated hereby (which change in control, termination and payments Seller, Seller Bank and Buyer expressly hereby acknowledge and approve).

    (d) Buyer shall abide by the terms of Seller's or Seller Bank's Severance Compensation Plan for officers who are Vice Presidents and above as of the Closing Date.

    (e) With respect to employees of Seller, Seller Bank or any of its Subsidiaries, Buyer will provide severance payments in the minimum amount of one week for each year of employment by Seller, Seller Bank, Seller Bank's Subsidiaries or predecessor corporations up to a maximum of 26 weeks of total severance compensation.

    (f) Buyer agrees to a continuation of COBRA health benefits pursuant to the existing Seller Bank Plan for employees who are terminated subsequent to the Closing, said COBRA benefits to continue for a seven-year period.

    (g) Buyer agrees that Seller Bank may allocate the remaining shares of Seller Common Stock in the Recognition and Retention Plan for Outside Directors and Recognition and Retention Plan for Officers and Employees (the "RRP Plans") in such manner as Seller Bank deems appropriate; Seller Bank may take any actions prior to the Effective Time reasonably required to vest and distribute Plan Shares (as defined in the RRP Plans) awarded to the participants in the RRP Plans prior to the Effective Time, including without limitation adopting a resolution to the effect that a Change in Control of Seller or Seller Bank has taken place prior to the Effective Time for purposes of accelerating vesting of Plan Shares.

    (h) Buyer agrees to establish a Rabbi Trust for those amounts necessary to actuarially fund retirement payments pursuant to the Great Financial Federal Restated Directors Retirement Plan effective January 1, 1992 (the "Board of Directors Retirement Plan") and to fund the Rabbi Trust to purchase split dollar life insurance for those members of the Board of Directors who have waived their rights under the Board of Directors Retirement Plan; provided, however, that Buyer shall not be required to fund any such plans to an extent beyond the amounts presently reserved on the books of Seller Bank.

    (i) Buyer agrees to enter into a Consulting Agreement with Paul M. Baker in the form previously provided to Seller.

    5.10. SELLER STOCK OPTIONS. At the Effective Time, all rights with respect to Seller Common Stock pursuant to Seller Stock Options which immediately prior to the Effective Time, constitute incentive stock options within the meaning of
Section 422 of the Internal Revenue Code ("Incentive Seller Stock Options") that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Buyer Common Stock, and Buyer shall assume each Incentive Seller Stock Option in accordance with the terms of the stock option plan governing outstanding Buyer employee stock options, or, at the election of each holder of such option shall be deemed to be exercised at the Effective Time. From and after the Effective Time, (i) each Incentive Seller Stock Option assumed by Buyer shall be exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to each Incentive Seller Stock Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole share of Buyer Common Stock and (iii) the per share exercise price under each Incentive Seller Stock Option shall be adjusted by dividing the per share exercise price under such Seller Stock Option by the Exchange Ratio and rounding up to the nearest cent; PROVIDED, HOWEVER, that the terms of each Seller Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. The foregoing assumption shall be undertaken by Buyer in a manner that will comply with Section 424(a) of the Internal Revenue Code, as to any Seller Stock Option that is an "incentive stock option."

    Prior to the Effective Time, Seller shall use its best efforts to cancel each Seller Stock Option which (i) is not an Incentive Seller Stock Option and
(ii) is not exercised prior to the Effective Time, by paying to the holder thereof an amount of cash equal to the product of (x) the amount by which the Per Share Cash Consideration exceeds the exercise price of such option and (y) the number of shares of Seller Common Stock subject to such option.

    5.11. SELLER EMPLOYEE STOCK OWNERSHIP PLAN. Seller may cause the Employee Stock Ownership Plan of Seller Bank (first effective January 1, 1994) (the "Seller ESOP") to allocate, prior to the Effective Time, to participants in the Seller ESOP the maximum number of currently unallocated shares of Seller Common Stock allowable under Section 415 of the Internal Revenue Code. Except as provided in the following paragraph, Seller shall not take any action which would cause the Seller ESOP to be disqualified under Section 401(a) of the Internal Revenue Code or to lose its status as an employee stock ownership plan under Section 4975 of the Internal Revenue Code.

    On or before the Effective Time, Seller will take steps reasonably necessary to cause the Seller ESOP to be terminated as of the Effective Time. Any indebtedness of the ESOP shall be repaid from the Trust associated with the Seller ESOP. A final allocation will be prepared, and a request for a favorable determination letter on the termination of the Seller ESOP will be filed with the Internal Revenue Service. To the maximum extent permitted by the rules and regulations of the Internal Revenue Service, upon receipt of the favorable determination letter, the assets of the Seller ESOP will be distributed to the participants in due course. At and after the Effective Time, no additional employees will become eligible to participate in the Seller ESOP and the assets of the Seller ESOP will be applied in accordance with its terms and the rules and regulations of the Internal Revenue Service and the Department of Labor.

    5.12. D&O INDEMNIFICATION. Buyer agrees that the Merger shall not affect or diminish any of Seller's duties and obligations of indemnification existing as of the Effective Time in favor of employees, agents, directors or officers of Seller or its Subsidiaries arising by virtue of its Certificate of Incorporation or Bylaws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect and be honored by Buyer for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Buyer will provide, or cause to be provided, for a period of not less than two years from the Effective Time, a "tail" insurance and indemnification policy that provides the officers and directors of Seller Subsidiaries immediately prior to the Effective Time coverage no less favorable than as currently provided by Buyer to its officers and directors.

    5.13. PRESS RELEASES. Except as may be required by law, Seller and Buyer shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

    5.14. STATE TAKEOVER STATUTES; SELLER'S CERTIFICATE OF INCORPORATION. (a) Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

    (b) Seller will take all steps necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from the provisions of Section C of Article FOURTH and Article EIGHTH of Seller's Certificate of Incorporation.

    5.15. BEST EFFORTS. Each of Buyer and Seller undertakes and agrees to use its best efforts to cause the Merger (i) to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue

Code (including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify) and (ii) to occur as soon as practicable. Each of Buyer and Seller agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Buyer or Seller to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

    5.16. INSURANCE. As soon as practicable following the date hereof, Seller shall, and Seller shall cause its Subsidiaries to, use its best efforts to maintain its existing insurance.

    5.17. CONFORMING ENTRIES. (a) Notwithstanding that Seller believes that Seller and the Seller Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Seller recognizes that Buyer may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement, Seller and Buyer shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Seller and the Seller Subsidiaries to those policies of Buyer, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

    (b) In addition, from and after the date of this Agreement to the Effective Time, Seller and Buyer shall consult and cooperate with each other with respect to determining appropriate Seller accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Seller, based upon such consultation and as hereinafter provided.

    (c) Seller and Buyer shall consult and cooperate with each other with respect to determining, as specified in a written notice from Buyer to Seller, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Seller's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger.

    (d) To the extent permissible under applicable laws, regulations, and requirements of Regulatory Authorities, and provided further, that Seller shall not be required to take any such action that, in the opinion of Seller's independent auditors, is not consistent with GAAP and regulatory accounting principles, Seller shall (i) establish and take such reserves and accruals at such time as Buyer shall reasonably request to conform Seller's loan, accrual and reserve policies to Buyer's policies, and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Buyer; PROVIDED, HOWEVER, that on the date such reserves, accruals and charges are to be taken, Buyer shall certify to Seller that Buyer's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Buyer is otherwise in compliance with this Agreement and is prepared to proceed with the Closing; and provided, further, that Seller shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

                                   ARTICLE VI
                                   CONDITIONS

    6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

        (a) This Agreement shall have received the requisite approval of stockholders of Seller.

        (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from the Board and any other Regulatory Authority.

        (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

        (d) Neither Seller nor Buyer shall be subject to any order, decree or injunction, and there shall be no pending or threatened order, decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the Transactions.

        (e) There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens to prohibit consummation of the Transactions or which otherwise materially adverse affect the Transactions.

        (f) Each of Buyer and Seller shall have received, from counsel reasonably satisfactory to it, an opinion reasonably satisfactory in form and substance to it to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of Seller who receive solely Buyer Common Stock in exchange for shares of Seller Common Stock, except with respect to cash received in lieu of fractional shares of Buyer Common Stock.

        (g) The shares of Buyer Common Stock which shall be issued to the holders of Seller Common Stock (and where applicable, Seller Stock Options) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

    6.02. CONDITIONS TO OBLIGATIONS OF SELLER TO EFFECT THE MERGER. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except
    (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agreement) and Seller shall have received a certificate of the chief financial officer of Buyer to that effect.

        (b) PERFORMANCE OF OBLIGATIONS. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Seller shall have received a certificate of the chief financial officer of Buyer to that effect.

    6.03. CONDITIONS TO OBLIGATIONS OF BUYER TO EFFECT THE MERGER. The obligations of Buyer to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except
    (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agreement) and Buyer shall have received a certificate of the chairman of Seller to that effect.

        (b) PERFORMANCE OF OBLIGATIONS. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Buyer shall have received a certificate of the chairman of Seller to that effect.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

    7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:

        (a) by mutual consent by the Executive Committee of the Board of Directors of Buyer and the Board of Directors of Seller;

        (b) by the Executive Committee of the Board of Directors of Buyer or the Board of Directors of Seller at any time after the date that is twelve months after the date of this Agreement if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein which has resulted in the delay in performance of this Agreement.);

        (c) by the Executive Committee of the Board of Directors of Buyer or the Board of Directors of Seller if (i) the Board has denied approval of the Merger and such denial has become final and nonappealable or (ii) stockholders of Seller shall not have approved this Agreement at the Meeting provided that Seller has not breached its obligation under Section 5.03;

        (d) by the Executive Committee of the Board of Directors of Buyer in the event of a material breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Seller by Buyer;

        (e) by the Board of Directors of Seller in the event of a material breach by Buyer of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Buyer by Seller; or

        (f) by the Board of Directors of the Seller, upon prompt written notice to Buyer at any time during the three-day period commencing two days after the Determination Date (as defined below), if the average closing price of a share of Buyer Common Stock on the Composite Tape on the Determination Date for the ten NYSE trading days preceding the Determination Date shall be less $37.00; provided that if the Seller gives notice of its intent to exercise its termination right pursuant to this Section 7.01(f), (i) Seller shall negotiate no Acquisition Transaction for a period of ten business days after receipt of such notice and during such ten business day period shall negotiate exclusively with Buyer for a mutually acceptable amendment to
    Section 1.07(ii) of this Agreement (ii) the termination pursuant to this
    Section 7.01(f) shall not be effective until the end of such ten business day period or if Seller breaches its obligation to conduct such negotiations. Determination Date shall mean the date five days before the scheduled Closing Date.

    7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Sections 7.01(a) through 7.01(c) and Section 7.01(f) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer or Seller or their respective officers or directors except as set forth in the second sentence of Section 5.01 and in
Section 5.06.

    7.03. AMENDMENT. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Seller; PROVIDED, HOWEVER, that after any such approval by the stockholders of Seller no such modification shall alter or change the amount or kind of consideration to be received by holders of Seller Common Stock as provided in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Buyer and Seller.

    7.04. SEVERABILITY. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

    7.05. WAIVER. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

    8.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Buyer and Seller or in any instrument delivered by Buyer or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 5.02(b), 5.07, 5.09, 5.10,
5.11 and 5.12 shall survive the Effective Time. In the event of termination of this Agreement in accordance with Sections 7.01(a), 7.01(b), 7.01(c) or 7.01(f), the agreements contained in or referred to in the second sentence of Section 5.01, Section 5.06 and Section 7.02 shall survive such termination.

    8.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)        if to Buyer:

           Star Banc Corporation
           425 Walnut Street
           Cincinnati, Ohio 45202
           Attention: David Moffett
           Telecopy: (513) 632-4279

Copies to:

           Wachtell, Lipton, Rosen & Katz
           51 West 52nd Street
           New York, New York 10019
           Attention: Edward D. Herlihy, Esq.
           Telecopy: (212) 403-2000

(ii)       if to Seller:

           Great Financial Corporation
           329 W. Main Street
           19th Floor
           Louisville, Kentucky 40202
           Attention: Paul Baker
           Telecopy: (502) 568-1936

Copies to:

           Lynch, Cox, Gilman & Mahan, P.S.C.
           500 Meidinger Tower
           Louisville, Kentucky 40202
           Attention: Donald Cox
           Telecopy: (502) 589-4994

    8.03. MISCELLANEOUS. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Ohio, except as otherwise specifically provided herein or required by the DGCL. This Agreement may be executed in counterparts which together shall constitute a single agreement and may be delivered by facsimile.

    IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be signed as of the date first written above.

                                STAR BANC CORPORATION

                                By:  /s/ JERRY A. GRUNDHOFER
                                     -----------------------------------------
                                     Name: Jerry A. Grundhofer
                                     Title: Chairman, President and
                                          Chief Executive Officer

                                GREAT FINANCIAL CORPORATION

                                By:  /s/ PAUL M. BAKER
                                     -----------------------------------------
                                     Name: Paul M. Baker
                                     Title: Chairman, President and
                                          Chief Executive Officer

                                                                         ANNEX B

    STOCK OPTION AGREEMENT, dated September 15, 1997, between Great Financial Corporation, a Delaware corporation ("Issuer"), and Star Banc Corporation, an Ohio corporation ("Grantee").

                              W I T N E S S E T H:

    WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

    WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 2,747,083 fully paid and nonassessable shares of Issuer's Common Stock, par value $0.01 per share ("Common Stock"), at a price of $36.00 per share (the "Option Price"); PROVIDED, HOWEVER, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

    (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement or as permitted under the terms of the Merger Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event except a termination by Grantee pursuant to Section 7.01(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional); or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 7.01(d) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (PROVIDED that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

    (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; PROVIDED, HOWEVER, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more of its Subsidiaries or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

        (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

        (iii) Any person other than Grantee or a trustee holding on behalf of an employee benefit plan of the Issuer, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

        (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a BONA FIDE proposal to Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

        (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
    (y) shall not have been cured prior to the Notice Date (as defined below);
    or

        (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

        (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

        (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

    (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

    (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

    (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

    (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

    It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

    4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, option exercise, exchanges of shares, distributions on or in respect of the Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

    6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

    7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made and not withdrawn prior to acceptance of such shares, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

    (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

    (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the provisos to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this

Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

    8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer),
    (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

        (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

        (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in
    Section 7.

        (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

    (c) The Substitute Option shall have the same terms as the Option, PROVIDED, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

    (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

    9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's reasonable out-of-pocket expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus (y) Grantee's reasonable Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

    (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

    (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable, in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute

Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

    10. The 90-day period for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

    11. Issuer hereby represents and warrants to Grantee as follows:

        (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

        (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and except for limitations on voting rights contained in the certificate of incorporation, will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

    12. Grantee hereby represents and warrants to Issuer that:

        (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

        (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); PROVIDED, HOWEVER, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (E.G., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making notification or application to list the shares of Common Stock issuable hereunder on the Nasdaq National Market System upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

    15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                STAR BANC CORPORATION

                                By:  /s/ JERRY A. GRUNDHOFER
                                     -----------------------------------------
                                     Name: Jerry A. Grundhofer
                                     Title: Chairman, President and
                                          Chief Executive Officer

                                GREAT FINANCIAL CORPORATION

                                By:  /s/ PAUL M. BAKER
                                     -----------------------------------------
                                     Name: Paul M. Baker
                                     Title: Vice Chairman, President and
                                          Chief Executive Officer

                                                                         ANNEX C

                     APPRAISAL RIGHTS PROVISIONS UNDER THE
                        DELAWARE GENERAL CORPORATION LAW

    Set forth below is the text of the statutory appraisal rights provisions under Section 262 of the Delaware General Corporation Law.

    262 APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257,
Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (OR DEPOSITORY RECEIPTS IN RESPECT THEREOF) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such consituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of the mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 120, L. '97, eff. 7-1-97.)

                [LETTERHEAD OF SANDLER O'NEILL & PARTNERS, L.P.]

                                                                         ANNEX D

December 11, 1997

Board of Directors
Great Financial Corporation
329 West Main Street
Louisville, KY 40202

Ladies and Gentlemen:

    Great Financial Corporation ("Great Financial") and Star Banc Corporation ("Star Banc") have entered into an Agreement and Plan of Merger, dated as of September 15, 1997 (the "Agreement"), pursuant to which Great Financial will be merged with and into Star Banc (the "Merger"). Upon consummation of the Merger, each outstanding share of Great Financial common stock, par value $.01 per share (the "Great Financial Shares"), issued and outstanding immediately prior to the effective time of the Merger (other than Dissenting Shares) will be converted into the right to receive, at the election of the holder thereof, either 0.949 of a share of common stock, par value $5.00 per share, of Star Banc (the "Star Banc Shares") or $44.00 in cash, subject in each case to proration so that 70% of the entire consideration payable by Star Banc will be common stock and 30% will be cash, subject to adjustment as provided in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of the Great Financial Shares.

    Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and exhibits thereto; (ii) the Stock Option Agreement, dated as of September 15, 1997, between Great Financial and Star Banc; (iii) Great Financial's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (iv) Star Banc's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations as contained in its annual report to shareholders for the year ended December 31, 1996; (v) Great Financial's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997, respectively; (vi) Star Banc's unaudited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in its Quarterly Report on Form 10-Q for he quarters ended March 31, June 30, and September 30, 1997, respectively; (vii) certain financial analyses and forecasts of Great Financial prepared by and reviewed with management of Great Financial and the views of senior management of Great Financial regarding Great Financial's past and current business operations, results thereof, financial condition and future prospects; (viii) certain financial analyses and forecasts of Star Banc prepared by and reviewed with management of Star Banc and the views of senior management of Star Banc regarding Star Banc's past and current business operations, results thereof, financial condition and future prospects; (ix) the pro forma impact of the Merger on Star Banc; (x) the historical reported price and trading activity for Great Financial's and Star Banc's common stock, including a comparison of certain financial and stock market information for Great Financial and Star Banc with similar information for certain other companies the securities of which are publicly traded; (xi) the financial terms of recent business combinations in the savings institution industry; (xii) the current market environment generally and the banking environment in particular; and (xiii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by or discussed with us, and we do not assume any liability or responsibility therefor. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Great Financial or Star Banc or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals (relying, where relevant, on the analyses and estimates of Great Financial and Star Banc). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Great Financial and Star Banc and that such performances will be achieved. We have also assumed that there has been no material change in Great Financial's or Star Banc's assets, financial condition, results of operations, business or prospects since September 30, 1997, the date of the most recent financial statements noted above. We have assumed that Great Financial and Star Banc will remain as going concerns for all periods relevant to our analyses and that the conditions precedent in the Agreement are not waived.

    Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Star Banc Shares will be when issued to Great Financial's shareholders pursuant to the Agreement or the prices at which the Great Financial Shares or the Star Banc Shares will trade at any time.

    We have acted as Great Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for Great Financial and have received compensation for such services.

    In the ordinary course of our business, we may actively trade the equity and/or debt securities of Great Financial and Star Banc for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion is directed to the Board of Directors of Great Financial in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder of Great Financial as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the Proxy Statement/Prospectus of Great Financial and Star Banc dated the date hereof.

    Based upon and subject to the foregoing, it is our opinion that the consideration to be received by the holders of the Great Financial Shares is fair, from a financial point of view, to the holders of such shares.

                                    Very truly yours,

                                    /s/ Sandler O'Neill & Partners, L.P.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant is incorporated under the laws of Ohio. Section 1701.13 of the Ohio General Corporation Law prescribes the conditions under which indemnification may be obtained by a present or former director or officer of the Registrant who incurs expenses or liability as a consequence of certain proceedings arising out of his or her activities as a director or officer. Article SIXTH of the Registrant's Articles of Incorporation and Article IV of the Registrant's Regulations provide for indemnification of directors and officers under certain circumstances. The Registrant has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies the Registrant's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed while serving in their official capacity.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following exhibits are filed herewith or incorporated herein by reference.

   EXHIBIT
   NUMBER                                                             DESCRIPTION
-------------             ----------------------------------------------------------------------------------------------------
        2.1           --  Agreement and Plan of Merger, by and between Great Financial Corporation and Star Banc Corporation,
                          dated as of August 29, 1997, included as Annex A to the accompanying Proxy Statement-Prospectus.
        5.1           --  Opinion of Jennie Carlson Esq., Senior Vice President and General Counsel of Star Banc Corporation.
        8.1           --  Opinion of Wachtell, Lipton, Rosen & Katz.
       10.1           --  Consulting Agreement, dated as of September 15, 1997, by and between Star Banc Corporation and Paul
                          M. Baker.
       23.1           --  Consent of Sandler, O'Neill Partners, LLC.
       23.2           --  Consent of Jennie Carlson, Esq., Senior Vice President and General Counsel of Star Banc Corporation,
                          included in Exhibit 5.1 to this Registration Statement.
       23.3           --  Consent of Wachtell, Lipton, Rosen & Katz, included in Exhibit 8.2 to this Registration Statement.
       23.4           --  Consent of Arthur Andersen LLP.
       23.5           --  Consent of Deloitte & Touche LLP.
       24.1           --  Power of Attorney.
       99.1           --  Stock Option Agreement, dated as of August 29, 1997, by and between Star Banc Corporation (as issuer) and Great Financial Corporation (as grantee), included are Annex B to the Accompanying Proxy
                          Statement-Prospectus.
       99.2           --  Consent of Paul M. Baker to the use of his name as a person about to become a director of Star Banc
                          Corporation.
       99.3           --  Form of Proxy for Special Meeting of Shareholders of Great Financial Corporation.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (d) The undersigned Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, this 11th day of December, 1997.

                                STAR BANC CORPORATION
                                (Registrant)

                                By:                      *
                                     -----------------------------------------
                                                Jerry A. Grundhofer
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                            AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of December, 1997.

          SIGNATURE                      CAPACITY
------------------------------  ---------------------------

                                Chairman of the Board,
              *                   President Chief Executive
------------------------------    Officer and Director
     Jerry A. Grundhofer          (Principal Executive
                                  Officer)

                                Executive Vice President
              *                   and Chief Financial
------------------------------    Officer (Principal
       David M. Moffett           Financial Officer)

              *                 Senior Vice President
------------------------------    (Principal Accounting
        James D. Hogan            Officer)

                                Director
------------------------------
     James R. Bridgeland

              *                 Director
------------------------------
  Laurence L. Browning, Jr.

              *                 Director
------------------------------
     Victoria B. Buyniski

              *                 Director
------------------------------
      Samuel M. Cassidy

                                Director
------------------------------
      V. Anderson Coombe

              *                 Director
------------------------------
     John C. Dannemiller

              *                 Director
------------------------------
       J.P. Hayden, Jr.

              *                 Director
------------------------------
        Roger L. Howe

          SIGNATURE                      CAPACITY
------------------------------  ---------------------------
              *                 Director
------------------------------
  Thomas J. Klinedinst, Jr.

              *                 Director
------------------------------
    Charles S. Meeham, Jr.

              *                 Director
------------------------------
       Daniel J. Mayer

              *                 Director
------------------------------
       David B. O'Maley

                                Director
------------------------------
       O'dell M. Owens

              *                 Director
------------------------------
       Thomas E. Petry

              *                 Director
------------------------------
      William C. Portman

              *                 Director
------------------------------
      Oliver W. Waddell

*By:                 /s/ JERRY A. GRUNDHOFER
              --------------------------------------
                       Jerry A. Grundhofer
                         ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                                            DESCRIPTION
-------------             --------------------------------------------------------------------------------------------------
        2.1           --  Agreement and Plan of Merger, by and between Great Financial Corporation and Star Banc
                          Corporation, dated as of August 29, 1997, included as Annex A to the accompanying Proxy
                          Statement-Prospectus.
        5.1           --  Opinion of Jennie Carlson Esq., Senior Vice President and General Counsel of Star Banc
                          Corporation.
        8.1           --  Opinion of Wachtell, Lipton, Rosen & Katz.
       10.1           --  Consulting Agreement, dated as of September 15, 1997, by and between Star Banc Corporation and
                          Paul M. Baker.
       23.1           --  Consent of Sandler, O'Neill Partners, LLC.
       23.2           --  Consent of Jennie Carlson, Esq., Senior Vice President and General Counsel of Star Banc
                          Corporation, included in Exhibit 5.1 to this Registration Statement.
       23.3           --  Consent of Wachtell, Lipton, Rosen & Katz, included in Exhibit 8.2 to this Registration Statement.
       23.4           --  Consent of Arthur Andersen LLP.
       23.5           --  Consent of Deloitte & Touche LLP.
       24.1           --  Power of Attorney.
       99.1           --  Stock Option Agreement, dated as of August 29, 1997, by and between Star Banc Corporation (as issuer) and Great Financial Corporation (as grantee), included as Annex B to the accompanying
                          Proxy Statement Prospectus.
       99.2           --  Consent of Paul M. Baker to the use of his name as a person about to become a director of Star
                          Banc Corporation.
       99.3           --  Form of Proxy for Special Meeting of Shareholders of Great Financial Corporation.